UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Limited Brands, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of

Annual Meeting of Stockholders

and Proxy Statement

May 26, 2011

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 26, 2011: The proxy statement and annual report to stockholders are available at http://www.proxyvote.com.

April 11, 2011

DEAR STOCKHOLDER:

You are cordially invited to attend our 2011 annual meeting of stockholders to be held at 9:00 a.m., Eastern Time, on May 26, 2011, at our offices located at Three Limited Parkway, Columbus, Ohio 43230. Our Investor Relations telephone number is 614-415-6400 should you require assistance in finding the location of the meeting. The formal Notice of Annual Meeting of Stockholders and proxy statement are attached. If you plan to attend, please bring the Admittance Slip located at the back of this booklet and a picture I.D., and review the attendance information provided. I hope that you will be able to attend and participate in the meeting, at which time I will have the opportunity to review the business and operations of Limited Brands.

The matters to be acted upon by our stockholders are discussed in the Notice of Annual Meeting of Stockholders. It is important that your shares be represented and voted at the meeting. Accordingly, after reading the attached proxy statement, would you kindly sign, date and return the enclosed proxy card or vote by telephone or via the Internet as described on the enclosed proxy card. Your vote is important regardless of the number of shares you own.

Sincerely yours,

/s/ Leslie H. Wexner ____________________________
Leslie H. Wexner
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 26, 2011

April 11, 2011

TO OUR STOCKHOLDERS:

We are pleased to invite you to attend our 2011 annual meeting of stockholders to:

•	Elect the three nominees proposed by the Board of Directors as directors to serve for a three-year term.

•	Ratify the appointment of our independent registered public accountants.

•	Vote on the proposal to approve the 2011 Stock Option and Performance Incentive Plan.

•	Vote on the proposal to approve the 2011 Cash Incentive Compensation Performance Plan.

•	Hold an advisory vote on executive compensation.

•	Hold an advisory vote to determine the frequency of future advisory votes on executive compensation.

•	Vote on the stockholder proposal described in the accompanying proxy statement, if properly presented at the meeting.

•	Transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 28, 2011 may vote at the meeting. If you plan to attend, please bring the Admittance Slip located at the back of this booklet and a picture I.D., and review the attendance information provided.

Your vote is important. Stockholders of record can give proxies by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. Whether or not you plan to attend the meeting, please vote by telephone or via the Internet or sign, date and return the enclosed proxy card in the envelope provided. Instructions are included on your proxy card. You may change your vote by submitting a later dated proxy (including a proxy via telephone or the Internet) or by attending the meeting and voting in person.

By Order of the Board of Directors

/s/ Leslie H. Wexner __________________________
Leslie H. Wexner
Chairman of the Board

PROXY STATEMENT TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The Board of Directors of Limited Brands, Inc. is soliciting your proxy to vote at our 2011 annual meeting of stockholders (or at any adjournment of the meeting). This proxy statement summarizes the information you need to know to vote at the meeting. In this proxy statement, “we,” “our,” “Limited Brands” and the “Company” refer to Limited Brands, Inc.

We began mailing this proxy statement and the enclosed proxy card, or the Notice of Internet Availability of Proxy Materials (the “Notice”), on or about April 11, 2011 to all stockholders entitled to vote. Limited Brands’ 2010 Annual Report on Form 10-K, which includes our financial statements, is being sent with this proxy statement and is available in paper copy by request or in electronic form.

Date, Time and Place of Meeting

Date:	May 26, 2011

Time:	9:00 a.m., Eastern Time

Place:	Three Limited Parkway, Columbus, Ohio 43230

Attending the Meeting

Stockholders who plan to attend the meeting in person must bring photo identification and the Admittance Slip located at the back of this booklet. Because of necessary security precautions, bags, purses and briefcases may be subject to inspection. To speed the admissions process, stockholders are encouraged to bring only essential items. Cameras, camcorders or video taping equipment are not allowed.

Shares Entitled to Vote

Stockholders entitled to vote are those who owned Limited Brands common stock (which we refer to throughout this proxy statement as “Common Stock”) at the close of business on the record date, March 28, 2011. As of the record date, there were 318,415,578 shares of Common Stock outstanding. Each share of Common Stock that you own entitles you to one vote.

Voting Your Shares

Whether or not you plan to attend the annual meeting, we urge you to vote. Stockholders of record can give proxies by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. If you are voting by mail, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you are voting by telephone or via the Internet, please use the telephone or Internet voting procedures set forth on the enclosed proxy card. Returning the proxy card or voting via telephone or the Internet will not affect your right to attend the meeting and vote.

The enclosed proxy card indicates the number of shares that you own.

Voting instructions are included on your proxy card. If you properly fill in your proxy card and send it to us or vote via telephone or the Internet in time to vote, one of the individuals named on your proxy card (your “proxy”) will vote your shares as you have directed. If you sign the proxy card or vote via telephone or the Internet but do not make specific choices, your proxy will follow the Board’s recommendations and vote your shares in the following manner:

•	“FOR” the election of the Board’s three nominees for director (as described on pages 5 through 11);

•	“FOR” the ratification of the appointment of our independent registered public accountants (as described on page 12);

•	“FOR” the proposal to approve the 2011 Stock Option Performance and Incentive Plan (as described on pages 13 through 21);

•	“FOR” the proposal to approve the 2011 Cash Incentive Compensation Performance Plan (as described on pages 22 through 24);

•	“FOR” on the advisory vote on executive compensation (as described on page 25);

•	“1 Year” on the advisory vote to determine the frequency of future advisory votes on executive compensation (as described on page 26); and

•	“AGAINST” the stockholder proposal (as described on pages 27 through 29).

If any other matter is properly presented at the meeting, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement went to press, we knew of no other matters to be acted on at the meeting. See “Vote Necessary to Approve Proposals” for a discussion of the votes required to approve these items.

Certain stockholders received a Notice containing instructions on how to access this proxy statement and our Annual Report on Form 10-K via the Internet. Those stockholders should refer to the Notice for instructions on how to vote.

Revoking Your Proxy

You may revoke your proxy by:

•	submitting a later dated proxy (including a proxy via telephone or the Internet),

•	notifying our Secretary at our principal executive offices at Three Limited Parkway, Columbus, Ohio 43230, in writing before the meeting that you have revoked your proxy, or

•	voting in person at the meeting.

Voting in Person

If you plan to vote in person, a ballot will be available when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares at the close of business on March 28, 2011, the record date for voting.

Appointing Your Own Proxy

If you want to give your proxy to someone other than the individuals named as proxies on the proxy card, you may cross out the names of those individuals and insert the name of the individual you are authorizing to vote. Either you or that authorized individual must present the proxy card at the meeting.

Quorum Requirement

A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the meeting of holders of shares representing at least one-third of the votes of the Common Stock entitled to vote constitutes a quorum. Abstentions and “broker non-votes” are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.

Vote Necessary to Approve Proposals

•

Pursuant to the Company’s Bylaws, each director will be elected by a majority of the votes cast with respect to such director. A majority of the votes cast means that the number of votes “for” a director’s election must exceed 50% of the votes cast with respect to that director’s election. Any “withhold” or “against” votes will count as a vote cast, but “abstentions” will not count as a vote cast with respect to that director’s election. Under Delaware law, if the director is not elected at the annual meeting, the director will continue to serve on the Board as a “holdover director.” As required by the Company’s Bylaws, each director has submitted an irrevocable letter of resignation as director that becomes effective if he or she does not receive a majority of votes cast in an election and the Board accepts the resignation. If a director is not elected, the Nominating & Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation.

•	The ratification of Ernst & Young LLP as our independent registered public accountants requires the affirmative vote of a majority of the votes present in person or by proxy and voting thereon.

•	The approval of the 2011 Stock Option Performance and Incentive Plan requires the affirmative vote of a majority of the votes present in person or by proxy and voting thereon.

•	The approval of the 2011 Cash Incentive Compensation Performance Plan requires the affirmative vote of a majority of the votes present in person or by proxy and voting thereon.

•

The advisory vote on executive compensation requires the affirmative vote of a majority of the votes present in person or by proxy and voting thereon. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary or other duties of, or impose any additional fiduciary or other duties on, the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

•

With respect to the advisory vote to determine the frequency of future advisory votes on executive compensation, the voting option, if any, that receives the affirmative vote of a majority of the votes present in person or by proxy and voting thereon will be the option adopted by the stockholders. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary or other duties of, or impose any additional fiduciary or other duties on, the Company or the Board. However, the Compensation Committee and the Nominating & Governance Committee will take into account the outcome of the vote in making a determination on the frequency of future advisory votes on executive compensation.

•	The stockholder proposal requires the affirmative vote of a majority of the votes present in person or by proxy and voting thereon.

Impact of Abstentions and Broker Non-Votes

You may “abstain” from voting for any nominee in the election of directors and on the other proposals and advisory votes. Abstentions will not count as a vote cast with respect to the election of directors, the other proposals or the advisory votes. Abstentions with respect to the other proposals and advisory votes will be excluded entirely from the vote and will have no effect.

In addition, under New York Stock Exchange (“NYSE”) rules, if your broker holds your shares in its name, your broker is permitted to vote your shares on the proposals and the advisory votes, except as described below, even if it does not receive voting instructions from you. Your broker may not vote your shares on the proposals for the election of directors, the 2011 Stock Option Performance and Incentive Plan, the 2011 Cash Incentive Compensation Performance Plan, the advisory vote on executive compensation, the advisory vote to determine the frequency of future advisory votes on executive compensation or the shareholder proposal. A “broker non-vote” occurs when a broker submits a proxy but refrains from voting. Shares represented by broker non-votes are counted as present or represented for purposes of determining the presence of a quorum but are not counted as otherwise present or represented.

Obtaining Additional Copies of the Proxy Materials

We have adopted a procedure called “householding.” Under this procedure, stockholders who share the same last name and reside at the same mailing address will receive one Notice or one set of proxy materials (if they have elected to receive hard copies of the proxy materials), unless one of the stockholders at that address has notified us that they wish to receive individual copies. Stockholders who participate in householding continue to receive separate control numbers for voting. Householding does not in any way affect dividend check mailings.

If you hold Limited Brands Common Stock and currently are subject to householding, but prefer to receive separate copies of proxy materials and other stockholder communications from Limited Brands, or if you are sharing an address with another stockholder and would like to consent to householding, you may revoke or grant your consent to householding as appropriate at any time by calling toll-free at 1-800-579-1639.

A number of brokerages and other institutional holders of record have implemented householding. If you hold your shares beneficially in street name, please contact your broker or other intermediary holder of record to request information about householding.

PROPOSAL 1:    ELECTION OF DIRECTORS

The Board of Directors has nominated three directors for election at the annual meeting. If you elect the three nominees, they will hold office for a three-year term expiring at the 2014 annual meeting or until their successors have been elected. All nominees are currently serving on our Board of Directors.

We believe that our Board as a whole possesses the right diversity of experience, qualifications and skills to oversee and address the key issues facing our Company. In addition, we believe that each of our directors possesses key attributes that we seek in a director, including strong and effective decision-making, communication and leadership skills. Set forth below is additional information about the experience and qualifications of each of the nominees for director, as well as each of the current members of the Board, that led the Nominating & Governance Committee and Board of Directors to conclude, at the time each individual was nominated to serve on the Board of Directors, that he or she would provide valuable insight and guidance as a member of the Board of Directors.

Your proxy will vote for each of the nominees unless you specify otherwise. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board of Directors. We do not know of any nominee of the Board of Directors who would be unable to serve as a director if elected.

The Board of Directors Recommends a Vote FOR the Election of All of the Following Nominees of the Board of Directors:

Nominees and Directors

Nominees of the Board of Directors at the 2011 Annual Meeting

Donna A. James	Director since 2003	Age 53

In April 2006, Ms. James established Lardon & Associates LLC, a business and executive advisory services firm, where she is Managing Director. Ms. James served as the President of Nationwide Strategic Investments, a division of Nationwide Mutual Insurance Company (“Nationwide”), from 2003 through March 31, 2006. Ms. James served as Executive Vice President and Chief Administrative Officer of Nationwide and National Financial Services from 2000 until 2003. Ms. James served as Chairman of Financial Settlement Services Agency, Inc. from 2005 through 2006. She is a director of Coca-Cola Enterprises Inc., a nonalcoholic beverages company, CNO Financial (f/k/a Conseco, Inc.), an insurance company, and Time Warner Cable Inc., a provider of video, data and voice services. Ms. James’s nomination is supported by her executive experience, financial expertise, service on several boards of directors and experience with respect to corporate diversity and related issues.

Jeffrey H. Miro	Director since 2006	Age 68

Mr. Miro has been a senior partner of the Honigman Miller Schwartz and Cohn LLP law firm since November 2004. He was a partner and Chairman of the law firm of Miro Weiner & Kramer from 1981 until November 2004. He is an Adjunct Professor of Law at The University of Michigan Law School, teaching courses in taxation and corporate governance. Mr. Miro is a director of M/I Homes, Inc., a national home building company, and was a director of Sotheby’s Holdings, Inc. until May 2006. Mr. Miro’s nomination is supported by his legal expertise, particularly with respect to corporate governance and real estate, which are matters of considerable importance to the Company.

Raymond Zimmerman	Director since 1984	Age 78

Mr. Zimmerman is the Chief Executive Officer of Service Merchandise LLC, a retail company. Mr. Zimmerman was Chairman of the Board and Chief Executive Officer of 99¢ Stuff, LLC from 1999 to 2003 and the Chairman of the Board and Chief Executive Officer of 99¢ Stuff, Inc. from 2003 to 2008. In January 2007, 99¢ Stuff, Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code, and in October 2007, 99¢ Stuff, Inc. emerged from bankruptcy. Mr. Zimmerman’s nomination is supported by his financial expertise and broad business experience, particularly in the retail sector.

Directors Whose Terms Continue until the 2012 Annual Meeting

James L. Heskett	Director since 2002	Age 78

Professor Heskett is a Baker Foundation Professor Emeritus at the Harvard University Graduate School of Business Administration, where he has served on the faculty and administration since 1965. Professor Heskett served as a member of the Board of Directors of Office Depot, Inc. through 2006 and as a member of the Board of Directors of Intelliseek through 2005. Professor Heskett’s nomination was supported by his broad expertise with respect to a range of management and organizational matters, including logistics, customer relationship management, service management and entrepreneurship.

Allan R. Tessler	Director since 1987	Age 74

Mr. Tessler has been Chairman of the Board and Chief Executive Officer of International Financial Group, Inc., an international merchant banking firm, since 1987. He has been Chairman of the Board of Epoch Investment Partners, Inc., an investment management company and formerly J Net Enterprises, since 2004. He was Chief Executive Officer and Chairman of the Board of J Net Enterprises from 2000 to 2004. Mr. Tessler was Chairman of the Board of InterWorld Corporation from 2001 to 2004. Mr. Tessler was Chairman of Checker Holdings Corp. IV from 1997 to 2009. Mr. Tessler has served as a director of TD Ameritrade, a securities brokerage company, since November 2006. Mr. Tessler serves on TD Ameritrade’s Audit Committee. Mr. Tessler’s nomination was supported by his broad business experience and financial expertise, together with his involvement in various public policy issues.

Abigail S. Wexner	Director since 1997	Age 49

Mrs. Wexner is Chair of the Boards of Directors of Nationwide Children’s Hospital Inc. and Nationwide Children’s Hospital; Founder and Chair of the Boards of the Columbus Coalition Against Family Violence, KidsOhio.org and the Center for Child and Family Advocacy; Vice Chair of the Board of KIPP Journey Academy; and a Trustee of The Wexner Center Foundation and the United States Equestrian Team Foundation. Mrs. Wexner is the wife of Leslie H. Wexner. Mrs. Wexner’s nomination was supported by her executive and legal experience, as well as her expertise with respect to a wide range of diversity, philanthropic and public policy issues.

Directors Whose Terms Continue until the 2013 Annual Meeting

Dennis S. Hersch	Director since 2006	Age 64

Mr. Hersch is President of N.A. Property, Inc., through which he acts as a business advisor to Mr. and Mrs. Wexner, and has done so since February 2008. He also serves as a trustee of several trusts established by Mr. and Mrs. Wexner. He was a Managing Director of JPMorgan Securities Inc., an investment bank, from December 2005 through January 2008, where he served as the Global Chairman of its Mergers & Acquisitions Department. Mr. Hersch was a partner of Davis Polk & Wardwell LLP, a New York law firm, from 1978 until

December 2005. Mr. Hersch has been a director of Clearwire Corporation, a wireless, high-speed Internet service provider, since November 2008 and a director at Sprout Foods, Inc. since 2009. Mr. Hersch’s nomination was supported by his legal and financial expertise, as well as his considerable experience with corporate governance matters, strategic issues and corporate transactions.

David T. Kollat	Director since 1976	Age 72

Dr. Kollat has been Chairman of 22, Inc., a management consulting firm, since 1987. He is also a director of Big Lots, Inc., a retailer, Select Comfort Corporation, a bed manufacturing company, and Wolverine World Wide, Inc., a footwear, apparel and accessories manufacturing company. In addition to his broad business experience (including service on several boards of directors) and marketing expertise, Dr. Kollat’s nomination was supported by his particular experience in the retail, apparel and other related industries, both at the management and board levels.

William R. Loomis, Jr.	Director since 2005	Age 63

Mr. Loomis has served as a director for Pacific Capital Bancorp, a banking and financial services firm, since 2010 where he serves on the Audit Committee. Mr. Loomis was a General Partner or Managing Director of Lazard Freres & Co., an investment bank, from 1984 to 2002. After the formation of Lazard LLC in 2000, he became the Chief Executive Officer of the new entity. Mr. Loomis became a Limited Managing Director of Lazard LLC in 2002 and resigned from that position in March 2004. Through 2005, Mr. Loomis was a member of the Board of Directors of Alcan, Inc. Since January 2009, Mr. Loomis has been an independent financial advisor. Mr. Loomis’s nomination was supported by his executive experience, financial expertise and substantial history as a senior strategic advisor to complex businesses and multiple executives.

Leslie H. Wexner	Director since 1963	Age 73

Mr. Wexner has been Chief Executive Officer of Limited Brands since he founded the Company in 1963, and Chairman of the Board for more than forty years. Mr. Wexner is the husband of Abigail S. Wexner. Mr. Wexner’s nomination was supported by his leadership of the Company since its inception, demonstrated through its substantial growth.

Director Independence

The Board has determined that each of the individuals nominated to serve on the Board of Directors, together with each of the members of the Board who will continue to serve after the 2011 annual meeting of stockholders (except for Dennis S. Hersch, Abigail S. Wexner and Leslie H. Wexner), has no material relationship with the Company other than in his or her capacity as a director of the Company and that each is “independent” in accordance with applicable NYSE standards. Following the annual meeting of stockholders, if all director nominees are elected to serve as our directors, independent directors will constitute more than two-thirds of our Board.

In making these determinations, the Board took into account all factors and circumstances that it considered relevant, including, where applicable, the existence of any employment relationship between the director (or nominee) or a member of the director’s (or nominee’s) immediate family and the Company; whether within the past three years the director (or nominee) has served as an executive officer of the Company; whether the director (or nominee) or a member of the director’s (or nominee’s) immediate family has received, during any twelve-month period within the last three years, direct compensation from the Company in excess of $120,000; whether the director (or nominee) or a member of the director’s (or nominee’s) immediate family has been, within the last three years, a partner or an employee of the Company’s internal or external auditors; and whether the director (or nominee) or a member of the director’s (or nominee’s) immediate family is employed by an entity that is engaged in business dealings with the Company. The Board has not adopted categorical standards with respect to director independence. The Board believes that it is more appropriate to make independence determinations on a case-by-case basis in light of all relevant factors.

Board Leadership Structure

Mr. Leslie H. Wexner serves as Chairman of the Board and Chief Executive Officer of the Company. Mr. Wexner is the founder of the Company and has served as its Chairman and Chief Executive Officer for over forty years. Mr. Wexner (through his personal holdings and associated trusts) is also the Company’s largest stockholder. The Board believes that Mr. Wexner’s experience and expertise in the Company’s business and operations is unrivaled and that he is uniquely qualified to lead the Company. Accordingly, the Company believes that Mr. Wexner’s service as both Chairman of the Board and Chief Executive Officer is a significant benefit to the Company and provides more effective leadership than could be achieved in another leadership structure.

The Board has designated Allan R. Tessler, the Chairperson of the Nominating & Governance Committee, to serve as the lead independent director. As lead independent director, Mr. Tessler, among other things, presides over all executive sessions of non-management directors. The Company believes that the lead independent director structure, including Mr. Tessler’s service as lead independent director, offers independent oversight of the Company’s management to complement the leadership that Mr. Wexner provides to the Board as its Chairman.

Risk Oversight; Certain Compensation Matters

The Company’s Board of Directors, directly and through the Audit Committee and other Committees of the Board, takes an active role in the oversight of the Company’s policies with respect to the assessment and management of enterprise risk. Among other things, the Board has policies in place for identifying the senior executive responsible for key risks as well as the Board Committees with oversight responsibility for particular key risks. In a number of cases, oversight is conducted by the full Board.

Among other things, the Company, including the Compensation Committee of the Board, has evaluated the Company’s compensation structure from the perspective of enterprise risk. The Company, including the Compensation Committee, believes that the Company’s compensation structures are appropriate and do not incentivize inappropriate taking of business risks.

Information Concerning the Board of Directors

Meeting Attendance

Our Board of Directors held 7 meetings in fiscal year 2010. During fiscal year 2010, all of the directors attended 75% or more of the total number of meetings of the Board and of the committees of the Board on which they served.

Committees of the Board of Directors

Audit Committee

The Audit Committee of the Board is instrumental in the Board’s fulfillment of its oversight responsibilities relating to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of the Company’s independent auditors and (iv) the performance of the Company’s internal audit function. The current members of the Audit Committee are Ms. James (Chair) and Messrs. Loomis, Tessler and Zimmerman. The Board has determined that each of the Audit Committee members meets the independence, expertise and experience standards established by the NYSE and the Securities and Exchange Commission (the “Commission”) for service on the Audit

Committee of the Company’s Board of Directors and for designation as an “audit committee financial expert” within the meaning of the regulations promulgated by the Commission.

The Report of the Audit Committee can be found on page 63 of this proxy statement. The Audit Committee held 16 meetings in fiscal year 2010.

Compensation Committee

The Compensation Committee of the Board (i) oversees the Company’s compensation and benefits philosophy and policies generally, (ii) evaluates the Chief Executive Officer’s (the “CEO”) performance and oversees and sets compensation for the CEO, (iii) oversees the evaluation process and compensation structure for other members of the Company’s senior management and (iv) fulfills the other responsibilities set forth in its charter. The current members of the Compensation Committee are Mr. Heskett (Chair), Mr. Miro and Dr. Kollat. The Board has determined that each of the Compensation Committee members is “independent” in accordance with applicable NYSE standards.

The Report of the Compensation Committee can be found on page 58 of this proxy statement. The Compensation Committee held 8 meetings in fiscal year 2010.

Executive Committee

The Executive Committee of the Board may exercise, to the fullest extent permitted by law, all of the powers and authority granted to the Board. Among other things, the Executive Committee may declare dividends, authorize the issuance of stock and authorize the seal of Limited Brands to be affixed to papers that require it. The current members of the Executive Committee are Messrs. Wexner (Chair) and Tessler.

Finance Committee

The Finance Committee of the Board periodically reviews our financial position and financial arrangements with banks and other financial institutions. The Finance Committee also makes recommendations on financial matters that it believes are necessary, advisable or appropriate. The current members of the Finance Committee are Mr. Tessler (Chair), Mr. Hersch, Dr. Kollat, Mr. Loomis, Mrs. Wexner and Mr. Zimmerman.

The Finance Committee held 2 meetings in fiscal year 2010.

Nominating & Governance Committee

The Nominating & Governance Committee of the Board identifies and recommends to the Board candidates who are qualified to serve on the Board and its committees. The Nominating & Governance Committee considers and reviews the qualifications of any individual nominated for election to the Board by stockholders. It also proposes a slate of candidates for election as directors at each annual meeting of stockholders. The Nominating & Governance Committee also develops and recommends to the Board, and reviews from time to time, a set of corporate governance principles for the Company and monitors compliance with those principles. The current members of the Nominating & Governance Committee are Mr. Tessler (Chair), Mr. Heskett, Ms. James and Mr. Miro. The Board has determined that each of the Nominating & Governance Committee members is “independent” in accordance with applicable NYSE standards.

The Nominating & Governance Committee develops and recommends to the Board criteria and procedures for the selection and evaluation of new individuals to serve as directors and committee members. It also reviews and periodically makes recommendations to the Board regarding the composition, size, structure, practices, policies and activities of the Board and its committees. In making its assessment and in identifying and evaluating director nominees, the Nominating & Governance Committee takes into account the qualifications of existing directors for continuing service or re-nomination, which may be affected by, among other things, the quality of their contributions, their attendance records, changes in their primary employment or other business affiliations, the number of boards of publicly held companies on which they serve, or other competing demands on their time and attention. While the Board has not established any specific minimum qualifications for director nominees, as indicated in the Company’s corporate governance principles, the directors and any potential nominees should be individuals of diverse backgrounds who possess the integrity, judgment, skills, experience and other characteristics that are deemed necessary or desirable for the effective performance of the Board’s oversight function. Certain of the skills, qualifications and particular areas of expertise considered with respect to the members of the Board of Directors at the time each Director was nominated are summarized in the director biographies found on pages 5 through 7 of this proxy statement. Although the Nominating & Governance Committee considers diversity as a factor in the selection of Board nominees, the Committee has no formal policy regarding the role of diversity in its selection process.

The Nominating & Governance Committee does not have a formal policy on the consideration of director candidates recommended by stockholders. The Board believes that it is more appropriate to give the Nominating & Governance Committee flexibility in evaluating stockholder recommendations. In the event that a director nominee is recommended by a stockholder, the Nominating & Governance Committee will give due consideration to the director nominee and will use the same criteria used for evaluating Board director nominees, in addition to considering the information relating to the director nominee provided by the stockholder.

To date, the Company has not engaged third parties to identify or evaluate or assist in identifying potential director nominees, although the Company reserves the right in the future to retain a third-party search firm, if appropriate.

The Nominating & Governance Committee held 3 meetings in fiscal year 2010.

Meetings of the Company’s Non-Management Directors

The non-management directors of the Board meet in executive session in connection with each regularly scheduled Board meeting. The director who is the Chairperson of the Nominating & Governance Committee serves as the chair of those meetings.

Communications with the Board

The Board provides a process for interested parties to send communications to the full Board, the non-management members of the Board and the members of the Audit Committee. Any director may be contacted by writing to him or her c/o Limited Brands, Inc., Three Limited Parkway, Columbus, Ohio 43230 or emailing at boardofdirectors@limitedbrands.com. Any stockholder wishing to contact non-management directors or Audit Committee members may send an email to nonmanagementdirectors@limitedbrands.com or auditcommittee@limitedbrands.com, respectively. Communications that are not related to a director’s duties and responsibilities as a Board member, a non-management director or an Audit Committee member may be excluded by the Office of the General Counsel, including, without limitation, solicitations and advertisements; junk mail; product-related communications; job referral materials such as resumes; surveys; and any other material that is determined to be illegal or otherwise inappropriate. The directors to whom such information is addressed are informed that the information has been removed and that it will be made available to such directors upon request.

Attendance at Annual Meetings

The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders. However, it encourages directors to attend and historically most have done so. All of the then-current Board members attended the 2010 annual meeting with the exception of

Dr. Kollat. Each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including by attending meetings of the Board and the committees of which he or she is a member.

Code of Conduct and Related Person Transaction Policy

The Company has a code of conduct that is applicable to all employees of the Company, including the Company’s CEO, Chief Administrative Officer and Chief Financial Officer, and to members of the Board of Directors. Any amendments to the code or any waivers from any provisions of the code granted to executive officers or directors will be promptly disclosed to stockholders through posting on the Company’s website at http://www.limitedbrands.com.

The Board has adopted Limited Brands’ Related Person Transaction Policy (the “Related Person Transaction Policy”). Under the Related Person Transaction Policy, subject to certain exceptions, directors and executive officers of the Company are required to notify the Company of the existence or potential existence of any financial or commercial transaction, agreement or relationship involving the Company in which a director or executive officer or his or her immediate family members has a direct or indirect material interest. Each such transaction must be approved by the Board or a committee consisting solely of independent directors after consideration of all material facts and circumstances.

The Company is engaged in several projects designed to increase our speed and agility in producing products that satisfy our customers. As part of these efforts, the Company has sought opportunities to co-locate facilities and operations with appropriate suppliers. In the case of its personal care and beauty businesses, the development of supplier facilities in close proximity to our headquarters and distribution facilities in Columbus, Ohio, is considered to be highly desirable. The New Albany Company, a business beneficially owned by affiliates of Mr. Wexner, our Chairman and Chief Executive Officer, is in the business of developing real estate, including industrial parks, and has sold land (and may in the future sell land) to certain vendors or third party developers in that connection. Given New Albany’s involvement, this matter was evaluated by the Audit Committee of the Board of Directors, which concluded that the underlying transactions were in the best interests of the Company and its shareholders.

Copies of the Company’s Code of Conduct, Corporate Governance Principles, Related Person Transaction Policy and Committee Charters

The Company’s code of conduct, corporate governance principles, Related Person Transaction Policy, as well as the charters of the Audit Committee, Compensation Committee and Nominating & Governance Committee of the Board of Directors, are available on the Company’s website at http://www.limitedbrands.com. Stockholders may also request a copy of any such document from: Limited Brands, Inc., Attention: Investor Relations, Three Limited Parkway, Columbus, Ohio 43230.

PROPOSAL 2:    RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed Ernst & Young LLP to serve as the Company’s independent registered public accountants for the fiscal year ending January 28, 2012. We are asking you to ratify this appointment, although your ratification is not required. A representative of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

Additional information concerning the Company’s engagement of Ernst & Young LLP is included on page 64.

The Board of Directors Recommends a Vote FOR the Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accountants.

PROPOSAL 3:    2011 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN

Subject to stockholder approval, the Board has adopted the 2011 Stock Option and Performance Incentive Plan (the “2011 Plan”), which would replace our 2009 Restatement of the 1993 Stock Option and Performance Incentive Plan (the “1993 Plan”). The Board believes that an effective equity compensation program is a key component of our compensation philosophy and requests that the stockholders approve the 2011 Plan.

The Board believes that the 1993 Plan has been effective in attracting and retaining high caliber employees. The Board further believes that the terms of the 2011 Plan update the 1993 Plan for developments in corporate governance and applicable law. The 1993 Plan was approved by the Company’s stockholders and, along with its predecessor plans, has served as an important part of the Company’s overall compensation program through its enabling of granting stock options and other equity-based awards to employees and advisors.

As of April 1, 2011, there were 9,855,895 shares of Common Stock of the Company available for future awards under the 1993 Plan and 72,675 shares of Common Stock available for future awards under the 2003 Stock Award and Deferred Compensation Plan for Non-Associate Directors, not including shares of our Common Stock that may be forfeited, terminated, surrendered or canceled without the delivery of shares of Common Stock under outstanding awards. As of April 1, 2011, there were 12,730,127 options to purchase the Company’s Common Stock outstanding and no stock appreciation rights outstanding. The options have a weighted average exercise price of $17.71 per share and a weighted average remaining term of 6.3 years. There were 10,416,848 shares of Common Stock outstanding in connection with unvested full value awards as of April 1, 2011. There were 318,415,578 shares of Common Stock outstanding on March 28, 2011, the record date for the 2011 annual meeting. Upon stockholder approval of the 2011 Plan, the 2011 Plan will become effective immediately and no further awards will be made under the 1993 Plan.

The following summary of the material terms of the 2011 Plan, a copy of which is attached hereto as Appendix A, does not purport to be complete and is qualified in its entirety by the terms of the 2011 Plan. In the event that the 2011 Plan is not approved by our stockholders, awards will continue to be made under the 1993 Plan.

The Board of Directors Recommends a Vote FOR Approval of the 2011 Stock Option and Performance Incentive Plan.

Purpose of the 2011 Plan

The purpose of the 2011 Plan is to attract and retain the best available executive and key management associates, consultants and other advisors for Limited Brands and its subsidiaries and affiliates and to encourage the highest level of performance by such associates, consultants and other advisors, thereby enhancing the value of Limited Brands for the benefit of its stockholders. The 2011 Plan is also intended to motivate executive and key management associates, consultants and other advisors to contribute to Limited Brands’ future growth and profitability and to reward their performance in a manner that provides them with a means to increase their holdings of Common Stock and aligns their interest with the interests of the stockholders of Limited Brands.

Administration of the 2011 Plan

The 2011 Plan will be administered by the Compensation Committee of the Board (the “Compensation Committee”). The Compensation Committee will be composed of directors who qualify as “non-employee directors” within the meaning of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and “independent” to the extent required by applicable law or rules of the New York Stock Exchange. The Compensation Committee has the power in its discretion to grant awards under the 2011 Plan, to determine the terms thereof, to interpret the provisions of the 2011 Plan and to take action as it deems necessary or advisable for the administration of the 2011 Plan.

Number of Authorized Shares

The 2011 Plan provides for awards with respect to a maximum of 16,855,897 shares of Common Stock to associates of Limited Brands and its subsidiaries and affiliates (composed of 7,000,000 shares for which stockholder approval is being requested, which constitutes 2.2% of Limited Brands’ outstanding 318,415,578 shares of Common Stock as of March 28, 2011, plus 9,855,895 previously authorized and unissued shares under the 1993 Plan as of April 1, 2011), plus shares of Common Stock issuable upon the exercise of Substitute Awards. The number and class of shares available under the 2011 Plan and/or subject to outstanding awards may be adjusted by the Compensation Committee to prevent dilution or enlargement of rights in the event of various changes in the capitalization of Limited Brands. “Substitute Awards” are awards granted in assumption of or in substitution for any outstanding awards granted by a company acquired by Limited Brands or with which Limited Brands combines. Shares of Common Stock granted under the 2011 Plan or the 1993 Plan, other than under Substitute Awards, attributable to: (i) unexercised Options (as hereinafter defined) which expire or are terminated, surrendered or cancelled (other than in connection with the exercise of stock appreciation rights (“SARs”)); (ii) shares of Common Stock of Limited Brands subject to certain restrictions (“Restricted Shares”) which are forfeited to Limited Brands, including shares relating to Restricted Share Units (as hereinafter defined); (iii) units representing shares of Common Stock (“Performance Units”) which are not earned and paid; and (iv) awards settled in cash in lieu of shares of Common Stock, may be available for subsequent award under the 2011 Plan at the Compensation Committee’s discretion to the extent permissible under Rule 16b-3 of the Exchange Act.

Eligibility and Participation

Eligibility to participate in the 2011 Plan is limited to associates, consultants, directors and other advisors or individuals who provide services to (i) the Company or any of its subsidiaries or affiliates, or (ii) any joint venture in which the Company or any of its subsidiaries or affiliates holds at least a 40% interest, and who, in each case, are selected to participate in the 2011 Plan by the Compensation Committee. Currently, approximately 5,500 individuals are within the classes eligible to participate in the 2011 Plan. Limited Brands anticipates that approximately 23% of those eligible will participate in the 2011 Plan. Participation in the 2011 Plan is at the discretion of the Compensation Committee and shall be based upon the person’s present and potential contributions to the success of Limited Brands and its subsidiaries and such other factors as the Compensation Committee deems relevant. No participant may be granted in any calendar year, awards covering more than 2,000,000 shares of Common Stock.

Type of Awards Under the 2011 Plan

The 2011 Plan provides that the Compensation Committee may grant awards to eligible participants in any of the following forms, subject to such terms, conditions and provisions as the Compensation Committee may determine to be necessary or desirable: (i) incentive stock options (“ISOs”), (ii) nonstatutory stock options (“NSOs”), (iii) SARs, (iv) Restricted Shares, which may be granted in the form of Restricted Share Units, (v) Performance Units and (vi) shares of unrestricted Common Stock (“Unrestricted Shares”).

Grant of Options and SARs

The Compensation Committee may award ISOs and/or NSOs (collectively, “Options”) to eligible participants. ISOs may be awarded only to eligible associates. SARs may be awarded either in tandem with Options (“Tandem SARs”) or on a stand-alone basis (“Nontandem SARs”). Tandem SARs may be awarded by the Compensation Committee either at the time the related Option is granted or thereafter at any time prior to the exercise, termination or expiration of the related Option.

Exercise Price

The exercise price with respect to an Option is determined by the Compensation Committee at the time of grant. The exercise price determined with respect to an Option shall also be applicable in connection with the exercise of any Tandem SAR granted with respect to such Option. At the time of grant of a Nontandem SAR, the Compensation Committee will specify the base price of the shares of Common Stock to be issued for determining the amount of cash or number of shares of Common Stock to be distributed upon the exercise of such Nontandem SAR. Except with respect to Substitute Awards, neither the exercise price per share of Common Stock nor the base price of Nontandem SARs will be less than 100% of the fair market value per share of the Common Stock underlying the award on the date of grant. Information as to awards granted under the 1993 Plan to named executive officers and other participants in respect of the 2010 fiscal year is set forth elsewhere in this proxy statement.

Vesting

The Compensation Committee may determine at the time of grant and at any time thereafter, the terms under which Options and SARs shall vest and become exercisable.

Special Limitations on ISOs

No ISO may be granted to an associate who owns, at the time of the grant, stock representing more than 10% of the total combined voting power of all classes of stock of Limited Brands (a “10% Stockholder”), unless the exercise price per share of Common Stock for the shares subject to such ISO is at least 110% of the fair market value per share of Common Stock on the date of grant and such ISO award is not exercisable more than five years after its date of grant. In addition, the total fair market value of shares of Common Stock subject to ISOs which are exercisable for the first time by an eligible associate in a given calendar year shall not exceed $100,000, valued as of the date of the ISOs’ grant. ISOs may not be granted more than 10 years after the date of adoption of the 2011 Plan by the Board.

Exercise of Options and SARs

An Option may be exercised by written notice to the Compensation Committee or its designee stating the number of shares of Common Stock with respect to which the Option is being exercised, and tendering payment therefor. The Compensation Committee may, at its discretion, accept shares of Common Stock as payment (valued at their fair market value on the date of exercise).

Tandem SARs are exercisable only to the extent that the related Option is exercisable and only for the period determined by the Compensation Committee (which period may expire prior to the expiration date of the related Option). Upon the exercise of all or a portion of Tandem SARs, the related Option shall be cancelled with respect to an equal number of shares of Common Stock. Similarly, upon exercise of all or a portion of an Option, the related Tandem SARs shall be cancelled with respect to an equal number of shares of Common Stock. Nontandem SARs shall be exercisable for the period determined by the Compensation Committee.

Surrender or Exchange of SARs

Upon the surrender of a Tandem SAR and cancellation of the related unexercised Option, the participant will be entitled to receive shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one share of Common Stock as of the date the Tandem SAR is exercised over (ii) the exercise price per share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered. Upon surrender of a Nontandem SAR, the associate will be entitled to receive shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one share of Common Stock as of the date on which the Nontandem

SAR is exercised over (ii) the base price of the shares covered by the Nontandem SAR multiplied by (B) the number of shares of Common Stock covered by the Nontandem SAR, or the portion thereof being exercised. The Compensation Committee, in its discretion, may cause all or any portion of Limited Brands’ obligation to a participant in respect of the exercise of an SAR to be satisfied in cash in lieu of Common Stock. Any fractional shares resulting from the exercise of an SAR will be paid in cash.

Nontransferability of Options and SARs

Options and SARs may not be transferred, assigned, pledged or hypothecated except by will or applicable laws of descent and distribution, provided that the Committee may determine that NSOs may be transferred to or for the benefit of members of a Participant’s immediate family.

Expiration of Options

Options will expire at such time as the Compensation Committee determines; provided, however, that no Option may be exercised more than 10 years from the date of grant, unless an ISO is held by a 10% Stockholder, in which case such ISO may not be exercised more than five years from the date of grant.

Expiration of SARs

SARs will expire at such time as the Compensation Committee determines; provided, however, that no SAR may be exercised more than 10 years from the date of grant.

Termination of Options and SARs

Except as the Compensation Committee may at any time provide, Options and SARs may be exercised at any time within one year (30 days if termination of employment is for cause, as defined in the 2011 Plan) after the termination of a participant’s employment (other than by death or total disability), to the extent then exercisable, but in no case later than the term specified in the grant. Except as the Compensation Committee may at any time provide, upon the death of a participant while employed by Limited Brands or its subsidiaries or affiliates, Options and SARs shall become fully exercisable and shall remain exercisable for one year following such participant’s death, but in no case later than the term specified in the grant. Except as the Compensation Committee may at any time provide, in the event that a participant to whom an Option or SAR has been granted under the 2011 Plan shall become totally disabled, such Option or SAR may be exercised, to the extent then exercisable, at any time within one year after the participant’s employment is terminated as a result of such total disability, but in no case later than the term specified in the grant, and provided that such termination occurs after nine months of absence from work due to the total disability.

Restricted Shares

Restricted Shares granted to participants under the 2011 Plan may not be sold, transferred, pledged or otherwise encumbered or disposed of during the restricted period established by the Compensation Committee. The Compensation Committee may also impose additional restrictions on a participant’s right to dispose of or to encumber Restricted Shares, which may include satisfaction of performance objectives. Performance objectives under the 2011 Plan will be determined by the Compensation Committee and will be based on any one or more of the following: price of Common Stock or the common stock of any affiliate, stockholder return, return on equity, return on investment, return on capital, sales productivity, comparable store sales growth, economic profit, economic value added, net income, operating income, gross margin, sales, free cash flow, earnings per share, operating Company contribution or market share. These factors shall have a minimum performance standard below which no payments will be made, and a maximum performance standard at or above which no incremental payments will be made. These performance goals may be based on an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses, and progress towards achieving the long-range strategic plan for the business. These performance goals and determination of results shall be based entirely on financial measures. The Compensation Committee may not use any discretion to modify award results except as permitted under Section 162(m) of the Code.

Except as the Compensation Committee may at any time provide, holders of Restricted Shares may not exercise the rights of a stockholder, such as the right to vote the shares or receive dividends and other distributions, prior to the vesting of the shares.

Upon the death of a participant, the restrictions applicable to Restricted Shares held by such participant will lapse. Except as the Compensation Committee may at any time provide, upon termination of the participant’s employment with Limited Brands, Restricted Shares granted to such participant shall be forfeited.

Restricted Share Units

A “Restricted Share Unit” represents the right to receive a share of Common Stock (or cash equivalent, if applicable) in the future, provided that the restrictions and conditions designated by the Compensation Committee at the time of the grant are satisfied. Except as determined otherwise by the Compensation Committee, during the restricted period with respect to such Restricted Share Units, participants shall not have the right to vote or receive dividends with respect to such Restricted Share Units. After the end of the restricted period, and prior to the time that shares of Common Stock are transferred to the participant, the participant shall be credited with “dividend equivalents” with respect to each outstanding Restricted Share Unit in an amount equal to the amount the participant would have received as dividends if the Restricted Share Units were actual shares of Common Stock. Such dividend equivalents will be converted into additional Restricted Share Units based on the value of the Common Stock on the dividend payment date, in accordance with the procedures established by the Compensation Committee.

Performance Units

The Compensation Committee may award to participants Performance Units which will have a specified value or formula-based value at the end of a performance period. Performance Units so awarded will be credited to an account established and maintained for the participant. The Compensation Committee will determine performance periods and performance objectives in connection with each grant of Performance Units.

Vesting of awards of Performance Units will occur upon achievement of the applicable objectives within the applicable performance period. The Compensation Committee may, at its discretion, permit vesting in the event performance objectives are partially met, or grant additional vested Performance Units in the event performance objectives are surpassed. Payment of vested Performance Units may be made in cash, Common Stock or any combination thereof, as determined by the Compensation Committee.

No voting or dividend rights attach to the Performance Units; however, the Compensation Committee may credit a participant’s Performance Unit account with additional Performance Units equivalent to the fair market value of any dividends on an equivalent number of shares of Common Stock, payment of which shall be subject to prior satisfaction of the applicable performance objectives.

Unrestricted Shares

Unrestricted Shares may also be granted at the discretion of the Compensation Committee. Except as required by applicable law, no payment will be required for Unrestricted Shares.

Tax Withholding

The Compensation Committee may require payment, or withhold payments made under the 2011 Plan, in order to satisfy applicable withholding tax requirements.

Effect of Change in Control

In the event a participant’s employment or service is terminated by Limited Brands other than for cause during the 24 month period beginning on the date of a change in control, (i) Options and SARs granted to any participant which are not yet exercisable shall become fully exercisable and (ii) any restrictions applicable to any Restricted Shares and Restricted Share Units awarded to such participant shall be deemed to have been satisfied at target and the Restricted Period, if any, applicable to such Restricted Shares and Restricted Share Units held by such participant shall be deemed to have expired.

Term of 2011 Plan

Unless earlier terminated by the Board, the 2011 Plan will terminate on May 25, 2021.

Clawback of Awards

The Compensation Committee may clawback outstanding awards under the 2011 Plan or compensation paid out under the 2011 Plan if (1) required by applicable law or (2) (i) a participant engaged in fraudulent conduct or activities relating to the Company, (ii) a participant has knowledge of such conduct or activities, or (iii) a participant, based upon the participant’s position, duties or responsibilities, should have had knowledge of such conduct or activities.

Amendment and Termination

The Board may suspend, amend, modify or terminate the 2011 Plan; provided, however, that Limited Brands’ stockholders shall be required to approve any amendment that would constitute a “material revision” under applicable NYSE rules. Other than in connection with a corporate transaction involving the Company, the terms of outstanding awards may not be amended to reduce the exercise price of Options or SARs or cancel Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price less than the original Option or SAR without stockholder approval.

Awards granted prior to a termination of the 2011 Plan shall continue in accordance with their terms following such termination. No amendment, suspension or termination of the 2011 Plan shall adversely affect the rights of a participant in awards previously granted without such participant’s consent, except to the extent any such action is required by applicable law or stock exchange rules.

New Plan Benefits

Any awards granted under the 2011 Plan will be at the discretion of the Compensation Committee. Therefore, it is not possible at present to determine the amount or form of any award that will be available for grant to any individual during the term of the 2011 Plan or that would have been granted during the last fiscal year had the 2011 Plan been in effect.

As an example, set forth below is a summary of the awards that were made in respect of fiscal 2010 pursuant to the 1993 Plan.

2010 Awards under the 1993 Plan Table

Name and Position	Number of Units
Leslie H. Wexner, Chairman of the Board, CEO	347,917 102,592 245,325	(1) (2) (3)

Sharen J. Turney, Executive Vice President, CEO/President, Victoria’s Secret	41,657 41,658	(1) (2)

Martyn R. Redgrave, Executive Vice President, Chief Administrative Officer	34,659 39,063	(1) (2)

Diane L. Neal, Executive Vice President, CEO, Bath & Body Works	33,325 33,326	(1) (2)

Stuart B. Burgdoerfer, Executive Vice President, Chief Financial Officer	24,161 26,438	(1) (2)

All Executive Officers as a Group	492,133 253,491 245,325	(1) (2) (3)

All Current Directors Who are Not Executive Officers as a Group	0 0	(1) (2)

All Associates Other than Executive Officers as a Group	1,172,313 1,724,081 0	(1) (2) (3)

(1)	Consists of options granted to purchase shares of Common Stock. On January 28, 2011, the closing price per share of Common Stock was $28.92.

(2)	Consists of restricted stock units relating to shares of Common Stock which will generally vest, in each case, over a period of time subject to the holder’s continued employment with the Company.

(3)

Consists of unearned performance-based restricted stock units relating to shares of Common Stock which will generally vest over a period of time subject to achievement of a pre-determined quantitative performance goal and the holder’s continued employment with the Company.

Federal Income Tax Consequences

Stock Options

There will be no federal income tax consequences to the participant or Limited Brands upon the grant of either an ISO or an NSO under the 2011 Plan. Upon exercise of an NSO, a participant generally will recognize ordinary income in an amount equal to (i) the fair market value, on the date of exercise, of the acquired shares of Common Stock, less (ii) the exercise price of the NSO. Subject to Section 162(m) of the Code and the participant including such compensation in income or Limited Brands satisfying applicable reporting requirements, Limited Brands will be entitled to a tax deduction in the same amount.

Upon the exercise of an ISO, an associate recognizes no immediate taxable income. Income recognition is deferred until the associate sells the shares of Common Stock. If the ISO is exercised no later than three months after the termination of the associate’s employment, and the associate does not dispose of the shares acquired pursuant to the exercise of the ISO within two years from the date the ISO was granted and within one year after the exercise of the ISO, the gain on the sale will be treated as long-term capital gain. Certain of these holding periods and employment requirements are liberalized in the event of an associate’s death or disability while employed by Limited Brands. The Company is not entitled to any tax deduction with respect to the grant or exercise of ISOs, except that if the Common Stock is not held for the full term of the holding period outlined above, the gain on the sale of such Common Stock, being the lesser of: (i) the fair market value of the Common Stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price, will be taxed to the associate as ordinary income and, subject to Section 162(m) of the Code and the associate including such compensation in income and Limited Brands satisfying applicable reporting requirements, Limited Brands will be entitled to a deduction in the same amount. The excess of the fair market value of the Common Stock acquired upon exercise of an ISO over the exercise price therefor constitutes a tax preference item for purposes of computing the “alternative minimum tax” under the Code.

Stock Appreciation Rights

There will be no federal income tax consequences to either the participant or Limited Brands upon the grant of a SAR. However, the participant generally will recognize ordinary income upon the exercise of a SAR in an amount equal to the aggregate amount of cash and the fair market value of the shares of Common Stock received upon exercise. Subject to Section 162(m) of the Code and the participant including such compensation in income and Limited Brands satisfying applicable reporting requirements, Limited Brands will be entitled to a deduction equal to the amount includible in the participant’s income.

Restricted Shares

There will be no federal income tax consequences to either the participant or Limited Brands upon the grant of Restricted Shares until expiration of the restricted period and the satisfaction of any other conditions applicable to the Restricted Shares. At that time, the participant generally will recognize taxable income equal to the then fair market value for the Common Stock and, subject to Section 162(m) of the Code and the participant including such compensation in income and Limited Brands satisfying applicable reporting requirements, Limited Brands will be entitled to a corresponding deduction.

Performance Units and Restricted Share Units

There will be no federal income tax consequences to the participant or Limited Brands upon the grant of Performance Units or Restricted Share Units. Participants generally will recognize taxable income at the time when payment for the Performance Units or Restricted Share Units is received in an amount equal to the aggregate amount of cash and the fair market value of shares of Common Stock acquired. Subject to Section 162(m) of the Code and the participant including such compensation in income and Limited Brands satisfying applicable reporting requirements, Limited Brands will be entitled to a deduction equal to the amount includible in the participant’s income.

Unrestricted Shares.

Participants generally will recognize taxable income at the time Unrestricted Shares are received. Subject to Section 162(m) of the Code and the participant including such compensation in income and Limited Brands satisfying applicable reporting requirements, Limited Brands will be entitled to a deduction equal to the amount includible in the participant’s income.

Special rules may apply to participants who are subject to Section 16 of the Exchange Act.

Required Vote

See “Information About the Annual Meeting and Voting—Vote Necessary to Approve Proposals” for a discussion of the vote required to adopt the 2011 Plan.

The Board of Directors Recommends a Vote FOR Approval of the 2011 Plan.

PROPOSAL 4:    2011 CASH INCENTIVE COMPENSATION PERFORMANCE PLAN

Our Board has adopted and is presenting for stockholder approval the Limited Brands, Inc. 2011 Cash Incentive Compensation Performance Plan (the “Plan”). The Plan replaces our 2007 Cash Incentive Compensation Performance Plan. The following summary of the material terms of the Plan, a copy of which is attached hereto as Appendix B, does not purport to be complete and is qualified in its entirety by the terms of the Plan.

The Board of Directors Recommends A Vote FOR Approval of the 2011 Cash Incentive Compensation Performance Plan.

Purpose

The Plan is intended to enhance our ability to attract and retain highly qualified executive and managerial-level associates and to provide additional financial incentives to such associates to promote the success of the Company and its subsidiaries. Incentive compensation payable under the Plan is intended to constitute “qualified performance-based compensation” for purposes of Code Section 162(m). In general, Code Section 162(m) disallows deductions for compensation in excess of $1 million paid to any of the five executives of a public corporation required to be named in its proxy statement (a “Section 162(m) Executive”) unless the compensation is based on attainment of objective performance criteria. However, the Company reserves the right to pay discretionary bonuses, or other types of compensation outside of the Plan, including under the Company’s then effective Stock Option and Performance Incentive Plan.

Administration

The Plan will be administered by our Compensation Committee, which will have the power and authority to construe, interpret and administer the Plan and the exclusive right to establish, adjust, pay or decline to pay incentive compensation for each participant. The Compensation Committee may exercise its discretion to reduce by any amount the incentive compensation payable to any participant. In no event, however, will the exercise of discretion with respect to any Section 162(m) Executive increase incentive compensation payable to any other Section 162(m) Executive. Decisions of the Compensation Committee will be final.

Eligibility

All Section 162(m) Executives will be participants in the Plan unless the Compensation Committee, for any fiscal year, determines otherwise. In addition, the Compensation Committee may designate other associates as eligible to participate in the Plan.

Plan Awards

The Compensation Committee is authorized to establish performance goals with respect to each performance period. Performance goals for a performance period and amounts payable on the extent to which the goals are achieved or exceeded (and interpolation guidelines for calculating amounts payable, if any) will be established by the Compensation Committee in writing either prior to or within specified times following commencement of a performance period. A performance period will be each Spring and Fall selling season, the fiscal year of the Company, or any other period of time (not less than one calendar quarter or more than five years), as determined by the Compensation Committee.

Performance goals will be based on specified levels of or changes in any one or more of the following criteria, which may be expressed with respect to the Company or one or more of our operating units or groups: the price of our Common Stock or the common stock of any affiliate; stockholder return; return on equity; return on investment; return on capital; sales productivity; comparable store sales growth; economic profit; economic value added; net income; operating income; gross margin; sales; free cash flow; earnings per share; operating Company contribution; and market share. Performance goals will include a minimum performance standard

(performance below which will result in no payment of incentive compensation under the Plan), and a maximum performance standard (performance in excess of which will not increase payable incentive compensation). Performance goals may be based on an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses, and progress toward achieving the strategic plan for the business. The Compensation Committee may adjust performance goals for items specified in the Plan (see Exhibit B), but only if such an adjustment would not cause a payment of incentive compensation to fail to qualify as performance-based compensation under Code Section 162(m).

Annual incentive compensation targets shall be established for participants ranging from 0% to 300% of each participant’s base salary. The terms of the objective formula or standard setting such targets must prevent any discretion from being exercised by the Compensation Committee to later increase the amount otherwise payable to any Section 162(m) Executive, but may allow discretion to decrease the amount payable. Participants may earn their target incentive compensation if the business achieves the pre-established performance goals. The target incentive compensation percentage for each participant will be based on the level and functional responsibility of the participant’s position, size of the business for which the participant is responsible and competitive practices. The amount of incentive compensation paid to participants may range from zero to double their targets, based upon the extent to which performance goals are achieved or exceeded.

Payment of Incentive Compensation

The selection of participants to whom incentive compensation may be paid and the amount of the incentive compensation actually paid to a participant for a performance period will be determined by the Compensation Committee, in its sole discretion, including zero. The aggregate actual amount of all incentive compensation awards payable under the Plan to any participant in any fiscal year of the Company may not exceed $15 million. Incentive compensation will be paid in cash at such times and on such terms as are determined by the Compensation Committee, but not later than sixty (60) days following the end of the applicable performance period. To the extent determined by the Compensation Committee, annual incentive compensation may be paid in shares of our Common Stock under our then effective equity incentive plan, or may be deferred under our Supplemental Retirement Plan, subject to the terms and conditions of such plans.

Clawback of Incentive Compensation

The Compensation Committee may clawback outstanding awards under the Plan or compensation paid out under the Plan if (1) required by applicable law or (2) (i) a participant engaged in fraudulent conduct or activities relating to the Company, (ii) a participant has knowledge of such conduct or activities, or (iii) a participant, based upon the participant’s position, duties or responsibilities, should have had knowledge of such conduct or activities.

Adoption, Amendment and Termination

Subject to the approval of the Plan by our stockholders, the Plan will be effective for payments made with respect to performance periods that commence during our 2011 fiscal year and thereafter, and will continue in effect until terminated as provided below.

Our Board may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Board may deem advisable, subject, with respect to any Section 162(m) Executive, to any requirement for stockholder approval imposed by applicable law. No amendment, suspension or termination of the Plan may, without the consent of the person affected thereby, materially adversely alter or impair any rights or obligations under any incentive compensation previously awarded under the Plan, except to the extent required by applicable law or stock exchange rules.

Performance awards have been granted under the Plan in respect of our 2011 fiscal year Spring selling season, subject to stockholder approval. If the Plan is not approved, the conditional awards will be canceled, no further awards will be made under the Plan, and the Compensation Committee will consider other alternatives.

Assuming (i) that the Plan is approved by stockholders and (ii) that target performance for our 2011 fiscal year Spring selling season is attained, the table below summarizes the resulting amounts that would be payable pursuant to the conditional awards granted under the Plan in respect of our Spring selling season of our 2011 fiscal year. No awards have been made in respect of our 2011 fiscal year Fall selling season.

Name and Position	Spring Selling Season Dollar Value Payable at Target ($)
Leslie H. Wexner, Chairman of the Board, CEO	$1,423,760
Sharen J. Turney, Executive Vice President, CEO/President, Victoria’s Secret	884,000
Martyn R. Redgrave, Executive Vice President, Chief Administrative Officer	582,400
Diane L. Neal, Executive Vice President, CEO, Bath & Body Works	535,600
Stuart B. Burgdoerfer, Executive Vice President, Chief Financial Officer	360,000
All Executive Officers as a Group	4,010,760
All Current Directors Who are Not Executive Officers as a Group	0
Associates Other than Executive Officers as a Group	5,441,752

The Board of Directors Recommends A Vote FOR Approval of the Plan.

PROPOSAL 5:    ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires us to provide an advisory stockholder vote to approve the compensation of the Company’s named executive officers, as such compensation is disclosed pursuant to the disclosure rules of the Securities and Exchange Commission. Accordingly, the Company is providing its shareholders with the opportunity to cast an advisory vote on the fiscal 2010 compensation of our named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures.

Stockholders are being asked to vote on the following resolution:

“RESOLVED, that the stockholders approve the compensation of the Company’s executive officers named in the Summary Compensation Table, as disclosed pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures).”

In fiscal 2010, the Company performed strongly despite continued economic challenges, which allowed us to provide significant returns to our stockholders. We believe in paying for performance and that our performance-based compensation policies incentivized superior performance, which contributed to the Company’s success. Please refer to the section entitled “Compensation-Related Matters” of this proxy statement for a detailed discussion of the Company’s executive compensation principles and practices and the fiscal 2010 compensation of our named executive officers. Highlights of our compensation principles and practices include the following:

We encourage ownership of our Common Stock and have instituted stock ownership guidelines for our named executive officers.

We pay competitively and annually compare our pay practices with those of other leading retail organizations.

We pay for performance through short-term performance-based cash incentive compensation and long-term equity-based compensation. In fiscal 2010, short-term incentive payments exceeded the target level due to superior performance.

We pay equitably and consider the depth and scope of accountability, complexity of responsibility and performance when making compensation decisions.

This vote is not intended to address any specific item of compensation, but rather the overall compensation principles and practices and the fiscal 2010 compensation of the Company’s named executive officers.

Although, as an advisory vote, this proposal is not binding upon the Company or the Board, the Compensation Committee, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to the Company’s executive officers, will carefully consider the shareholder vote on this matter, along with all other expressions of shareholder views it receives on specific policies and desirable actions.

To help ensure that all shareholder views are well understood by the Board, the Company also encourages stockholders to use any of a number of direct communication mechanisms to effectively raise specific issues or concerns with regard to our executive compensation principles and practices.

The Board Recommends a Vote FOR this Proposal.

PROPOSAL 6:    ADVISORY VOTE TO DETERMINE THE FREQUENCY OF

FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires us to provide an advisory stockholder vote with respect to how often to present the advisory stockholder vote to approve the compensation of the Company’s named executive officers (the “say-on-pay vote”). We must solicit your advisory vote on whether to have the say-on-pay vote every 1, 2 or 3 years.

Accordingly, the Company is providing its stockholders with the opportunity to cast an advisory vote as to the appropriate frequency for the say-on-pay vote. Stockholders may vote as to whether the say-on-pay vote should occur every 1, 2 or 3 years, or may abstain from voting on the matter.

The Company values the opinion of its stockholders and believes that an annual say-on-pay vote will best reinforce the Company’s desire to communicate with its stockholders. An annual say-on-pay vote will allow the Company’s stockholders to regularly express a view on the Company’s compensation policies and practices.

Although, as an advisory vote, this proposal is not binding upon the Company or the Board, the Compensation Committee, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to the Company’s executive officers, or the Nominating & Governance Committee, which is comprised solely of independent directors and is responsible for periodically reviewing the Company’s corporate governance principles, will each carefully consider the shareholder vote on this matter, along with all other expressions of shareholder views received on this matter.

The Board Recommends a Vote of “1 Year” for the Frequency of Future Advisory Say-On-Pay Votes.

PROPOSAL 7:    STOCKHOLDER PROPOSAL

John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, owner of 240 shares of the Company’s Common Stock, has notified the Company that he intends to submit the following proposal at this year’s meeting:

Adopt Simple Majority Vote

RESOLVED, Shareholders request that our board take the steps necessary so that each shareholder voting requirement impacting our company, that calls for a greater than simple majority vote (including our 75% hurdles), be changed to a majority of the votes cast for and against the proposal in compliance with applicable laws.

Supporting Statement of John Chevedden

Corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. Shareowners are willing to pay a premium for shares of corporations that have excellent corporate governance. Supermajority voting requirements have been found to be one of six entrenching mechanisms that are negatively related with company performance. See “What Matters in Corporate Governance?” Lucien Bebchuk, Alma Cohen & Allen Ferrell, Harvard Law School, Discussion Paper No. 491 (09/2004, revised 03/2005).

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. The proponents of these proposals included William Steiner, James McRitchie and Ray T. Chevedden.

If our Company were to remove required supermajority, it would be a strong statement that our Company is committed to good corporate governance and its long-term financial performance.

The merit of this Simple Majority Vote proposal should also be considered in the context of the need for additional improvement in our company’s 2010 reported corporate governance status:

The Corporate Library www.thecorporatelibrary.com, an independent investment research firm rated our company “D” with “High Governance Risk,” “High Concern” in Board Composition and “Very High Concern” in Executive Pay. The $10 million for CEO Leslie Wexner was among the highest for CEO’s of retail apparel companies. There was a lack of performance-based incentives tied to actual long-term performance. These facts suggest that executive pay practices were not aligned with the long-term interest of shareholders.

Five directors were age 71 to 77. Four directors had 23 to 47 years of long-tenure, including Founder, Chair, and CEO Leslie Wexner (47-years). Abigail Wexner, age 48 and the founder’s wife, was on the board for 13 years. Long-tenure raised concerns about director entrenchment.

Three directors, age 72 to age 77, had no other current major corporate directorship experience. This could indicate a significant lack of current transferable director experience. Donna James, Raymond Zimmerman and Jeffrey Miro attracted our highest negative votes (18%) and were still allowed 5 seats on our most important board committees.

With no Lead Director we also had no shareholder right to proxy access, no cumulative voting, no right to call a special shareholder meeting, no shareholder written consent and no right to vote on each director annually.

Please encourage our board to respond positively to this proposal to initiate improved governance: Adopt Simple Majority Vote—Yes on 7.

Our Response—Statement in Opposition to the Stockholder Proposal

The Board has carefully considered the above proposal and believes that it is not in the best interests of our stockholders. Consequently, the Board recommends a vote AGAINST the proposal.

Voting Requirements. Under the Company’s existing governance documents, a simple majority vote requirement already applies to most matters submitted for stockholder approval. The Board believes that supermajority votes are appropriate and necessary with respect to a small number of fundamental matters of corporate structure and governance. These matters include: (i) approval of certain business combinations with an individual, entity or group that collectively owns 20% or more of the Company’s voting securities; (ii) approval of certain fundamental transactions, including mergers, a sale of substantially all of the Company’s assets or dissolution of the Company; (iii) removal of a director for cause; (iv) an alteration, amendment or repeal of the bylaws or any amendment to the certificate of incorporation that contravenes any existing bylaw; and (v) an amendment to certain provisions in the Company’s certificate of incorporation.

Broad Consensus of All Stockholders. Delaware law permits supermajority voting requirements, and a number of publicly traded companies have adopted these provisions to preserve and maximize long-term value for all stockholders. The Board strongly believes that extraordinary transactions and fundamental changes to corporate governance should have the support of a broad consensus of the Company’s stockholders rather than just a simple majority. The Board also believes that the supermajority vote requirements protect stockholders, particularly minority stockholders, against the potentially self-interested actions of short-term investors. Without these provisions, it would be possible for a group of short-term stockholders to approve an extraordinary transaction that is not in the best interests of the Company and is opposed by nearly half of the Company’s stockholders.

Fiduciary Duty. The Board is subject to fiduciary duties under the law to act in a manner that it believes to be in the best interests of the Company and its stockholders. Stockholders, on the other hand, do not have the same fiduciary duties as the Directors. As a result, a group of short-term stockholders may act in their own self-interest to the detriment of other stockholders. Accordingly, our supermajority voting standards are necessary to safeguard the long-term interests of the Company and its stockholders.

Protection Against Certain Takeovers. Our supermajority voting provisions further protect the Company’s stockholders by encouraging persons or firms making unsolicited takeover proposals to negotiate directly with the Board. Seven of the Company’s ten Board members are independent under the standards adopted by the New York Stock Exchange. The Company believes that its independent Board is in the best position to evaluate proposed offers, to consider alternatives, to protect stockholders against abusive tactics during a takeover process and, as appropriate, to negotiate the best possible return for all stockholders. Elimination of these supermajority provisions would make it more difficult for the Company’s independent, stockholder-elected Board to preserve and maximize value for all stockholders in the event of an unsolicited takeover bid by decreasing the acquirer’s incentive to negotiate with the Board and reducing the Board’s leverage in these negotiations.

Corporate Governance Practices. The Company’s Nominating & Governance Committee regularly considers and evaluates corporate governance developments and recommends appropriate changes to the Board. As discussed in this proxy statement, the Board operates under corporate governance principles and practices that are designed to maximize long-term stockholder value, align the interests of the Board and management with those of our stockholders, and promote high ethical conduct among our Directors and employees. The Company’s governance policies and practices fully comply with all corporate governance standards of the NYSE and the Commission. The Board believes that implementation of this proposal would adversely impact the Company’s carefully considered corporate governance practices and, therefore, is not in the best interests of the Company and its stockholders.

The Proponent’s False Claims. To bolster his argument that the Company’s corporate governance structure is inadequate, the proponent states that the Company has no lead director. This statement is simply untrue. As clearly disclosed in the proxy statement, Allan R. Tessler, the Chairperson of the Nominating & Governance Committee, serves as the Company’s lead independent director. The proponent also makes objectively false claims about Mr. Wexner’s compensation. The Board urges stockholders not to be misled by the proponent’s blatant misrepresentations when considering the proposal.

Effect of Proposal. It is important to note that stockholder approval of this proposal would not in itself remove the supermajority vote standards. Under the law of Delaware, the Company’s state of incorporation, the Board must first authorize an amendment to the Company’s certificate of incorporation that would be submitted to stockholders at a subsequent meeting. To implement the proposal, stockholders would have to approve the amendment by an affirmative vote of not less than 75% of the outstanding shares entitled to vote.

Board Recommendation. After careful consideration, the Board has determined that retention of our few supermajority voting requirements remains in the long-term best interests of the Company and its stockholders. The Board believes that the substantial benefits of these voting requirements do not come at the expense of prudent corporate governance. To the contrary, the voting requirements are designed to protect the interests of all stockholders. Moreover, the strong financial performance of the Company, and the various corporate governance measures already implemented by the Board, confirm the Board’s commitment to ensuring that the Company is governed in a manner that furthers the interests of all of its stockholders.

The Board Recommends a Vote AGAINST The Stockholder Proposal.

COMPENSATION-RELATED MATTERS

Compensation Discussion and Analysis

Executive Summary

The Limited Brands’ executive compensation program is designed to ensure that the interests of our executive officers are closely aligned with those of our stockholders. We believe that our program is effective in allowing us to attract, motivate and retain highly qualified senior talent who can successfully deliver outstanding business performance.

We target total compensation for our executive officers between the 50th and 75th percentile of the competitive market and believe that this practice allows us to attract and retain highly skilled executive officers and to provide rewards that are competitive based on the market value for skills needed to manage our complex and increasingly diverse business. In addition, we believe that this practice is appropriate in light of the high level of commitment, job demands and the expected performance contribution required from each of our executive officers in our extremely competitive marketplace.

In fiscal 2010, the Company’s net sales were $9.613 billion, an increase of 11% compared to net sales in fiscal 2009. Fiscal 2010 net income was $805 million, which was an increase of 80% compared to net income for fiscal 2009. In fiscal 2010, earnings per diluted share were $2.42 per share, an increase of 77% compared to earnings per diluted share in fiscal 2009.*

We had consistent growth in profitability during fiscal 2010 which allowed us to generate significant free cash flow. This cash flow has allowed us to provide significant returns to our stockholders during fiscal 2010 with the payment of two special dividends totaling $1.2 billion or $4.00 per share in addition to a 52% increase in our stock price from $19.02 on January 29, 2010 to $28.92 on January 28, 2011.

During 2010, recognizing the successful performance of the 2009 and 2010 fiscal years in the context of continued economic challenges and with the goal of incentivizing continued superior performance, the Compensation Committee of the Board took the following actions:

•

Did not award salary increases to four of the five executive officers named in our 2010 Summary Compensation Table. Ms. Neal received a base salary increase of 7.9% in recognition of her contributions to the significant improvement in the financial performance of the Bath & Body Works brand which included operating income growth of 67% in fiscal 2009.

•	Increased short-term performance-based incentive compensation target percentages of base salary for each of the named executive officers.

•	Based on above target performance, paid short-term performance-based compensation above target for each season.

*	In fiscal 2010, net income included the following items:

•	a $ 52 million pre-tax gain related to the initial public offering of Express, including the sale of a portion of our shares;

•	a $49 million pre-tax gain related to a $57 million cash distribution from Express;

•	a $45 million pre-tax gain related to the sale of Express stock;

•	a $25 million pre-tax loss associated with the early retirement of portions of our 2012 and 2014 notes;

•	a $20 million pre-tax gain associated with the sale of our remaining 25% ownership interest in Limited Stores; and

•	a $7 million pre-tax gain related to a dividend payment from Express.

(The corresponding results determined in accordance with generally accepted accounting principles are included in Item 8 of the Financial Statements and Supplementary Data of Limited Brands’ 2010 Annual Report on Form 10-K which is being sent with this proxy statement).

•

Based on record-setting financial performance along with the progress toward the achievement of the Company’s strategic business plan and other objectives, in January 2011, the Compensation Committee awarded Mr. Wexner stock options and performance-based restricted stock units with a value of $8.8 million. Additional information about this award is described below under the heading “CEO Compensation.”

We believe that the increased emphasis on short-term performance-based incentive compensation contributed to strong financial results in fiscal 2010.

The following Compensation Discussion and Analysis outlines additional details regarding our executive compensation program and policies. The Compensation Committee has provided oversight to the design and administration of our program and policies, participated in the preparation of the Compensation Discussion and Analysis and recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Executive Compensation Philosophy

The Compensation Committee believes that executive compensation programs should be built on a philosophy reflected in clearly articulated guiding principles. We have designed our executive compensation programs with the following guiding principles in mind:

To Pay for Performance

We believe in paying for results. Accordingly, the primary goal of the compensation program is to link total executive compensation to performance that enhances stockholder value. Our executives are compensated based on a combination of total Company, brand and individual performance factors.

Total Company and brand performance are evaluated primarily based on the degree by which pre-established financial targets are met. In fiscal 2010, this philosophy resulted in short-term incentive payments that exceeded the targeted level due to superior performance.

Individual performance is evaluated based upon several leadership factors, including:

•	Building brand identity;

•	Attaining specific merchandise and financial objectives;

•	Building and developing a strong leadership team;

•	Developing an effective infrastructure to support future business growth and profitability; and

•	Commitment to living the values of Limited Brands.

To Pay Competitively

We are committed to providing a total compensation program designed to attract superior leaders to the Company and to retain performers of the highest caliber. To achieve this goal, we annually compare our pay practices and overall pay levels with other leading retail organizations as well as, where appropriate, with non-retail organizations when establishing our pay guidelines.

To Pay Equitably

We believe that it is important to apply generally consistent guidelines for all executive officer compensation programs. In order to deliver equitable pay levels, the Compensation Committee considers depth and scope of accountability, complexity of responsibility, and executive officer performance, both individually and collectively as a team.

To Encourage Ownership of Company Common Stock

We design compensation policies and practices to encourage ownership of Common Stock. The Compensation Committee previously instituted stock ownership guidelines for our executive officers. The guidelines, described in more detail under heading “Stock Ownership Guidelines” below, set a minimum level of ownership value according to the position and responsibility ranging from three to five times an executive’s annual base salary.

According to these principles, we generally have structured our total compensation for executive officers such that a smaller proportion is fixed compensation and a larger proportion is performance-contingent, based on brand and/or total Company operating income and Common Stock performance.

Executive Compensation Practices

The principal elements of our executive compensation programs are base salary, short-term performance-based cash incentive compensation and long-term equity-based incentive compensation. The Compensation Committee continually reviews our executive compensation programs to ensure they best reflect our compensation philosophy. The programs are reviewed in relation to market practice considering the scope of each executive’s role and such executive’s performance.

Market practice consideration consists of a comparison of the target and actual compensation for each of our named executive officers to publicly available data on base salary, bonus and long-term incentive compensation for executives from a peer group consisting of 20 specialty and department store retail organizations. This data and comparison are used to benchmark the appropriateness and competitiveness of our executive compensation programs.

In 2010, with the assistance of Towers Watson, this peer group was updated to replace Tween Brands (due to its acquisition) and Bed Bath & Beyond with Aeropostale and Starbucks. These changes do not have a material impact on our relative ranking within the peer group in terms of revenue, income or market capitalization. Our peer group companies were chosen because of their general similarity to Limited Brands in total revenue, business and merchandise focus, geographic location and/or their competition with the Company for executive talent. For fiscal 2010, the complete list of companies in our peer group is as follows:

Abercrombie & Fitch	DSW	Nordstrom
Aeropostale	Estee Lauder	Polo Ralph Lauren
American Eagle Outfitters	Gap	Starbucks
Ann Taylor	JCPenney	Target
Avon	Kohl’s	TJX Companies
Liz Claiborne	Macy’s	Williams-Sonoma
Coach	Nike

Our peer group includes a subset of companies in the S&P 500 Retail Composite Index represented in the Comparison of Cumulative 5-Year Total Return graph included in our Annual Report on Form 10-K for the 2010 fiscal year.

At the Compensation Committee’s request, Towers Watson analyzed (i) our long-term equity compensation program and its relationship to our performance over the three-year period ending in fiscal 2009 and (ii) our short-term cash incentive compensation program and its relationship to our 2009 fiscal year performance. Our compensation levels and performance over the relevant time period was compared on a relative basis to that of our peer group described above. Based on this analysis, the Compensation Committee believes that the short-term and long-term compensation realized by our named executive officers is aligned with performance and is reasonable based on the competitive market, achievement of performance goals and total returns delivered to our stockholders.

For fiscal 2010, our named executive officers’ total direct compensation at target, including base salary, short-term performance-based incentive compensation and equity-based incentives, was strategically positioned above the median when compared to our peer group. Actual performance results for fiscal 2010 were above targeted levels and as a result, actual compensation was above targeted levels.

Although there is no formal policy for a specific allocation between short- and long-term, fixed and at-risk, or between cash and non-cash compensation, the Compensation Committee seeks a pay mix that places greater emphasis on performance-based and equity compensation. This pay mix is designed to generally reflect market practice, the needs of our workforce and to provide executive officers with attractive levels of current pay while encouraging officers to remain with our Company for the long-term. In addition, we believe the structure of our pay mix appropriately motivates our executives without encouraging unnecessary risk-taking.

The Compensation Committee reviewed all of the components of the named executive officers’ compensation for the years 2008, 2009 and 2010, including salary, short-term incentive compensation, realized and unrealized gains on stock options and restricted stock units, the cost to the Company of all perquisites, payout obligations under the Company’s non-qualified deferred compensation plan and supplemental executive retirement plan and potential payouts under several potential severance and change-in-control scenarios. Tally sheets including all of the above components were reviewed by the Compensation Committee to determine the reasonableness of the compensation of the named executive officers. The Compensation Committee concluded that compensation levels are reasonable and in the best interests of Limited Brands and its stockholders. The Compensation Committee will continue to review tally sheets at least annually.

We would seek to recover, under the relevant provisions of the Sarbanes-Oxley Act, previously awarded bonuses or equity-based compensation or profits in the event of a restatement of financial or other performance results.

Base Salary

The Compensation Committee annually reviews and approves the base salary of each named executive officer. In determining base salary adjustments, the Compensation Committee considers the size and responsibility of the officer’s position, total Company and brand performance, the officer’s overall performance and future potential and the level of overall compensation paid by competitors for comparable positions. Individual performance is measured against the following factors: seasonal and annual business goals; brand strategy execution and business growth goals; recruitment and development of leadership talent; and commitment to living the values of Limited Brands. These factors are considered subjectively in the aggregate, and none of these factors are assigned a formula weight.

In response to continued economic challenges and consistent with the Compensation Committee’s emphasis on compensation that is performance-based, for the second straight year no change was made to the base salaries for four of the five named executive officers in fiscal 2010. Accordingly, these four named executive officers have not received a base salary increase since 2008. Ms. Neal received a base salary increase of 7.9% in recognition of her contributions to the significant improvement in the financial performance of the Bath & Body Works brand which included operating income growth of 67% in 2009.

	2009 Base Salary ($)	2010 Base Salary ($)	% Increase
Mr. Wexner	$1,924,000	$1,924,000	0.0%
Ms. Turney	1,250,000	1,250,000	0.0%
Mr. Redgrave	1,040,000	1,040,000	0.0%
Ms. Neal	927,000	1,000,000	7.9%
Mr. Burgdoerfer	725,000	725,000	0.0%

Short-Term Performance-Based Incentive Compensation.

Our short-term performance-based incentive compensation program for executive officers provides for incentive payments for each six-month operating season, reflecting the seasonal nature of our business. These incentive payments are based on the attainment of pre-established objective financial goals and are intended to motivate executives to work effectively to achieve financial performance objectives and reward them when objectives are met and results are certified by the Compensation Committee. These incentive payments are paid in cash, unless the executive elects to receive a portion in Common Stock as discussed below.

The target short-term performance-based incentive compensation opportunity for each eligible executive is set at a percentage of base salary. For fiscal 2010, the Compensation Committee approved an increase in the short-term performance-based incentive compensation target percentages for each of the named executive officers:

Mr. Wexner	Increase from 160% of base salary to 175%
Ms. Turney	Increase from 150% of base salary to 160%
Mr. Redgrave	Increase from 130% of base salary to 135%
Ms. Neal	Increase from 110% of base salary to 120%
Mr. Burgdoerfer	Increase from 100% of base salary to 110%

The Compensation Committee approved these changes to provide increased motivation for the achievement of the Company’s financial goals and to offset the impact of three years at the same base salary.

The amount of short-term performance-based incentive compensation earned by participating executives can range from zero to double their incentive target, based upon the extent to which the pre-established financial goals are achieved or exceeded. The threshold, target and maximum short-term performance-based non-equity incentive payout opportunities of our named executive officers for fiscal 2010 are set forth below and in the Grants of Plan-Based Awards for Fiscal 2010 table below. Actual payouts under this plan for fiscal 2010 are set forth below and in the “Non-Equity Incentive Plan Compensation” column of the 2010 Summary Compensation Table below.

Executive Officer	Minimum ($)	Threshold ($)	Target($)	Maximum ($)	Actual ($)
Mr. Wexner	$0	$673,400	$3,367,000	$6,734,000	$6,302,351
Ms. Turney	0	400,000	2,000,000	4,000,000	3,998,400
Mr. Redgrave	0	280,800	1,404,000	2,808,000	2,628,007
Ms. Neal	0	240,000	1,200,000	2,400,000	1,981,920
Mr. Burgdoerfer	0	159,500	797,500	1,595,000	1,492,761

The pre-established objective financial targets under this program for fiscal 2010 were based on operating income, subject to adjustments for extraordinary items as approved by the Compensation Committee. Operating income is used because it measures performance over which executives can have significant impact. Operating income is also directly linked to the Company’s long-range growth plan and to performance that drives stockholder value. For executives that are dedicated to a single brand, their targets are based solely on their brand’s operating income. For executives that have enterprise-wide responsibility, their targets are based 80% on a weighted average of the percentage achievement of major brand operating income targets and 20% on total Company operating income.

The following table shows each named executive officer’s incentive compensation target percentage of base salary and the operating income performance incentive targets and weighting used to determine the incentive payment:

Executive Officer	Target % of Base Salary	Short-Term Performance Incentive Target Weighting and Metric
Mr. Wexner	175%	53% Victoria’s Secret operating income target, 20% Bath & Body Works operating income target, 7% LaSenza and Mast operating income targets and 20% total Limited Brands operating income target
Mr. Redgrave	135%
Mr. Burgdoerfer	110%
Ms. Turney	160%	100% Victoria’s Secret operating income target
Ms. Neal	120%	100% Bath & Body Works operating income target

We set operating income targets at the beginning of each six-month season based on an analysis of historical performance, income expectations for that brand, financial results of other comparable businesses and progress toward achieving our strategic plan.

In fiscal 2010, the Compensation Committee set targets that reflected the uncertain economic environment and provided incentive to maximize sales and manage expenses. The seasonal operating income targets for Spring and Fall, respectively (by brand), for each of Messrs. Wexner, Burgdoerfer and Redgrave were: Victoria’s Secret, $261 million, $435 million; Bath & Body Works, $79 million, $334 million; LaSenza and Mast, $55 million, $84 million; and total Limited Brands (including our remaining smaller brands and corporate expenses), $271 million, $732 million. The operating income targets for Ms. Turney are based solely on Victoria’s Secret and for Ms. Neal are based solely on Bath & Body Works.

These targets represented significant growth in operating income over fiscal 2009, and Fall season targets were set at a level which, if achieved, would represent record-setting seasonal operating income for the brands. The targets were designed to reflect stretch performance that was achievable based on operating plans and to encourage our executive officers not to take unnecessary or excessive risks.

We believe that the incentives under our short-term performance-based incentive compensation program contributed to executive officer performance that delivered operating income growth, significant improvement in merchandise margin rates, reduction in expenses and an increase in operating cash flow during fiscal 2010.

We do not believe that disclosure of our 2011 performance targets is relevant to an understanding of compensation for our 2010 fiscal year.

To encourage stock ownership and to foster executive retention, executives who elect to receive up to 25% of their short-term performance-based incentive compensation in the form of Common Stock will also receive a matching restricted stock unit grant of 25% of the amount the executive elected to receive in Common Stock, which will cliff vest in full at the end of three years, subject to continued employment.

Equity-Based Incentive Programs

The Compensation Committee believes that long-term equity-based compensation encourages performance that enhances stockholder value by ensuring that our executive officers realize similar gains and losses as our stockholders. We believe that the vesting requirement of our long-term equity compensation increases the likelihood that we will be able to retain top performers. Our equity-based incentive program can include stock options, performance-based restricted stock units and time-vested restricted stock units. Executives are awarded equity as part of our annual merit review process based on general guidelines which include the Company’s performance, the individual’s performance and responsibility level, competitive practice and the market price of our Common Stock. In fiscal 2010, based on an evaluation of named executive officer and Company performance in fiscal 2009, stock options and restricted stock units were awarded to the named executive officers and are detailed below in the Grants of Plan-Based Awards for Fiscal 2010 table.

Equity awards are dated effective the later of the date of approval or the effective date for grants in connection with hirings, promotions, etc.

In connection with the payment to stockholders of the extraordinary cash dividends on April 19, 2010 and December 21, 2010, the Committee equitably adjusted (i) the number of shares available for grant under the 1993 Plan as well as (ii) outstanding awards under the 1993 Plan (which, in the case of options, included adjustments to both the number of shares of Common Stock covered by the option as well as the exercise price), in each case pursuant to the terms of the 1993 Plan.

Stock Options

Stock options generally comprise 25% of the value of the executive’s annual equity-based long-term incentive opportunity award. Stock options are awarded to align executive interests with stockholder interests by creating a direct link between compensation and stockholder return and to help retain executives. In fiscal 2010, stock options were awarded to our named executive officers in the amounts set forth below in the Grants of Plan-Based Awards for Fiscal 2010 table. Unless noted otherwise, options granted to each named executive officer vest, subject to continued employment, in three equal installments beginning on the first anniversary of the grant date. The exercise price for these options is equal to the closing price of the underlying Common Stock on the grant date.

Restricted Stock Units

Restricted stock units, generally comprise 75% of the value of executives’ annual equity-based long-term incentive opportunity award. Restricted stock units are awarded to encourage ownership of Common Stock, retain superior executive talent and reward exceptional executive performance.

Restricted stock units granted to our executive officers are subject to a performance metric, specifically operating income. The operating income performance target required for our named executive officers to earn their performance-based restricted stock units was achievement of $100 million of operating income for the 2010 fiscal year. This performance hurdle is intended to satisfy the requirements for tax deductibility under Code Section 162(m). In order to ensure the retentive value of the program, if the performance metric is achieved, the restricted stock units generally cliff vest on the third anniversary of the grant date, subject to continued employment.

As noted above, time-vested restricted stock units are awarded to executives as a match on his or her election to receive a portion of his or her short-term performance-based incentive compensation in stock, rather than cash, and as deemed appropriate by the Compensation Committee.

The Compensation Committee awarded our named executive officers restricted stock units in fiscal 2010 in the amounts set forth below in the Grants of Plan-Based Awards for Fiscal 2010 table. Since the performance metric (as described above) was achieved in fiscal 2010, these awards vest 100% on the third anniversary of the grant date, subject to continued employment.

Individual Equity Award Determinations

In determining the size of each named executive officer’s equity award, the Compensation Committee considered individual performance, each officer’s contribution to the success of the 2009 fiscal year while taking into account the Company’s overall budget for equity compensation expense and stockholder dilution.

Retirement Plan Benefits

The Compensation Committee believes that, in addition to short- and long-term compensation, it is important to provide our executive officers with competitive post-employment compensation. Post-employment compensation consists of two main types—qualified and non-qualified defined contribution retirement plan benefits and termination benefits. The Compensation Committee believes that retirement plan benefits and termination benefits are important components in a well-structured executive officer compensation package, and the Compensation Committee also seeks to ensure that the combined package is competitive at the time the package is negotiated with each executive officer.

The Company does not sponsor a defined benefit retirement plan as we do not believe that such a plan best serves the needs of our associates or the business. The Company sponsors a tax-qualified defined contribution retirement plan and a non-qualified supplemental retirement plan. Participation in the qualified plan is available to associates who meet certain age and service requirements. Participation in the non-qualified plan is made available to associates who meet certain age, service, job level and compensation requirements. Our named executive officers participate in both plans.

The qualified plan permits participating associates to elect contributions up to the maximum limits allowable under the Code. The Company matches associates’ contributions according to a predetermined formula and contributes additional amounts based on a percentage of the associates’ eligible annual compensation and years of service. Associates’ contributions and Company matching contributions to the qualified plan vest immediately. Additional Company contributions and the related investment earnings are subject to vesting based on years of service.

The non-qualified plan is an unfunded plan which provides benefits beyond the Code limits for qualified defined contribution plans. The plan permits participating associates to elect contributions up to a maximum percentage of eligible compensation. The Company matches associates’ contributions according to a predetermined formula and contributes additional amounts based on a percentage of the associates’ eligible compensation and years of service. The plan also permits participating associates to defer additional compensation up to a maximum amount which the Company does not match.

Associates’ accounts are credited with interest using a rate determined annually based on factors which include an evaluation of the 10-year and 30-year borrowing rates available to the Company and the long-term Applicable Federal Rate published by the Internal Revenue Service. We believe that borrowing rates are an important consideration in determining the rate because unfunded associate contributions to the plan have a positive impact on Company cash flow, thus reducing the borrowing needs of the Company. The application of a long-term borrowing rate formula generally results in a rate that is considered “above market” as defined by SEC guidelines.

Associates’ contributions to the non-qualified plan and the related interest vest immediately. Company contributions and credits to the non-qualified plan and the related interest are subject to vesting based on years of service. Associates generally may elect in-service distributions for the unmatched deferred compensation component only. The remaining vested portion of associates’ accounts in the plan will be distributed upon termination of employment in either a lump sum or in equal annual installments over a specified period of up to 10 years.

Additional tabular disclosure of certain termination benefits is set forth below under the heading “Retirement and Other Post-Employment Benefits.”

Perquisites

We provide our executive officers with perquisites that the Compensation Committee believes are reasonable and in the best interests of the Company and its stockholders. We provide our executive officers reimbursement of financial planning costs of up to $15,000. For fiscal 2010, we also provided reimbursement of up to $10,000 of eligible medical costs not covered under the Company’s standard health benefit package. This benefit has been discontinued in fiscal 2011. Ms. Turney has a life insurance policy with premiums that are paid by the Company. We also provide for tax equalization payments on certain taxable income in order to maximize the benefit provided by such items. The value of these benefits, to the extent utilized by our named executive officers, is disclosed below in footnote (6) to the 2010 Summary Compensation Table.

The Board of Directors has approved a security program (the “Security Program”) that provides security services to Mr. Wexner and his family. We require these security measures for the benefit of the Company and believe these security costs are appropriate given the risks associated with Mr. Wexner’s role and position. We periodically hire a third party to review our Security Program to verify that a bona fide business oriented security concern exists and that the Security Program costs are reasonable and consistent with these concerns. The Security Program requires Mr. Wexner to use corporate provided aircraft, or private aircraft that is in compliance with the Security Program, whether the purpose of the travel is business or personal.

The cost of security services which are not business related have been reimbursed to the Company by Mr. Wexner. In addition, to the extent that corporate provided aircraft is used by Mr. Wexner or any executive officer for personal purposes, he or she has reimbursed the Company based on the greater of the amount established by the IRS as reasonable for personal use or the aggregate incremental cost associated with the personal use of the corporate owned aircraft as determined by an independent, third party aircraft costing service.

Severance Agreements and Change in Control Agreements

The Compensation Committee believes that severance and change in control arrangements have unique characteristics and value. For example, severance agreements provide protection for prospective executives who may forego significant bonuses and equity awards at the companies they are leaving or who face relocation expenses and family disruption. Generally, executives are not willing to accept such risks and costs without protection in the event their employment is terminated due to unanticipated changes, including a change in control. Additionally, executives often look to severance agreements to provide protection for lost professional opportunities in the event of a change in control and consequently assign significant value to them.

The Compensation Committee believes that severance arrangements protect stockholder interests by retaining management should periods of uncertainty arise. Because our severance arrangements are structured to serve the above purposes and because severance agreements represent a contractual obligation of our Company, decisions relating to other elements of compensation have minimal effect on decisions relating to existing severance agreements.

Due to his unique role as the founder of the Company, Mr. Wexner is not covered by a severance or change in control agreement. However, under the terms of our 1993 Plan, in the event of a change in control or death, all of Mr. Wexner’s unvested stock options and restricted stock units, will become vested. Also under the 1993 Plan, upon retirement, Mr. Wexner’s restricted stock units will vest pro-rata based on the fraction of whole months he worked from the grant date over the full vesting period (i.e., one-third will vest if twelve full months are completed from the grant date for a grant that otherwise would vest 100% three years from the grant date).

We have entered into severance and change in control agreements with all of our named executive officers other than Mr. Wexner as noted above. The benefits payable under these arrangements in certain circumstances are disclosed below under the heading “Estimated Post-Employment Payments and Benefits.” These agreements generally provide that, if we fail to extend the executive’s agreement or terminate the executive’s employment without cause, or if the executive terminates his or her employment for good reason, the executive will continue to receive his or her base salary for one year after the termination date. If the executive agrees to execute a general release of claims against the Company, the executive will also be entitled to receive an additional year of salary continuation and the amount of incentive compensation that the executive would have otherwise received during the first year after termination.

In connection with a change in control of Limited Brands, in the event that the executive’s employment is terminated either by us without cause or by the executive for good reason, subject to the executive’s execution of a general release of claims against us, the executive would be entitled to a severance benefit equal to two times the executive’s base salary, plus an amount equal to the sum of the executive’s four previous semi-annual payouts under our short-term performance-based incentive compensation plan, together with a pro-rata amount for the short-term incentive compensation performance period in which the executive’s employment terminated. In addition, any unvested stock awards would become vested. In the event any “parachute” excise tax is imposed on Ms. Turney or Mr. Burgdoerfer, such executive will be entitled to tax reimbursement payments.

Common Stock Ownership Guidelines

The Compensation Committee strongly encourages stock ownership of shares of Common Stock by the Company’s named executive officers. In January 2005, the Company introduced minimum stockholding guidelines to be met by 2010 for the named executive officer group. Any individual promoted or hired into a position subject to these guidelines will have a five-year period in which to meet the stock ownership requirements. The stockholding requirements reflect the value of Common Stock held and can be met through direct or beneficial ownership of Common Stock, including shares of Common Stock held through the Company’s stock and retirement plans. In addition to aligning the interests of our named executive officers with those of our stockholders, the stock ownership guidelines promote a long-term focus and discourage inappropriate risk-taking.

Title	Share Ownership Guideline
Chief Executive Officer	5 times base salary
Other Named Executive Officers	3 times base salary

All of the named executive officers hold shares of Common Stock with a value in excess of the ownership guidelines as of the end of the 2010 fiscal year. Details regarding the ownership of shares of Common Stock by the named executive officers are set forth below in the Security Ownership of Directors and Management table.

In addition to stock ownership guidelines for executives, after four years of membership on the Board, members of our Board of Directors must maintain ownership of at least the number of shares of Common Stock received as Board compensation over the previous four years. All non-executive members of our Board are in compliance with this policy.

Tax Deductibility

The Compensation Committee generally seeks to structure executive compensation in a tax efficient manner. The Limited Brands 2007 Cash Incentive Compensation Performance Plan and the 1993 Plan are intended to qualify payments under the Company’s performance-based cash incentive compensation program and equity-based incentive program, respectively for tax deductibility under Code Section 162(m). Successors to these plans are being submitted to stockholders for approval at the meeting to which this proxy statement relates in order to continue compliance with certain provisions under Code Section 162(m). The Compensation Committee has elected not to adopt a policy requiring all compensation to be tax deductible to maintain flexibility in structuring executive compensation to attract highly qualified executive talent and to further our business goals and compensation philosophy.

CEO Compensation

Mr. Wexner has been CEO since founding the Company in 1963. Our compensation consultant, Towers Watson conducts a competitive review and analysis to determine base salary and short- and long-term incentive guidelines for Mr. Wexner’s position using the peer group companies listed above.

In fiscal 2010, as in prior years, in establishing Mr. Wexner’s compensation package the Compensation Committee considered competitive practices, the extent to which the Company achieved operating income and sales objectives, progress regarding brand strategy, and the continued recruitment and development of key leadership talent. These factors are considered in the aggregate and are not assigned a specific weight.

As described earlier, the Compensation Committee continues to emphasize variable, performance-based compensation components for all executives, including Mr. Wexner. Accordingly, Mr. Wexner did not receive any increase to his base salary during fiscal 2009 or fiscal 2010. In March 2010, Mr. Wexner was awarded stock options and restricted stock units and his incentive compensation target was increased from 160% to 175%.

The Compensation Committee awarded Mr. Wexner’s annual equity grant in March 2010 consistent with the level awarded in 2009 using the same considerations used to determine the equity awards for the other named executive officers; this award was valued at $2.9 million and delivered 75% in performance-based restricted stock units and 25% in stock options. In addition, as discussed in the “Executive Summary” above, the Compensation Committee awarded Mr. Wexner an equity grant in January 2011 based on the performance of the Company and his role and leadership in its accomplishments for the 2010 fiscal year, including:

•	Maximizing the profitability of our core brands through increased sales and merchandise margins, careful inventory management and improved execution;

•	Expansion of company owned operations into Canada;

•	Growth of new brand concepts;

•	Implementation of infrastructure and systems to enhance productivity and enable future growth; and

•	Accomplishment of talent retention objectives.

The January 2011 award was valued at $8.8 million. 75% of the value was awarded as performance-based restricted stock units and 25% of the value was awarded as stock options. The quantitative performance measure for Mr. Wexner to earn the performance-based restricted stock units is achievement of at least $100 million of operating income for the 2011, 2012, 2013, 2014 or 2015 fiscal years. This objective performance measure is intended to satisfy the requirements for tax deductibility under Section 162(m). If the performance condition is met, the restricted stock units and option awards will vest 20% on the second and third anniversaries of the grant date and 30% on the fourth and fifth anniversaries of the grant date. In each case, vesting is subject to continued employment.

It is the Compensation Committee’s current intent to continue to assess the Company’s performance as each fiscal year draws to a close and, if appropriate, award Mr. Wexner an equity grant. The Committee has not established a specific formula for determining the size or composition of any potential second annual award but it will broadly consider the Company’s and Mr. Wexner’s market position and:

•	Financial performance as indicated by the achievement of seasonal operating income targets;

•	Achievement of the Company’s strategic business plan objectives;

•	Achievement of individual performance goals for both Mr. Wexner and his direct reports; and

•	Other factors as determined by the Compensation Committee.

While the performance measures provide a framework for determining the size of Mr. Wexner’s equity award, the Compensation Committee retains discretion over the size of the grant, including making no award at all.

Compensation Governance

Our executive compensation program is overseen by the Compensation Committee of the Board. Compensation Committee members are appointed by our Board and meet the independence and other requirements of the NYSE and other applicable laws and regulations. Compensation Committee members are selected based on their knowledge and experience in compensation matters from their professional roles and their roles on other boards.

As part of its self-evaluation process, the Compensation Committee considers best practices and compliance with the highest governance standards. The Compensation Committee continued its work to enhance communication with the Board and maximize the effectiveness of the Compensation Committee. The role of the Compensation Committee and information about its meetings are set forth elsewhere in this proxy statement.

The Compensation Committee’s charter is available on our website at http://www.limitedbrands.com.

Committee Delegation

Company management, including the Executive Vice President of Human Resources and the Senior Vice President of Talent Management and Total Rewards, generally prepare the materials for and attend Compensation Committee meetings, along with a representative from the Office of the General Counsel who records the minutes of the meeting, the Chief Administrative Officer and the Chief Financial Officer. This management team proposes compensation program design and recommends compensation levels and stock awards for executives. The CEO does not play a role in recommending his own compensation. The Compensation Committee makes the final determination regarding management’s proposals. The Compensation Committee regularly meets in executive session without management present.

The Compensation Committee may delegate its authority to subcommittees or the Chair of the Compensation Committee when it deems appropriate and in the best interests of the Company. In accordance with its charter, the Compensation Committee has delegated to our Executive Vice President of Human Resources the authority to make grants of stock rights or options under and in accordance with the Company’s stock incentive plan with a value up to $250,000 to any associate who is not a Section 16 officer of the Company or a senior leadership team member.

Compensation Consultant

As permitted by its charter, the Compensation Committee retained Towers Watson as its independent executive compensation consultant to assist in its evaluation of CEO and executive officer compensation levels, severance arrangements and program design. The Compensation Committee, considering recommendations from our management team, determines the work to be performed by the consultant. The consultant works with management to gather data required in preparing analyses for Compensation Committee review.

Specifically, the consultant provides the Compensation Committee with market trend information, data and recommendations to enable the Compensation Committee to make informed decisions and to stay abreast of changing market practices. Towers Watson worked with the Compensation Committee in the design of the January 2011 stock award for Mr. Wexner. In addition, Towers Watson provided analysis on the alignment of pay and performance, provided consultation on our executive compensation strategy and peer group selection and assisted in the process of preparing this disclosure.

The Compensation Committee has the sole authority to retain and terminate any independent executive compensation consultant. To that end, it periodically reviews the performance of the consultant and considers alternative consultants. In considering the advice provided by an executive compensation consultant, and whether to retain or continue the retention of an executive compensation consultant, the Compensation Committee requires that the Company regularly inform the Compensation Committee of all work provided or to be provided by the consulting firm and its affiliates to the Company in addition to the executive compensation services provided to the Compensation Committee. Additionally, the Compensation Committee reviews all bills rendered by the compensation consulting firm to the Company for services provided to both the Company and the

Compensation Committee. In addition to the services provided at the request of the Compensation Committee, a separate division of Towers Watson provides a call center tracking system for which we pay quarterly software usage fees, aggregating less than $120,000 annually. The Compensation Committee believes that the provision of this work by Towers Watson is not material and does not impair the independence and objectivity of advice provided to the Compensation Committee on executive compensation matters.

2010 Summary Compensation Table

The following table sets forth information concerning total compensation earned by or paid to our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers during the fiscal year ended January 29, 2011 (the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compen- sation ($)(4)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($)(5)	All Other Compen- sation ($)(6)	Total ($)
Leslie H. Wexner	2010	$1,924,000	$0	$8,658,055	$2,988,313	$6,302,351	$323,871	$311,900	$20,508,490
Chairman of the Board, CEO	2009	1,924,000	0	1,882,327	507,794	4,897,119	388,325	1,222,405	10,821,970
	2008	1,909,769	0	1,329,447	585,386	1,523,192	252,015	1,312,532	6,912,341

Sharen J. Turney	2010	1,250,000	0	870,856	299,939	3,998,400	163,204	485,799	7,068,198
Executive Vice President, CEO/President, Victoria’s Secret	2009	1,250,000	1,925,023	955,093	257,654	2,682,750	185,320	383,754	7,639,594
	2008	1,240,385	2,006,173	15,260,956	198,527	1,090,500	112,060	458,882	20,367,483

Martyn R. Redgrave	2010	1,040,000	0	817,059	249,552	2,628,007	24,038	371,479	5,130,135
Executive Vice President, Chief Administrative Officer	2009	1,040,000	0	651,251	171,545	2,150,762	29,117	210,571	4,253,246
	2008	1,032,308	0	2,912,045	237,318	668,970	45,465	219,797	5,115,903

Diane L. Neal	2010	985,962	0	696,677	239,947	1,981,920	40,452	275,336	4,220,294
Executive Vice President, CEO, Bath & Body Works	2009	927,000	0	566,805	152,906	2,039,400	35,820	163,366	3,885,297
	2008	921,808	0	2,334,992	141,022	241,873	16,683	121,047	3,777,425

Stuart B. Burgdoerfer	2010	725,000	0	548,145	173,964	1,492,761	11,708	232,541	3,184,119
Executive Vice President, Chief Financial Officer	2009	725,000	0	573,938	149,280	1,153,330	9,037	159,378	2,769,963
	2008	710,577	0	1,572,102	110,291	358,730	3,336	174,315	2,929,351

(1)

Performance-based incentive compensation bonuses are disclosed in this table under the Non-Equity Incentive Plan Compensation column. None of our named executive officers received a nonperformance-based award in fiscal 2010.

(2)

The value of stock and option awards reflects the aggregate grant date fair value, excluding estimated forfeitures, computed in accordance with Accounting Standards Codification (“ASC”) Subtopic 718 Compensation—Stock Compensation, for each award. Stock options are valued using the Black-Scholes option pricing model. See Note 20 to the Company’s financial statements filed on March 18, 2011 on Form 10-K for the related assumptions for stock options granted during the 2010, 2009 and 2008 fiscal years and for a discussion of our assumptions in determining the aggregate grant date fair value of these awards.

(3)	Stock and option awards were granted to each named executive officer under the Company’s amended and restated 1993 Plan.

The value of stock awards granted in 2008 includes special performance-based restricted stock unit grants awarded to Ms. Turney, Mr. Redgrave, Ms. Neal and Mr. Burgdoerfer intended to assure retention, drive performance and further alignment with stockholder interests. These awards, with the exception of the grant to Ms. Turney, vest 100% three years from the date of grant, subject to continued employment. Ms. Turney’s award was designed to provide significant retentive value and vests over seven years (40% after four years and 20% after each of five, six and seven years), subject to continued employment. In addition to the vesting requirement, these awards were earned based on the achievement of operating income as a percentage of sales above the median of this performance measure for the companies listed in the S&P 500 Retailing Index in 2008.

(4)

Represents the aggregate of the non-equity performance-based incentive compensation for the applicable fiscal Spring and Fall selling seasons. Incentive compensation targets are set based on a percentage of base salary and are paid seasonally based on the achievement of operating income results. The following table illustrates the amount of the compensation paid in cash, stock and voluntarily deferred:

	Paid in Cash ($)	Paid in Stock ($)	Deferred Cash ($)	Deferred Stock ($)	Total ($)
Mr. Wexner	$6,302,351	$0	$0	$0	$6,302,351
Ms. Turney	3,880,029	0	118,371	0	3,998,400
Mr. Redgrave	2,160,342	391,375	76,290	0	2,628,007
Ms. Neal	1,925,197	0	56,723	0	1,981,920
Mr. Burgdoerfer	1,446,643	0	46,118	0	1,492,761

(5)

Limited Brands does not sponsor any tax-qualified or non-qualified defined benefit retirement plans. For fiscal 2010, the amounts shown represent the amount by which earnings, at a rate equivalent to 6.82% compounded monthly on each named executive officer’s non-qualified deferred compensation account balance, exceeds 120% of the applicable federal long-term rate.

(6)	The following table details all other compensation paid to each named executive officer during our last fiscal year:

	Financial planning services provided to executive ($)	Life insurance premiums paid on executive’s behalf ($)	Tax equal- ization payments ($)	Reimburse- ment of medical costs not covered by the Company’s standard health plan ($)	Cash payout of fractional shares due to special dividend stock award adjustment ($)	Company contributions to the executive’s qualified and non-qualified retirement plan account ($)	Total ($)
Mr. Wexner	$0	$0	$11,398	$7,262	$93	$293,147	$311,900
Ms. Turney	4,750	7,730	20,742	1,772	292	450,513	485,799
Mr. Redgrave	9,100	0	13,109	2,007	268	346,995	371,479
Ms. Neal	0	0	7,737	485	164	266,950	275,336
Mr. Burgdoerfer	7,000	0	7,438	10,000	311	207,792	232,541

Grants of Plan-Based Awards for Fiscal 2010

The following table provides information relating to plan-based awards and opportunities granted to the named executive officers during the fiscal year ended January 29, 2011.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Leslie H. Wexner	3/31/2010				0	0	0	0	102,592	$22.50	$738,683
	3/31/2010					102,592		102,592	0	0	2,144,676
	1/27/2011				0	0	0	0	245,325	29.41	2,249,630
	1/27/2011					245,325					6,513,379
		$673,400	$3,367,000	$6,734,000
Sharen J. Turney	3/31/2010				0	0	0	0	41,657	22.50	299,939
	3/31/2010					41,658		41,658	0	0	870,856
		400,000	2,000,000	4,000,000
Martyn R. Redgrave	3/5/2010				0	0	0	1,704	0	0	32,224
	3/31/2010				0	0	0	0	34,659	22.50	249,552
	3/31/2010					34,660		34,660	0	0	724,564
	9/3/2010				0	0	0	2,699	0	0	60,271
		280,800	1,404,000	2,808,000
Diane L. Neal	3/31/2010				0	0	0	0	33,325	22.50	239,947
	3/31/2010					33,326		33,326	0	0	696,677
		240,000	1,200,000	2,400,000
Stuart B. Burgdoerfer	3/5/2010				0	0	0	2,276	0	0	43,041
	3/31/2010				0	0	0	0	24,161	22.50	173,964
	3/31/2010					24,162		24,162	0	0	505,104
		159,500	797,500	1,595,000

(1)

Non-Equity Incentive Plan Awards represent the Threshold, Target and Maximum opportunities under the Company’s 2007 Cash Incentive Compensation Performance Plan for the 2010 Spring and Fall seasons. The actual amount earned under this plan is disclosed in the 2010 Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

(2)

Equity Incentive Plan Awards represent the Threshold, Target and Maximum payments of performance-based restricted stock units for the 2010 fiscal year. For awards granted on 3/31/2010, the actual number of performance-based restricted stock units earned is disclosed in the “All Other Stock Awards: Number of Shares of Stock or Units” column of this table.

Stock Awards granted to Mr. Wexner on January 27, 2011 are subject to achievement of at least $100 million of operating income for the 2011, 2012, 2013, 2014 or 2015 fiscal years. If the performance condition is met, the restricted stock units will vest 20% on the second and third anniversaries of the grant date and 30% on the fourth and fifth anniversaries of the grant date, subject to continued employment.

(3)	Stock Awards were granted pursuant to the Company’s amended and restated 1993 Plan.

Stock Awards granted to each of the named executive officers on March 31, 2010 were earned based on achievement of the operating income target for fiscal 2010 and vest on March 31, 2013.

Stock Awards granted on March 5, 2010 to Messrs. Redgrave and Burgdoerfer and September 3, 2010 to Mr. Redgrave, represent awards made in connection with each of their elections to receive a portion of his or her cash-based incentive compensation bonus in shares of Common Stock. The grants were made based on the Fall 2009 bonus paid on March 5, 2010 and the Spring 2010 bonus paid on September 3, 2010. These grants vest 100% three years from the grant date, dependent on each named executive officer retaining the stock paid in lieu of cash.

In each case, the vesting of these awards is subject to continued employment.

Dividends are not paid or accrued on stock awards or stock units until such shares vest.

(4)

Option Awards were granted pursuant to the Company’s amended and restated 1993 Stock Option and Performance Incentive Plan. Option grant dates were established on the date the grants were approved by the Compensation Committee of the Board and the exercise price is the closing price of Common Stock on the grant date.

Option Awards granted to each of the named executive officers on March 31, 2010, were granted in connection with the Company’s long-term incentive program. These grants vest in three equal installments beginning on the first anniversary of the grant date.

Option Awards granted to Mr. Wexner on January 27, 2011 will vest 20% on the second and third anniversaries of the grant date and 30% on the fourth and fifth anniversaries of the grant date.

In each case, the vesting of these awards is subject to continued employment.

(5)

The value of stock and option awards reflects the grant date fair value under ASC Subtopic 718 Compensation—Stock Compensation for each award. Options are valued using the Black-Scholes option pricing model with the following assumptions as set forth in the Company’s financial statements filed on March 18, 2011, on Form 10-K for the 2010 fiscal year: dividend yield of 3.3%, volatility of 49%, risk free interest rate of 2.3% and expected life of 4.5 years. Restricted stock units are valued based on the fair market value of a share of Common Stock on the date of grant, adjusted for anticipated dividend yields.

Outstanding Equity Awards at Fiscal Year-End for Fiscal 2010

The following table provides information relating to outstanding equity awards granted to the named executive officers at fiscal year end, January 29, 2011.

	Option Awards							Restricted Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un-exercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(15)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(15)
Leslie H. Wexner	2/4/2002	479,771	0		0	$14.80	2/4/2012
	2/3/2003	431,794	0		0	10.56	2/3/2013
	2/2/2004	431,794	0		0	15.62	2/2/2014
	3/31/2005	375,533	0		0	21.35	3/31/2015
	3/31/2006	93,882	0		0	21.49	3/31/2016
	3/30/2007	90,894	30,300	(1)	0	22.90	3/30/2017
	3/31/2008	96,029	96,029	(2)	0	15.03	3/31/2018
	3/31/2009	103,031	206,066	(2)	0	7.65	3/31/2019
	3/31/2010	0	102,592	(3)	0	22.50	3/31/2020
	1/27/2011	0	245,325	(4)	0	29.41	1/27/2021
								3/31/2009	309,097	(6)	$8,939,085	0		0
								3/31/2010	102,592	(7)	2,966,961	0		0
								1/27/2011	0		0	245,325	(8)	7,094,799

Sharen J. Turney	3/31/2005	113,797	0		0	21.35	3/31/2015
	3/31/2006	12,801	0		0	21.49	3/31/2016
	3/31/2008	549	32,566	(2)	0	15.03	3/31/2018
	3/31/2009	1	104,557	(2)	0	7.65	3/31/2019
	3/31/2010	0	41,657	(3)	0	22.50	3/31/2020
								3/31/2008	12,643	(9)	365,636	0		0
								3/31/2008	1,137,976	(10)	32,910,266	0		0
								3/31/2009	156,835	(6)	4,535,668	0		0
								3/31/2010	41,658	(7)	1,204,749	0		0

Martyn R. Redgrave	3/30/2007	3,274	24,553	(1)	0	22.90	3/30/2017					0		0
	3/31/2008	3,326	38,931	(2)	0	15.03	3/31/2018					0		0
	3/31/2009	34,806	69,613	(2)	0	7.65	3/31/2019					0		0
	3/31/2010	0	34,659	(3)	0	22.50	3/31/2020					0		0
								3/31/2008	173,086	(9)	5,005,647	0		0
								9/5/2008	2,299	(11)	66,487	0		0
								3/31/2009	104,420	(6)	3,019,826	0		0
								9/4/2009	1,284	(12)	37,133	0		0
								3/5/2010	1,704	(13)	49,280	0		0
								3/31/2010	34,660	(7)	1,002,367	0		0
								9/3/2010	2,699	(14)	78,055	0		0

Diane L. Neal	11/20/2006	28,448	0		0	26.95	11/20/2016
	3/30/2007	5,974	1,991	(1)	0	22.90	3/30/2017
	3/31/2008	0	23,133	(2)	0	15.03	3/31/2018
	3/31/2009	1	62,049	(2)	0	7.65	3/31/2019
	3/31/2010	0	33,325	(3)	0	22.50	3/31/2020
								3/31/2008	154,309	(9)	4,462,616	0		0
								3/31/2009	93,074	(6)	2,691,700	0		0
								3/31/2010	33,326	(7)	963,788	0		0

	Option Awards							Restricted Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un-exercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(15)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(15)
Stuart B. Burgdoerfer	11/2/2006	56,897	0		0	26.06	11/2/2016
	4/9/2007	10,665	3,554	(5)	0	23.60	4/9/2017
	3/31/2008	18,091	18,092	(2)	0	15.03	3/31/2018
	3/31/2009	30,288	60,578	(2)	0	7.65	3/31/2019
	3/31/2010	0	24,161	(3)	0	22.50	3/31/2020
								3/31/2008	96,499	(9)	2,790,751	0	0
								9/5/2008	1,195	(11)	34,559	0	0
								3/31/2009	90,866	(6)	2,627,845	0	0
								9/4/2009	1,720	(12)	49,742	0	0
								3/5/2010	2,276	(13)	65,822	0	0
								3/31/2010	24,162	(7)	698,765	0	0

(1)	Options vest 100% on March 30, 2011.

(2)	Options vest 50% on March 31, 2011 and 50% on March 31, 2012.

(3)	Options vest 1/3rd on March 31, 2011, 1/3rd on March 31, 2012 and 1/3rd on March 31, 2013.

(4)	Options vest 20% on January 27, 2013, 20% on January 27, 2014, 30% on January 27, 2015 and 30% on January 27, 2016.

(5)	Options vest 100% on April 9, 2011.

(6)	Shares vest 100% on March 31, 2012.

(7)	Shares vest 100% on March 31, 2013.

(8)	Subject to achievement of a performance condition, shares vest 20% on January 27, 2013, 20% on January 27, 2014, 30% on January 27, 2015 and 30% on January 27, 2016.

(9)	Shares vest 100% on March 31, 2011.

(10)	Shares vest 40% on March 31, 2012, 20% on March 31, 2013, 20% on March 31, 2014 and 20% on March 31, 2015.

(11)	Shares vest 100% on September 5, 2011.

(12)	Shares vest 100% on September 4, 2012.

(13)	Shares vest 100% on March 5, 2013.

(14)	Shares vest 100% on September 3, 2013.

(15)	Market value based on the $28.92 fair market value of a share of Common Stock on the last trading day of the fiscal year (January 28, 2011).

Option Exercises and Stock Vested Information for Fiscal 2010

The following table provides information relating to Option Awards exercised and Restricted Stock Unit Awards vested during the fiscal year ended January 29, 2011.

	Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Leslie H. Wexner	0	$0	87,808	$2,157,404
Sharen J. Turney	181,445	2,773,128	56,983	1,416,070
Martyn R. Redgrave	404,126	3,773,923	36,121	888,196
Diane L. Neal	49,501	1,024,933	25,829	649,020
Stuart B. Burgdoerfer	0	0	24,835	629,640

(1)

Option Award Value Realized is calculated based on the difference between (a) the sale price and the option exercise price for shares that were sold upon exercise and (b) the closing price on the day prior to the date of exercise and the option exercise price for shares that were held upon exercise.

(2)	Restricted Stock Award Value Realized is calculated based on the closing stock price on the date the restricted stock units vested.

Retirement and Other Post-Employment Benefits

Non-qualified Deferred Compensation for Fiscal 2010(1)

Name	Executive Contributions in Last FY ($)(2)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)(4)	Aggregate Withdrawals/ Distributions ($)(5)	Aggregate Balance at Last FYE ($)(6)
Leslie H. Wexner	$0	$277,819	$1,081,672	$0	$16,508,514
Sharen J. Turney	929,028	425,385	796,617	0	10,307,429
Martyn R. Redgrave	98,936	321,867	324,052	0	3,091,798
Diane L. Neal	326,810	255,454	135,102	0	2,322,314
Stuart B. Burgdoerfer	55,682	182,664	39,103	0	692,567

(1)

Amounts disclosed include non-qualified cash deferrals, Company matching contributions, retirement credits and earnings under the Company’s Supplemental Retirement Plan (a non-qualified defined contribution plan) and stock deferrals and related reinvested dividend earnings under the Company’s 1993 Plan. Executive Contributions and related matching Registrant Contributions represent 2010 calendar year deferrals and match on incentive compensation payments earned based on performance for the Fall 2009 season, which was paid in March 2010, and for the Spring 2010 season, which was paid in September 2010.

(2)

Cash contributions in the amount of $133,655, $98,936, $326,810 and $55,682 for Ms. Turney, Mr. Redgrave, Ms. Neal and Mr. Burgdoerfer, respectively, are reported in the 2010 Summary Compensation Table under the “Salary” and/or “Non-Equity Incentive Plan Compensation” columns. Deferred stock unit contribution of $795,374 for Ms. Turney relates to her election to defer receipt of restricted stock units that vested on March 31, 2010, and is included in the Option Exercises and Stock Vested Information for Fiscal 2010 table.

(3)

Reflects the Company’s 200% match of associate contributions of up to 3% of base salary and bonus above the IRS qualified plan maximum compensation limit and the Company’s retirement contribution of 6% for less than 5 years of service or 8% for 5 or more years of service of compensation above the IRS qualified plan maximum compensation limit. Associates become fully vested in these contributions after six years of service. These contributions are also included under the “All Other Compensation” column of the 2010 Summary Compensation Table.

(4)

Non-qualified deferred cash compensation balances earn a fixed rate of interest determined prior to the beginning of each year. For fiscal 2010, the rate was equivalent to 6.82%, compounded monthly. The portion of the earnings on deferred cash compensation that exceeds 120% of the applicable federal long-term rate is disclosed in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column of the 2010 Summary Compensation Table.

Balance includes dividends earned on deferred stock and restricted stock unit balances in the amount of $251,544 and $243,769 for Ms. Turney and Mr. Redgrave, respectively. Dividends are reinvested into additional stock units based on the closing market price of the Company’s Common Stock on the dividend payment date.

(5)

Participants may elect to receive the funds in a lump sum or in up to ten annual installments following termination of employment, but generally may not make withdrawals during their employment. Deferrals under the Supplemental Retirement Plan and the 1993 Plan are unfunded.

(6)

Balance includes the value of deferred stock and restricted stock units at calendar year-end in the amount of $1,794,023 and $1,705,914 for Ms. Turney and Mr. Redgrave, respectively. Value is calculated based on a stock price of $28.92 per share of Common Stock on January 28, 2011.

Estimated Post-Employment Payments and Benefits

We have entered into certain agreements with our executive officers that will require us to provide compensation in the event of a termination of employment, including a termination following a change in control of our Company. Mr. Wexner is not covered by such an agreement but is entitled to certain termination compensation under the terms of our benefit and stock plans. The following tables set forth the expected benefit to be received by each named executive officer in the event of his or her termination resulting from various scenarios, assuming a termination date of January 29, 2011 and a stock price of $28.92, the price of our Common Stock on January 28, 2011.

Assumptions and explanations of the numbers set forth in the tables below are set forth in additional text following the tables.

Leslie H. Wexner

	Voluntary Resignation ($)	Involuntary w/out Cause or Voluntary w/Good Reason		Involuntary w/out Cause following Change in Control ($)	Death ($)	Disability ($)	Retirement ($)
		w/out Release ($)	& Signed Release ($)
Cash Severance(1)
Base Salary	$0	$0	$0	$0	$0	$0	$0
Bonus(2)	0	0	0	0	0	0	0

Total Cash Severance	0	0	0	0	0	0	0

Long Term Incentives
Gain of Accelerated Stock Options(3)	0	0	0	6,558,748	6,558,748	0	0
Value of Accelerated Restricted Stock Units(3)	0	0	5,956,219	19,000,845	19,000,845	5,956,219	5,956,219

Total Value of Long-Term Incentives	0	0	5,956,219	25,559,593	25,559,593	5,956,219	5,956,219

Benefits and Perquisites(4)	0	0	0	0	2,000,000	796,000	0
Tax Gross-Up	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Total	$0	$0	$5,956,219	$25,559,593	$27,559,593	$6,752,219	$5,956,219

Sharen J. Turney

	Voluntary Resignation ($)	Involuntary w/out Cause or Voluntary w/Good Reason		Involuntary w/out Cause following Change in Control ($)	Death ($)	Disability ($)	Retirement ($)
		w/out Release ($)	& Signed Release ($)
Cash Severance(1)
Base Salary	$0	$1,250,000	$2,500,000	$2,500,000	$0	$0	$0
Bonus(2)	0	0	2,000,000	6,681,150	0	0	0

Total Cash Severance	0	1,250,000	4,500,000	9,181,150	0	0	0

Long Term Incentives
Gain of Accelerated Stock Options(3)	0	0	0	2,944,128	2,944,128	0	0
Value of Accelerated Restricted Stock Units(3)	0	0	15,998,139	39,016,319	39,016,319	15,998,139	0

Total Value of Long-Term Incentives	0	0	15,998,139	41,960,447	41,960,447	15,998,139	0

Benefits and Perquisites(4)	7,086	28,116	38,630	38,630	5,000,000	1,262,344	7,086
Tax Gross-Up	N/A	N/A	N/A	8,849,623	N/A	N/A	N/A

Total	$7,086	$1,278,116	$20,536,769	$60,029,850	$46,960,447	$17,260,483	$7,086

Martyn R. Redgrave

	Voluntary Resignation ($)	Involuntary w/out Cause or Voluntary w/Good Reason		Involuntary w/out Cause following Change in Control ($)	Death ($)	Disability ($)	Retirement ($)
		w/out Release ($)	& Signed Release ($)
Cash Severance(1)
Base Salary	$0	$1,040,000	$2,080,000	$2,080,000	$0	$0	$0
Bonus(2)	0	0	1,404,000	4,778,769	0	0	0

Total Cash Severance	0	1,040,000	3,484,000	6,858,769	0	0	0

Long Term Incentives
Gain of Accelerated Stock Options(3)	0	0	0	2,392,040	2,392,040	0	0
Value of Accelerated Restricted Stock Units(3)	0	0	6,691,249	9,258,796	9,258,796	6,691,249	0

Total Value of Long-Term Incentives	0	0	6,691,249	11,650,836	11,650,836	6,691,249	0

Benefits and Perquisites(4)	0	18,921	28,381	28,381	2,000,000	579,730	0
Tax Gross-Up	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Total	$0	$1,058,921	$10,203,630	$18,537,986	$13,650,836	$7,270,979	$0

Diane L. Neal

	Voluntary Resignation ($)	Involuntary w/out Cause or Voluntary w/Good Reason		Involuntary w/out Cause following Change in Control(5) ($)	Death ($)	Disability ($)	Retirement ($)
		w/out Release ($)	& Signed Release ($)
Cash Severance(1)
Base Salary	$0	$1,000,000	$2,000,000	$2,000,000	$0	$0	$0
Bonus(2)	0	0	1,200,000	1,200,000	0	0	0

Total Cash Severance	0	1,000,000	3,200,000	3,200,000	0	0	0

Long Term Incentives
Gain of Accelerated Stock Options(3)	0	0	0	1,867,255	1,867,255	0	0
Value of Accelerated Restricted Stock Units(3)	0	0	5,901,849	8,118,104	8,118,104	5,901,849	0

Total Value of Long-Term Incentives	0	0	5,901,849	9,985,359	9,985,359	5,901,849	0

Benefits and Perquisites(4)	0	16,176	16,176	16,176	2,212,870	781,914	0
Tax Gross-Up	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Total	$0	$1,016,176	$9,118,025	$13,201,535	$12,198,229	$6,683,763	$0

Stuart B. Burgdoerfer

	Voluntary Resignation ($)	Involuntary w/out Cause or Voluntary w/Good Reason		Involuntary w/out Cause following Change in Control ($)	Death ($)	Disability ($)	Retirement ($)
		w/out Release ($)	& Signed Release ($)
Cash Severance(1)
Base Salary	$0	$725,000	$1,450,000	$1,450,000	$0	$0	$0
Bonus(2)	0	0	797,500	2,646,091	0	0	0

Total Cash Severance	0	725,000	2,247,500	4,096,091	0	0	0

Long Term Incentives
Gain of Accelerated Stock Options(3)	0	0	0	1,714,042	1,714,042	0	0
Value of Accelerated Restricted Stock Units(3)	0	0	4,333,026	6,267,485	6,267,485	4,333,026	0

Total Value of Long-Term Incentives	0	0	4,333,026	7,981,527	7,981,527	4,333,026	0

Benefits and Perquisites(4)	0	20,607	30,911	30,911	1,450,000	411,402	0
Tax Gross-Up	N/A	N/A	N/A	1,782,431	N/A	N/A	N/A

Total	$0	$745,607	$6,611,437	$13,890,960	$9,431,527	$4,744,428	$0

(1)	Assumes a termination date of January 29, 2011.

(2)

Bonus amounts assumed at target. Under “Involuntary w/out Cause or Voluntary w/Good Reason” termination scenarios, actual bonus payments will be equal to the bonus payment the named executive officer would have received if he or she had remained employed with Limited Brands for a period of one year after the termination date of January 29, 2011. Under an “Involuntary w/out Cause following Change in Control”, bonus payments will be equal to the sum of the last four bonus payments received.

(3)	Calculated based on the $28.92 fair market value of a share of Common Stock on the last trading day of the fiscal year (January 28, 2011).

(4)

Estimates for benefits and perquisites include the continuation of medical, dental and other insurance benefits. Under the “Death” and “Disability” scenarios, includes proceeds from life and disability insurance policies, and value of unvested restricted stock units and retirement balances that would become vested.

(5)

Ms. Neal’s bonus payment following an involuntary termination after a Change in Control is assumed to be the same as the payment for an involuntary termination not following a Change in Control (with a signed release). Ms. Neal’s employment agreement does not provide for a tax gross-up upon a Change in Control.

Assumptions and Explanations of Numbers in Tables

The Compensation Committee retains discretion to provide, and in the past has provided, additional benefits to named executive officers upon termination or resignation if it determines the circumstances so warrant.

We calculated Code Section 280G tax gross-ups with a discount rate equal to 120% of the semi-annual Applicable Federal Rate as of February 2011.

The tables do not include the payment of the aggregate balance of the named executive officers’ non-qualified deferred compensation that is disclosed in the Non-qualified Deferred Compensation for Fiscal 2010 table above.

Confidentiality, Non-Competition and Non-Solicitation Agreements

As a condition to each named executive officer’s entitlement to receive certain severance payments and equity vesting acceleration upon certain termination scenarios, the executive is required to execute a release of claims against us and shall be bound by the terms of certain restrictive covenants, including non-competition and non-solicitation agreements which prohibit the executive from soliciting or diverting any current or potential employee, customer, or supplier or competing with any of our businesses in which he or she has been employed for a period of one year from the date of termination.

Termination Provisions—Definitions of Cause and Good Reason

The employment agreements for all named executive officers other than Mr. Wexner, who does not have an employment agreement, contain customary definitions of cause and good reason. “Cause” shall generally mean that the named executive officer (1) willfully failed to perform his or her duties with the Company (other than a failure resulting from the executive’s incapacity due to physical or mental illness); (2) has plead “guilty” or “no contest” to or has been convicted of an act which is defined as a felony under federal or state law; or (3) engaged in willful misconduct in bad faith which could reasonably be expected to materially harm the Company’s business or its reputation.

“Good Reason” means (1) the failure to continue by the executive in a capacity originally contemplated in the executive’s employment agreement; (2) the assignment to the executive of any duties materially inconsistent with the executive’s position, duties, authority, responsibilities or reporting requirements, as set out in his or her employment agreement; (3) a reduction in or a material delay in payment of the executive’s total cash compensation and benefits from those required to be provided; (4) the requirement that the executive be based outside of the United States, other than for travel that is reasonably required to carry out the executive’s duties; or (5) the failure by the Company to obtain the assumption in writing of its obligation to perform the employment agreement by a successor. The definition of “Good Reason” under Mr. Redgrave’s employment agreement further defines “Good Reason” to include the delivery of a Preliminary Notice of Good Reason by Mr. Redgrave to the Company after April 1, 2010 that must be accepted by the Company within six months.

Payments Upon a Termination in Connection with a Change in Control

A Change in Control of the Company will be deemed to have occurred upon the first to occur of any of the following events:

a)	Any person, together with all affiliates, becomes a beneficial owner of securities representing 33% or more of the combined voting power of the voting stock then outstanding;

b)	During any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority of directors then constituting the Board;

c)

A reorganization, merger or consolidation of the Company is consummated, unless more than 50% of the outstanding shares of Common Stock is beneficially owned by individuals and entities who owned Common Stock just prior to the such reorganization, merger or consolidation; or

d)	The consummation of a complete liquidation or dissolution of the Company.

Tax Gross-up

In the event of a termination following a Change in Control, we have agreed to reimburse Ms. Turney and Mr. Burgdoerfer for all excise taxes imposed under Code Section 280G and any income and excise taxes that are payable as a result of any reimbursements for Code Section 280G excise taxes. In 2008, Mr. Redgrave agreed to relinquish the Code Section 280G tax gross-up provision of his employment agreement. The total Code Section 280G tax gross-up amount in the above tables assumes that the named executive officer is entitled to a full reimbursement by us of (i) any excise taxes imposed as a result of the Change in Control, (ii) any income and excise taxes imposed as a result of our reimbursement of the excise tax amount and (iii) any additional income and excise taxes imposed as a result of our reimbursement for any excise or income taxes. The calculation of the Code Section 280G gross-up amount in the above tables is based upon a Code Section 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 6.56% state income tax rate. For purposes of the Code Section 280G calculation, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to the executive executing a non-competition agreement. The calculation of the Code Section 280G tax gross-up assumes that amounts will be payable to the named executive officer for any excise tax incurred regardless of whether the named executive officer’s employment is terminated. However, the amount of the Code Section 280G tax gross-up will change based upon whether the named executive officer’s employment with us is terminated because the amount of compensation subject to Code Section 280G will change.

Fiscal 2010 Director Compensation

The following table sets forth compensation earned by the individuals who served as directors of the Company during fiscal 2010.(1)

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)(4)
Dennis S. Hersch	$60,000	$60,024	$120,024
James L. Heskett	85,000	70,019	155,019
Donna A. James	98,250	82,502	180,752
David T. Kollat	70,006	70,019	140,025
William R. Loomis, Jr.	72,500	72,506	145,006
Jeffrey H. Miro	70,000	70,019	140,019
Jeffrey B. Swartz (5)	12,500	0	12,500
Allan R. Tessler	112,505	92,522	205,207
Abigail S. Wexner	80,006	70,019	150,025
Raymond Zimmerman	73,256	72,506	145,762

(1)

Directors who are also associates receive no additional compensation for their service as directors. Our current Board of Directors’ compensation plan does not provide for stock option awards, non-equity incentive plan compensation, pension or non-qualified deferred compensation. At the end of four years of membership on the Board of Directors, each member must maintain ownership of Common Stock equal to the amount of Common Stock received as director compensation over the four-year period.

In 2011, based on a review of market-based compensation for Board members including the same peer companies used to evaluate executive compensation, the decision was made to increase Board member compensation in 2011 for the first time in six years. For further detail, see footnote (2).

(2)

Directors receive an annual cash retainer of $50,000; directors receive an additional annual cash retainer of $12,500 for membership on the Audit Committee and $10,000 for all other committee memberships; committee chairs receive an additional $15,000 for the Audit and Compensation Committees and $10,000 for other committees. Directors also receive fees of $4,000 for each Board of Directors meeting attended in excess of ten during a fiscal year and $1,500 for each committee meeting attended in excess of ten during a fiscal year.

Beginning in fiscal 2011, the directors’ annual cash retainer will increase to $70,000, the additional annual cash retainer for Compensation Committee members will increase to $12,500 and the lead independent director will receive an additional annual cash retainer of $10,000. In connection with these changes, the Board agreed to eliminate the payment of meeting fees for Board and committee meetings in excess of ten during a fiscal year.

(3)

Directors receive an annual stock retainer worth $50,000; directors receive an additional annual stock grant worth $12,500 for membership on the Audit Committee and worth $10,000 for other committee memberships. Stock retainers are granted under the Limited Brands, Inc. 2003 Stock Award and Deferred Compensation Plan for Non-Associate Directors. The number of shares issued is calculated based on the fair market value of Common Stock on the first day of the fiscal year and are issued in quarterly installments over the fiscal year. The value reported reflects the fair market value of our Common Stock on the days the shares were issued.

Beginning in fiscal 2011, the directors’ annual stock retainer will increase to $70,000, the additional annual stock retainer for Compensation Committee members will increase to $12,500 and the lead independent director will receive an additional annual stock retainer of $10,000.

(4)

Under a previous Board of Directors compensation plan, directors received annual stock option awards. This plan ended and the current plan was adopted in 2003. The aggregate number of stock option awards outstanding at January 29, 2011 for each director is zero except as follows: Dr. Kollat, 1,199 options; Mr. Tessler, 299 options; Mrs. Wexner, 2,398 options; and Mr. Zimmerman, 1,199 options.

(5)	Mr. Swartz retired from the Board effective May 27, 2010, at the conclusion of our 2010 annual meeting.

Equity Compensation Plan Information

The following table summarizes share and exercise price information about Limited Brands’ equity compensation plans as of January 29, 2011.

Plan category	(a) Number of Securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	22,892,356	$16.01	(2)	13,211,386
Equity compensation plans not approved by security holders	0	0		0
Total	22,892,356	$16.01		13,211,386

(1)

Includes the following plans: Limited Brands, Inc. 1993 Stock Option and Performance Incentive Plan (2009 Restatement), Limited Brands, Inc. 1996 Stock Plan for Non-Associate Directors, 2003 Stock Award and Deferred Compensation Plan for Non-Associate Directors, and Intimate Brands, Inc. 1995 Stock Option and Performance Incentive Plan. In March 2002, awards then outstanding under the Intimate Brands, Inc. plan were converted into awards relating to 15,561,339 shares of Common Stock in connection with the merger of Intimate Brands, Inc. and a subsidiary of the Company.

(2)	Does not include outstanding rights to receive Common Stock upon the vesting of restricted stock unit awards.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Limited Brands Board of Directors is composed of three directors who are independent, as defined under the rules of the Commission and NYSE listing standards. Additionally, each member of the Compensation Committee is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and a “non-employee director” with the meaning of Section 16b-3 under the Exchange Act. The Compensation Committee reviews Limited Brands’ Compensation Discussion and Analysis on behalf of the Board of Directors.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Limited Brands’ annual report on Form 10-K for the year ended January 29, 2011 and the Company’s proxy statement.

Compensation Committee

James L. Heskett, Chair

Jeffrey H. Miro

David T. Kollat

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table shows certain information about the securities ownership of all directors (and nominees) of Limited Brands, the executive officers of Limited Brands named in the “Summary Compensation Table” above and all directors and executive officers of Limited Brands as a group.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(a)(b)		Percent of Class
Stuart B. Burgdoerfer	186,361	(c)	*
Dennis S. Hersch	9,502,055	(d)(e)	2.9%
James L. Heskett	68,095	(d)	*
Donna A. James	38,655	(d)	*
David T. Kollat	108,033	(c)	*
William R. Loomis, Jr.	110,332	(d)	*
Jeffrey H. Miro	63,141	(d)	*
Diane L. Neal	36,414	(c)	*
Jane Ramsey	122,817	(c)(d)
Martyn R. Redgrave	206,229	(c)	*
Allan R. Tessler	88,068	(c)	*
Sharen J. Turney	394,396	(c)	*
Abigail S. Wexner	11,696,747	(c)(f)	3.6%
Leslie H. Wexner	53,212,094	(c)(g)(h)	16.5%
Raymond Zimmerman	90,213	(c)(d)(i)	*
All directors and executive officers as a group	54,762,457	(c)-(i)	16.9%

*	Less than 1%.

(a)

Unless otherwise indicated, each named person has voting and investment power over the listed shares and such voting and investment power is exercised solely by the named person or shared with a spouse. However, each named person has investment but not voting power over the listed shares held in the Limited Brands Savings and Retirement Plan.

(b)	Reflects beneficial ownership of shares of Common Stock, and shares outstanding, as of January 29, 2011.

(c)

Includes the following number of shares issuable within 60 days of January 29, 2011, upon the exercise or vesting of outstanding stock awards: Mr. Burgdoerfer, 115,941; Dr. Kollat, 1,199; Ms. Neal, 36,414; Ms. Ramsey, 73,046; Mr. Redgrave, 65,959; Mr. Tessler, 299; Ms. Turney, 127,148; Mrs. Wexner, 2,398; Mr. Wexner, 2,135,426 (includes 2,398 shares issuable to Mrs. Wexner); Mr. Zimmerman, 1,199; and all directors and executive officers as a group, 2,556,631.

(d)

Includes the following number of deferred stock units credited to directors’ accounts under the 2003 Stock Award and Deferred Compensation Plan for Non-Associate Directors that could be convertible into Common Stock within 60 days after termination from the Board: Mr. Hersch, 37,070; Mr. Heskett, 54,041; Ms. James, 19,139; Mr. Loomis, 51,618; Mr. Miro, 42,602; and Mr. Zimmerman, 55,138.

(e)

Includes 9,464,446 shares held by Linden Trust for which Mr. Hersch is trustee. Excludes 2,875,491 shares held by each of Cyprus Trust and Dogwood Trust for which Mr. Hersch is co-trustee and as to which Mr. Hersch disclaims beneficial ownership.

(f)

Excludes 41,515,347 shares beneficially owned by Mr. Wexner as to which Mrs. Wexner disclaims beneficial ownership. Includes 2,875,491 shares held by Dogwood Trust as to which Mrs. Wexner shares voting and investment power with others; 478,115 shares held by Wexner Children’s Trust II; and 500,000 shares held by Wexner Family Charitable Fund. Includes 7,840,743 shares directly owned by Mrs. Wexner.

(g)	Includes 1,564,089 shares held in the Limited Brands Savings and Retirement Plan (as of December 31, 2010), over which Mr. Wexner has investment but not voting power.

(h)

Includes 2,875,491 shares held by Cyprus Trust; 2,875,491 shares held by Dogwood Trust; 9,464,446 shares held by Linden Trust; and 500,000 shares held by Wexner Family Charitable Fund. Mr. Wexner shares voting and investment power with others with respect to shares held by Cyprus Trust, Dogwood Trust, Linden Trust and the Wexner Family Charitable Fund. Includes 4,892,608 shares held by Mr. Wexner as the sole stockholder, director and officer of Wexner Personal Holdings Corporation. Includes 7,840,743 shares directly owned by Mrs. Wexner. Mr. Wexner may be deemed to share voting and investment power with respect to the shares directly owned by Mrs. Wexner. Includes 20,585,685 shares directly owned by Mr. Wexner.

(i)	Includes 2,400 shares which are Mr. Zimmerman’s pro rata share of 7,200 shares owned by a corporation of which Mr. Zimmerman is president and a 33% stockholder.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Limited Brands’ executive officers and directors, and persons who own more than ten percent of a registered class of Limited Brands’ equity securities, must file reports of ownership and changes in ownership of Limited Brands’ equity securities with the Commission. Copies of those reports must also be furnished to Limited Brands. Based solely on a review of the copies of reports furnished to Limited Brands and written representations of the Company’s executive officers and directors that no other reports were required, we believe that during fiscal 2010 our executive officers, directors and greater than ten percent beneficial owners complied with these filing requirements, with the exception that Ms. Neal was late in filing one Form 4 reporting one transaction and, due to the Company’s administrative error, Ms. Turney and Messrs. Hersch, Loomis, Miro and Zimmerman each were late in filing one Form 4 reporting one transaction.

SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth the names of all persons who, as of the date indicated below, were known by Limited Brands to be the beneficial owners (as defined in the rules of the Commission) of more than 5% of the shares of Common Stock.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class(4)
Leslie H. Wexner(1)	53,212,094	16.5%
Three Limited Parkway P.O. Box 16000 Columbus, OH 43216

Janus Capital Management LLC(2)	34,414,980	10.6%
151 Detroit Street Denver, CO 80206

BlackRock, Inc.(3)	24,677,034	7.6%
40 East 52nd Street New York, NY 10022

(1)	For a description of Mr. Wexner’s beneficial ownership, see “Security Ownership of Directors and Management” on pages 59 and 60.

(2)

As of December 31, 2010, based on information set forth in the Schedule 13G filed February 14, 2011 by Janus Capital Management LLC. Janus Capital Management LLC has sole dispositive power over 26,494,960 shares and sole voting power over 26,494,960 shares.

(3)

As of December 31, 2010, based on information set forth in the Schedule 13G filed February 7, 2011 by BlackRock, Inc. BlackRock, Inc. has sole dispositive power over 23,344,034 shares and sole voting power over 23,344,034 shares.

(4)	Based on the number of shares outstanding as of January 29, 2011.

REPORT OF THE AUDIT COMMITTEE

As provided in our written charter, the Audit Committee is instrumental in the Board’s fulfillment of its oversight responsibilities relating to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of the Company’s independent auditors and (iv) the performance of the Company’s internal audit function. We have the sole authority to appoint, compensate, retain, oversee and terminate the Company’s independent auditors. We pre-approve the audit services and non-audit services to be provided by the Company’s independent auditors. In addition, we evaluate the independent auditors’ qualifications, performance and independence and present our conclusions with respect to the independent auditors to the full Board on at least an annual basis.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Furthermore, while we are responsible for reviewing the Company’s policies and practices with respect to risk assessment and management, it is the responsibility of the CEO and senior management to determine the appropriate level of the Company’s exposure to risk.

We have reviewed and discussed Limited Brands’ audited financial statements as of and for the year ended January 29, 2011 and met with both management and our independent auditors to discuss the financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles. We have reviewed with the internal auditors and independent auditors the overall scope and plans for their respective audits. We also met with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls.

We have also discussed with the independent auditors all matters required to be discussed with audit committees by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Company’s independent auditors also provided to us the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence, and we discussed with the independent auditors their independence from the Company. We considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining their independence.

Based on the reviews and discussions summarized in this Report, and subject to the limitations on our role and responsibilities, certain of which are referred to above and in the Audit Committee charter, we recommended to the Board that Limited Brands’ audited financial statements be included in our annual report on Form 10-K for the year ended January 29, 2011 for filing with the Commission.

We have appointed Ernst & Young LLP as Limited Brand’s independent registered public accountants.

Audit Committee

Donna A. James, Chair

William R. Loomis, Jr.

Allan R. Tessler

Raymond Zimmerman

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

During our 2010 fiscal year, Ernst & Young LLP served as the Company’s independent registered public accountants and in that capacity rendered an opinion on our consolidated financial statements as of and for the fiscal year ended January 29, 2011. The Audit Committee annually reviews the selection of independent registered public accountants and has selected Ernst & Young LLP as the Company’s independent registered public accountants for the current fiscal year.

Audit Fees

The aggregate audit fees payable to Ernst & Young LLP for the fiscal years ended 2010 and 2009 were approximately $4,233,000 and $5,041,000 respectively. These amounts include fees for professional services rendered by Ernst & Young LLP in connection with the audit of our consolidated financial statements and reviews of our unaudited consolidated interim financial statements as well as fees for services that generally only the independent auditor can reasonably be expected to provide, including comfort letters and consultation regarding financial accounting and/or reporting standards. These amounts also include fees for services rendered in connection with the audit of our internal control over financial reporting and fees for services rendered in connection with statutory audits of our international subsidiaries’ financial statements.

Audit Related Fees

The aggregate fees for assurance and related services rendered by Ernst & Young LLP that were reasonably related to the audit of our consolidated financial statements for the fiscal years ended 2010 and 2009 were approximately $173,000 and $206,000, respectively. The fees under this category are for assurance and related services that are traditionally performed by the independent auditor and include audits of employee benefit plans, agreed upon procedures and other attest engagements.

Tax Fees

The aggregate fees for tax services rendered by Ernst & Young LLP for the fiscal years ended 2010 and 2009 were approximately $1,246,000 and $10,000, respectively. Tax fees include tax compliance and advisory services.

All Other Fees

Other than as described above, there were no other services rendered by Ernst & Young LLP for the fiscal years ended 2010 or 2009.

Pre-approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services to be provided by Ernst & Young LLP in a given fiscal year.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the meeting, each of the persons named as a proxy intends to vote in accordance with his or her judgment on such matters.

STOCKHOLDER PROPOSALS FOR NEXT YEAR

Stockholder Proposals Pursuant to Rule 14a-8

Proposals submitted for inclusion in the proxy statement for the 2012 annual meeting must be received by the Secretary of Limited Brands at our principal executive offices on or before the close of business on December 13, 2011.

Other Stockholder Proposals

If a stockholder intends to present a proposal or nominate a person for election as a director at the 2012 annual meeting other than as described above, the stockholder must comply with the requirements set forth in our Bylaws. The Bylaws require, among other things, that the Secretary receive written notice of the intent to present a proposal or nomination no earlier than February 26, 2012 and no later than March 27, 2012. The notice must contain the information required by the Bylaws.

SOLICITATION EXPENSES

We will pay the expense of preparing, assembling, printing and mailing the proxy form and the form of material used in solicitation of proxies. Our directors or employees may solicit proxies by telephone, facsimile and personal solicitation, in addition to the use of the mail. We do not expect to pay any compensation for the solicitation of proxies.

By Order of the Board of Directors

/s/ Leslie H. Wexner
Leslie H. Wexner
Chairman of the Board

Appendix A

LIMITED BRANDS, INC.

2011 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.01. Establishment and Effective Date. Effective on May 26, 2011, Limited Brands, Inc., a Delaware corporation (including any successor in name or interest thereto, the “Company”), established this stock incentive plan known as the “Limited Brands, Inc. 2011 Stock Option and Performance Incentive Plan.” (the “Plan”).

1.02. Purpose. The Company desires to attract and retain the best available executive and key management associates, consultants and other advisors, for itself and its subsidiaries and affiliates and to encourage the highest level of performance by such associates in order to serve the best interests of the Company and its stockholders. The Plan is expected to contribute to the attainment of these objectives by offering eligible associates, consultants and other advisors the opportunity to acquire stock ownership interests in the Company, and other rights with respect to stock of the Company, and to thereby provide them with incentives to put forth maximum effort for the success of the Company and its subsidiaries.

ARTICLE II

AWARDS

2.01. Form of Awards. Awards under the Plan may be granted in any one or all of the following forms: (i) incentive stock options (“Incentive Stock Options”) meeting the requirements of Code Section 422; (ii) nonstatutory stock options (“Nonstatutory Stock Options”) (unless otherwise indicated, references in the Plan to Options shall include both Incentive Stock Options and Nonstatutory Stock Options); (iii) stock appreciation rights (“Stock Appreciation Rights”), as described in Article VII, which may be awarded either in tandem with Options (“Tandem Stock Appreciation Rights”) or on a stand-alone basis (“Nontandem Stock Appreciation Rights”); (iv) units representing shares of common stock of the Company (“Common Stock”) which are restricted as provided in Article XI (“Restricted Share Units”); (v) units representing shares of Common Stock, as described in Article XII (“Performance Units”) and (vi) shares of unrestricted Common Stock (“Unrestricted Shares”), as described in Article XIV. In addition, awards may be granted as “Substitute Awards,” which are awards granted in assumption of, or in substitution for, any outstanding awards previously granted by a company acquired by the Company (or a subsidiary or affiliate thereof) or with which the Company (or a subsidiary or affiliate thereof) combines. Substitute Awards shall be granted in accordance with procedures complying with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder.

2.02. Maximum Shares Available. The maximum aggregate number of shares of Common Stock available for award under this Plan as of the Plan’s effective date is 7,000,000 subject to adjustment pursuant to Article XV, plus shares of Common Stock issuable upon the exercise of Substitute Awards, plus the number of shares of Common Stock reserved for issuance under the 1993 Stock Option and Performance Plan (the “Preexisting Plan”) to the extent (A) that such shares were available for grants of awards under the Preexisting Plan immediately prior to the Plan’s effective date or (B) that were subject to outstanding awards under the Preexisting Plan on the Plan’s effective date and thereafter an event occurs (including expiration or forfeiture) which would result in such shares again being available for awards under the Plan (as determined below). All shares available for award under the Plan may be awarded in the form of Incentive Stock Options. Shares of

Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares reacquired by the Company. In the event that prior to the end of the period during which Options may be granted under the Plan, any Option or any Nontandem Stock Appreciation Right granted under the Plan or Preexisting Plan or granted and outstanding under the Plan or Preexisting Plan expires unexercised or is terminated, surrendered or canceled (other than in connection with the exercise of a Stock Appreciation Right) without being exercised in whole or in part for any reason, or any Restricted Share Units or Performance Units are forfeited, or if such awards are settled in cash in lieu of shares of Common Stock, then the shares to which any such award relates may, at the discretion of the Committee (as defined below) to the extent permissible under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Act”), be made available for subsequent awards under the Plan, upon such terms as the Committee may determine; provided, however, that the foregoing shall not apply to or in respect of Substitute Awards.

ARTICLE III

ADMINISTRATION

3.01. Committee. The Plan shall be administered by a Committee (the “Committee”) appointed by the Company’s Board of Directors (the “Board”) and consisting of not less than two (2) members of the Board. Each member of the Committee shall be an “outside director” (within the meaning of Code Section 162(m)), a “non-employee director” (within the meaning of Rule 16b-3(b)(3)(i) under the Act) and “independent” to the extent required by applicable law or rules of the New York Stock Exchange.

3.02. Powers of Committee. Subject to the express provisions of the Plan, the Committee shall have the power and authority (i) to grant Options and to determine the purchase price of the Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option and any performance objectives or vesting standards applicable to each Option; (ii) to designate Options as Incentive Stock Options or Nonstatutory Stock Options and to determine which Options, if any, shall be accompanied by Tandem Stock Appreciation Rights; (iii) to grant Tandem Stock Appreciation Rights and Nontandem Stock Appreciation Rights and to determine the terms and conditions of such rights; (iv) to grant Restricted Share Units and to determine the term of the restricted period and other conditions and restrictions applicable to such shares; (v) to grant Performance Units and to determine the performance objectives, performance periods and other conditions applicable to such units; (vi) to grant Unrestricted Shares; and (vii) to determine the associates to whom, and the time or times at which, Options, Stock Appreciation Rights, Restricted Share Units, Performance Units and Unrestricted Shares shall be granted.

3.03. Delegation. The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable; provided, however, that the Committee may not delegate any of its responsibilities hereunder if such delegation will cause (i) transactions under the Plan to fail to comply with Section 16 of the Act or (ii) the Committee to fail to qualify as “outside directors” under Code Section 162(m). The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

3.04. Interpretations. The Committee shall have sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all associates who have received awards under the Plan and all other interested persons.

3.05. Liability; Indemnification. No member of the Committee, nor any person to whom duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or awards made thereunder, and each member of the Committee shall be fully indemnified and protected by the

Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company’s Certificate of Incorporation and Bylaws, as amended from time to time.

ARTICLE IV

ELIGIBILITY

4.01. Eligibility. Any associate, consultant, director or other advisor of, or any other individual who provides services to (x) the Company or any subsidiary or affiliate or (y) any joint venture in which the Company or any subsidiary or affiliate holds at least a 40% interest, shall be eligible to be selected to receive a compensatory award under or to be a “participant” in the Plan. In determining the individuals to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the nature of the services rendered by such individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors as the Committee in its sole discretion shall deem relevant. The Committee shall ensure that Common Stock underlying any award hereunder qualifies as “service recipient stock,” within the meaning of Code Section 409A and the regulations thereunder. “Participant” means any individual granted an award hereunder. No Participant may be granted in any calendar year awards covering more than 2,000,000 shares of Common Stock.

ARTICLE V

STOCK OPTIONS

5.01. Grant of Options. Options may be granted under the Plan for the purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions, including the satisfaction of corporate or individual performance objectives and other vesting standards, as the Committee shall from time to time determine. On or before the date of grant of an Option, the Committee shall designate the number of shares of Common Stock covered by such Option, the option price of such Option, and the recipient of the Option.

5.02. Option Price. The option price of each Option to purchase Common Stock shall be determined by the Committee not later than the date of the grant, but (except in the case of Substitute Awards) shall not be less than 100 percent of the Fair Market Value (as defined in Section 19.01) of the Common Stock subject to such Option on the date of grant. The option price so determined shall also be applicable in connection with the exercise of any Tandem Stock Appreciation Right granted with respect to such Option.

5.03. Term of Options. The term of each Option granted under the Plan shall not exceed ten (10) years from the date of grant, subject to earlier termination as provided in Articles IX and X, except as otherwise provided in Section 6.01 with respect to ten (10) percent stockholders of the Company.

5.04. Exercise of Options. Subject to the provisions of Article XIX (“Miscellaneous Provisions”), an Option may be exercised, in whole or in part, at such time or times as the Committee shall determine. The Committee may, in its discretion, accelerate the exercisability of any Option at any time. Options may be exercised by a Participant by giving notice to the Committee, in writing or in such other manner as the Committee may permit, stating the number of shares of Common Stock with respect to which the Option is being exercised and tendering payment therefor. Payment for the shares of Common Stock issuable upon exercise of the Option shall be made in full in cash or by certified check or, if the Committee, in its sole discretion, permits, in shares of Common Stock (valued at Fair Market Value on the date of exercise). As soon as reasonably practicable following such exercise, a certificate representing the shares of Common Stock purchased, registered in the name of the Participant, shall be delivered to the Participant. Until the issuance of the shares of Common Stock, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the shares of Common Stock that are subject to the Option.

5.05. Cancellation of Stock Appreciation Rights. Upon exercise of all or a portion of an Option, the related Tandem Stock Appreciation Rights shall be canceled with respect to an equal number of shares of Common Stock.

ARTICLE VI

SPECIAL RULES APPLICABLE TO INCENTIVE STOCK OPTIONS

6.01. Ten Percent Stockholder. Notwithstanding any other provision of this Plan to the contrary, any associates who are full-time employees of the Company and its present and future subsidiaries, shall be eligible for awards of Incentive Stock Options. However, no such associate may receive an Incentive Stock Option under the Plan if such associate, at the time the award is granted, owns (after application of the rules contained in Code Section 424(d)) stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, unless (i) the option price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of the Common Stock subject to such Incentive Stock Option on the date of grant and (ii) such Option is not exercisable after the date five (5) years from the date such Incentive Stock Option is granted.

6.02. Limitation on Grants. The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an associate during any calendar year (under this Plan or any other plan of the Company or a subsidiary) shall not exceed $100,000.

6.03. Limitations on Time of Grant. No grant of an Incentive Stock Option shall be made under this Plan more than ten (10) years after the earlier of the date of adoption of the Plan by the Board or the date the Plan is approved by stockholders.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.01. Grants of Stock Appreciation Rights. Tandem Stock Appreciation Rights may be awarded by the Committee in connection with any Option granted under the Plan, at the time the Option is granted, and shall be subject to the same terms and conditions as the related Option, except that the medium of payment may differ. Nontandem Stock Appreciation Rights may be granted by the Committee at any time. On or before the date of grant of a Nontandem Stock Appreciation Right, the Committee shall specify the number of shares of Common Stock covered by such right, the base price of shares of Common Stock to be used in connection with the calculation described in Section 7.04 below, and the recipient of the award. Except in the case of a Substitute Award, the base price of a Nontandem Stock Appreciation Right shall be not less than 100 percent of the Fair Market Value of a share of Common Stock on the date of grant. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the other provisions of this Plan as the Committee shall determine.

7.02. Limitations on Exercise. Subject to the provisions of Articles IX, X and XIX, a Tandem Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and shall be subject to the same exercise period as the related Option, which shall be set forth in the applicable agreement on or before the date of grant. Upon the exercise of all or a portion of Tandem Stock Appreciation Rights, the related Option shall be canceled with respect to an equal number of shares of Common Stock. Shares of Common

Stock subject to Options, or portions thereof, surrendered upon exercise of a Tandem Stock Appreciation Right, shall not be available for subsequent awards under the Plan. Subject to the provisions of Article XIX, a Nontandem Stock Appreciation Right shall be exercisable during such period as the Committee shall determine, which shall be set forth in the applicable agreement on or before the date of grant.

7.03. Term of Stock Appreciation Rights. The term of each Stock Appreciation Right granted under the Plan shall not exceed ten (10) years from the date of grant, subject to earlier termination as provided in Articles IX and X.

7.04. Surrender or Exchange of Tandem Stock Appreciation Rights. A Tandem Stock Appreciation Right shall entitle the Participant to surrender to the Company unexercised the related option, or any portion thereof, and to receive from the Company in exchange therefor that number of shares of Common Stock having an aggregate Fair Market Value equal to (A) the excess of (i) the Fair Market Value of one (1) share of Common Stock as of the date the Tandem Stock Appreciation Right is exercised over (ii) the option price per share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered. Cash shall be delivered in lieu of any fractional shares.

7.05. Exercise of Nontandem Stock Appreciation Rights. The exercise of a Nontandem Stock Appreciation Right shall entitle the Participant to receive from the Company that number of shares of Common Stock having an aggregate Fair Market Value equal to (A) the excess of (i) the Fair Market Value of one (1) share of Common Stock as of the date on which the Nontandem Stock Appreciation Right is exercised over (ii) the base price of the shares covered by the Nontandem Stock Appreciation Right, multiplied by (B) the number of shares of Common Stock covered by the Nontandem Stock Appreciation Right, or the portion thereof being exercised. Cash shall be delivered in lieu of any fractional shares.

7.06. Settlement of Stock Appreciation Rights. As soon as is reasonably practicable after the exercise of a Stock Appreciation Right, the Company shall (i) issue, in the name of the Participant, stock certificates representing the total number of full shares of Common Stock to which the Participant is entitled pursuant to Section 7.03 or 7.04 hereof, and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional shares and (ii) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the Stock Appreciation Right in cash pursuant to Section 7.06, deliver to the Participant an amount in cash equal to the Fair Market Value, as of the date of exercise, of the shares of Common Stock it would otherwise be obligated to deliver.

7.07. Cash Settlement. The Committee, in its discretion, may cause the Company to settle all or any part of its obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash in lieu of all or part of the shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such shares on the date of exercise.

ARTICLE VIII

NONTRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS

8.01. Nontransferability of Options and Stock Appreciation Rights. Except to the extent permitted under Section 8.02, no Option or Stock Appreciation Right may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Option or Stock Appreciation Right shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option or a Stock Appreciation Right not specifically permitted herein shall be null and void and without effect. An Option or Stock Appreciation Right may be exercised by a Participant only during the Participant’s lifetime, or following the Participant’s death pursuant to Article X.

8.02. Limited Exception to Nontransferability. Notwithstanding Section 8.01, the Committee may determine that a Nonstatutory Stock Option may be transferred by a Participant to one or more members of such Participant’s immediate family, to a partnership of which the only partners are members of such Participant’s immediate family, or to a trust established by a Participant for the benefit of one or more members of such Participant’s immediate family. For this purpose, immediate family means a Participant’s spouse, parents, children, grandchildren and the spouses of such parents, children and grandchildren. A transferee described in this Section 8.02 may not further transfer such Nonstatutory Stock Option. A trust described in this Section 8.02 may not be amended to benefit any person other than a member of the Participant’s immediate family. A Nonstatutory Stock Option transferred pursuant to this Section 8.02 shall remain subject to the provisions of the Plan, including, but not limited to, the provisions of Articles 9 and 10 relating to the effect on the Nonstatutory Stock Option of the Termination of Employment, disability or death of the Participant, and shall be subject to such other rules as the Committee shall determine.

ARTICLE IX

TERMINATION OF EMPLOYMENT

9.01. Exercise after Termination of Employment. “Termination of Employment” shall mean “separation from service” as that term is defined in Code Section 409A and the regulations thereunder. Except as the Committee may at any time provide, in the event that the employment of a Participant shall be terminated either by the Participant or by the Participant’s employer (for reasons other than death, disability or Cause), any Option or Stock Appreciation Right granted to such Participant may be exercised (to the extent that the Participant was entitled to do so at the time of Participant’s Termination of Employment) at any time within one (1) year after such Termination of Employment, but in no case later than the date of expiration of the original term of the Option or Stock Appreciation Right; provided, however, that if an Incentive Stock Option is not exercised within three (3) months following Termination of Employment, it shall be treated as a Nonstatutory Stock Option. If the Participant’s employment is terminated by the Participant’s employer for Cause, except as the Committee may at any time provide, any Option or Stock Appreciation Right may be exercised (to the extent that the Participant was entitled to do so at the time of the Termination of Employment) at any time within thirty (30) days after such Termination of Employment, but in no case later than the date of expiration of the original term of the Option or Stock Appreciation Right. Any Options or Stock Appreciation Rights that are not exercisable on the date of a Termination of Employment for any reason shall lapse. In no event may an Option or Stock Appreciation Right be exercised after the expiration of the original term of the Option or Stock Appreciation Right.

9.02. Total Disability. Except as the Committee may at any time provide, in the event that a Participant to whom an Option or Stock Appreciation Right has been granted under the Plan shall become totally disabled, such Option or Stock Appreciation Right may be exercised at any time within one (1) year after the Participant’s Termination of Employment due to total disability, to the extent that the Participant was entitled to do so at the time of his Termination of Employment (it being understood that such termination occurs after nine (9) months of absence from work due to the total disability), but in no case later than the date of expiration of the original term of the Option or Stock Appreciation Right. Notwithstanding the foregoing, for purposes of exercising Incentive Stock Options, a Participant shall be deemed to have a Termination of Employment if the Participant is absent from work for three (3) months due to total disability, where the date of such Termination of Employment shall be the last date of active employment before the three (3) month period; in this event, if such Participant fails to exercise his or her Incentive Stock Option within three (3) months following such deemed Termination of Employment, such Incentive Stock Option shall be treated as a Nonstatutory Stock Option. For purposes hereof, “total disability” shall have the definition set forth in the Limited Brands, Inc. Long-Term Disability Plan, which definition is hereby incorporated by reference.

ARTICLE X

DEATH OF PARTICIPANT

10.01. Death of Participant While Employed. If a Participant to whom an Option or Stock Appreciation Right has been granted under the Plan shall die while employed by or otherwise providing services to the Company or one of its subsidiaries or affiliates, such Option or Stock Appreciation Right shall become fully exercisable by the Participant’s beneficiary (as indicated on the appropriate form provided by the Company), or if no beneficiary is so indicated, then by the estate or person who acquires the right to exercise such Option or Stock Appreciation Right upon the Participant’s death by bequest or inheritance. Such exercise may occur at any time within one (1) year after the date of the Participant’s death (or such other period as the Committee may at any time provide), but in no case later than the date of expiration of the original term of the Option or Stock Appreciation Right.

10.02. Death of Participant Following Termination of Employment. If a Participant to whom an Option or Stock Appreciation Right has been granted under the Plan shall die after the date of the Participant’s Termination of Employment, but before the end of the period provided under the Plan by which a terminated Participant may exercise such Option or Stock Appreciation Right, such Option or Stock Appreciation Right may be exercised, to the extent that the Participant was entitled to do so at the time of the Participant’s death, by the Participant’s beneficiary (as indicated on the appropriate form provided by the Company), or if no beneficiary is so indicated, then by the estate or person who acquires the right to exercise such Option or Stock Appreciation Right upon the Participant’s death by bequest or inheritance. Such exercise may occur at any time within the period in which the terminated Participant could have exercised such Option or Stock Appreciation Right if the Participant had not died (or such other period as the Committee may at any time provide), but in no case later than the date of expiration of the original term of the Option or Stock Appreciation Right.

ARTICLE XI

RESTRICTED SHARE UNITS (“RSUs”)

11.01. Grant of Restricted Share Units. The Committee may from time to time cause the Company to grant RSUs under the Plan to Participants, subject to such restrictions, conditions and other terms as the Committee may determine. For purposes of clarification, grants under the Plan whose terms and conditions are entitled “Restricted Stock” and “Restricted Shares” may in fact be grants of RSUs and will be treated in a manner consistent with RSUs. RSU awards represent an unfunded promise to pay the Participant a specified number of shares of Common Stock (or cash equivalent, as applicable) in the future if the conditions of the RSU award are satisfied and the RSU award is not otherwise forfeited prior to the stated date of delivery, under the terms and conditions applicable to such award.

11.02. Restrictions. At the time a grant of RSUs is made, the Committee shall establish a period of time (the “Restricted Period”) applicable to such RSUs. Each grant of RSUs may be subject to a different Restricted Period. The Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual service or performance objectives, which shall be applicable to all or any portion of the RSUs. Except with respect to grants of RSUs intended to qualify as performance-based compensation for purposes of Code Section 162(m), the Committee may also, in its sole discretion, waive any restrictions applicable to all or a portion of such RSUs, provided that the applicable terms and conditions are set forth on or before the date of grant of the award to the extent required to comply with Code Section 409A and the regulations thereunder. None of the RSUs may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of. Unless otherwise provided under the terms of the award, upon the death of a Participant, any conditions applicable to RSUs which have been granted to such Participant will be deemed to have been satisfied at target and the Restricted Period, if any, applicable to Restricted RSUs held by such Participant, will be deemed to have expired. Unless otherwise provided under the terms of the award, upon the retirement of a Participant, the restrictions and conditions, if any, applicable to any RSUs which have been granted to such Participant will be deemed to have been satisfied with respect to that percentage of the RSUs equal to (i) the number of complete months between the first day of the Restricted Period and the date of the Participant’s retirement, divided by (ii) the number of complete months in the Restricted Period. Any RSUs granted to a Participant for which the restrictions and conditions are not deemed to have expired pursuant to the preceding sentence shall be forfeited in accordance with Section 11.05. For purposes of this Article XI, “retirement” shall mean a Participant’s Termination of Employment following the date on which a Participant has attained age 55 and completed seven years of service with the Company. An award may also provide for full or pro-rata vesting upon other events, such as upon a Change in Control or upon Termination of Employment as a result of total disability, or for other reasons, provided that any such applicable terms and conditions are set forth on or before the date of grant of the award.

11.03. [Reserved].

11.04. Rights of Holders of Restricted Share Units. Except as determined by the Committee not later than the date of grant of RSUs, Participants to whom RSUs have been granted shall not have the right to vote such shares or the right to receive any dividends with respect to such shares, except as provided in Section 11.08 with respect to dividend equivalents. All distributions, if any, received by a Participant with respect to RSUs as a result of any stock split-up, stock distribution, a combination of shares, or other similar transaction shall be subject to the restrictions of this Article XI and the adjustment provisions of Article XV.

11.05. Forfeiture Upon Termination of Employment. Except as provided in Section 11.02 and Article XVIII, and as the Committee may provide in the terms of any award on or before the date of grant, any RSUs granted to a Participant pursuant to the Plan shall be forfeited if the Participant experiences a Termination of Employment either by the Participant or the Participant’s employer for reasons other than death prior to the expiration of the Restricted Period and the satisfaction of any other conditions applicable to such RSUs. In addition, if the Participant’s Termination of Employment occurs as a result of retirement (as defined in Section 11.02), any RSUs which do not vest in accordance with Section 11.02 shall be forfeited.

11.06. Delivery of Shares. Unless an election is made under Section 11.08 to defer the settlement of RSUs, and unless otherwise provided in the terms of any award, upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, RSUs shall be settled by delivery of a stock certificate for the number of shares associated with the award with respect to which the restrictions have expired or the terms and conditions have been satisfied to the Participant or the Participant’s beneficiary or estate, as the case may be. Such payment in settlement shall be made promptly, but in any event not later then (i) the end of the year in which the Restricted Period ended and the conditions were satisfied or (ii) if later, the 15th day of the third calendar month following the date on which the Restricted Period ended, provided that the award holder will not be permitted, directly or indirectly, to designate the taxable year of settlement. The Participant may be required to execute a release of claims against the Company and its subsidiaries in this event. If an election is made under Section 11.08 to defer the settlement of RSUs, delivery shall occur as described here but upon the date or dates of delivery in accordance with Section 11.09 and the deferral election. Notwithstanding the above, if the Participant is a “specified employee,” as that term is defined in Code Section 409A and the regulations thereunder, and is entitled to receive a payment upon Termination of Employment or on a date determinable based on the date of Termination of Employment (and not a pre-determined fixed date or schedule), then, except in the event of the Participant’s death after such Termination of Employment, such payment shall be delayed by at least six (6) months after the date of such Participant’s Termination of Employment to the extent required by Code Section 409A and the regulations thereunder.

11.07. Performance-Based Objectives. At the time of the grant of RSUs to a Participant, and prior to the beginning of the performance period to which performance objectives relate, the Committee may establish performance objectives based on any one or more of the following, which may be expressed with respect to the Company or one or more operating units or groups, as the Committee may determine: price of Common Stock, or the common stock of any affiliate, shareholder return, return on equity, return on investment, return on capital, sales productivity, comparable store sales growth, economic profit, economic value added, net income, operating income, gross margin, sales, free cash flow, earnings per share, operating company contribution or market share. These factors shall have a minimum performance standard below which, and a maximum performance standard above which, no payments will be made. These performance goals may be based on an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses, and progress towards achieving the long-range strategic plan for the business. These performance goals and determination of results shall be based entirely on financial measures. The Committee shall specify how any performance objectives shall be adjusted to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporation transaction; provided, however, that no such adjustment will be made if the effect of such adjustment would cause an award to fail to qualify as performance-based compensation within the meaning of Code Section 162(m). The Committee may not use any discretion to modify award results except as permitted under Code Section 162(m). In addition, with respect to any RSUs granted that are intended to be “performance-based” for purposes of Code Section 162(m), such award shall not be payable upon Termination of Employment for any reason other than due to death, total disability (as defined in Article IX) or upon a Change in Control (as defined in Article XVIII), unless the payment is based on achievement of the associated performance objectives. To the extent that the award is subject to Code Section 409A, payment upon Termination of Employment in connection with a Change in Control must be made upon a Change in Control that satisfies the definition of “change in control event” in Code Section 409A and the regulations thereunder, unless otherwise permitted in satisfaction of the alternative payment rules under Code Section 409A and the regulations thereunder.

11.08. Deferred Restricted Share Units. The Committee may permit a Participant who has been designated to receive an RSU award to elect to defer the receipt of the shares in settlement of such RSU award as well as the form of payment of such deferred RSUs.

All elections under this Section 11.08 to defer the settlement of an RSU award must be made in accordance with the requirements of Code Section 409A and the regulations thereunder. Any election not in compliance with such requirements shall be treated as invalid and the deferral election shall be disregarded and distribution of the shares upon settlement of the awards shall be made as though the Participant did not elect to defer. For this purpose, an invalid deferral election shall include (but is not limited to) a deferral election that (i) is not executed (regardless of when received), (ii) is executed but received after the applicable irrevocable date or (iii) cannot otherwise become effective under applicable rules. If a valid deferral election is incomplete, the deferral election shall be honored and distribution of the shares attributable to the awards shall be made as though the Participant elected a deferred lump sum payment. For this purpose, a valid but incomplete deferral election is one that has been received and executed on or before the applicable irrevocable date, but does not indicate the form of payment (lump sum versus installments), or indicates an election for installment payments but not the number of installment payments. Unless the award agreement and terms and conditions accompanying specific awards indicate otherwise, or as otherwise provided in the Plan, the deferred RSUs shall be subject to the same restrictions, conditions and forfeiture provisions as the associated nondeferred RSUs.

Except as determined otherwise by the Committee on or before grant and as set forth in the terms and conditions accompanying such awards, during the Restricted Period with respect to RSUs, Participants shall not have the right to receive any dividends. After the end of the Restricted Period and prior to the time that shares of Common Stock are transferred to the Participant, within sixty (60) days after the date of payment of a dividend by the Company on its shares of Common Stock, the Participant shall be credited with “dividend equivalents” with respect to each outstanding RSU in an amount equal to the amount the Participant would have received as dividends if the RSUs were actual shares of Common Stock. Such dividend equivalents will be converted into additional RSUs based on the value of the Common Stock on the dividend payment date, in accordance with the procedures established by the Committee, and paid at the same time and in the same manner as the underlying RSUs.

At no time shall any assets of the Company be segregated for payment of RSUs hereunder. Participants who have elected to defer the settlement of RSUs shall at all times have the status of general unsecured creditors of the Company and shall not have any rights in or against specific assets of the Company. The Plan constitutes a mere promise by the Company to make payments attributable to RSUs in the future, in accordance with the applicable terms and conditions.

11.09. Payment of Deferred Restricted Share Units. RSUs are payable solely in shares of unrestricted Common Stock, and shall be paid in accordance with the terms of delivery under Section 11.06 and this Section 11.09. Shares attributable to deferred RSUs that are vested in accordance with the terms and conditions applicable to such awards shall be transferred to the Participant at the time and in the form as elected by the Participant and as set forth in the terms and conditions applicable to such awards, which shall be either in a single payment or in up to ten (10) installment payments.

If a lump sum distribution is elected, the payment shall be made on the date provided in, and in accordance with, the terms and conditions applicable to the award. If installment distributions are elected, the initial installment shall be paid on the date provided in, and in accordance with, the terms and conditions applicable to the award. Subsequent installments shall be made on each anniversary of the initial installment and shall continue for the duration of the selected distribution period. If the Participant dies prior to the time all shares have been distributed, distribution shall be made to the Participant’s beneficiary or estate on the payment date provided in, and in accordance with, the terms and conditions applicable to the award. If Termination of Employment occurs during the Restricted Period, the terms and conditions shall set forth the rights of the Participant to payment, as well as the time and form of distribution of such awards, if any, to the Participant. A participant shall have no rights as a shareholder with respect to deferred RSUs until such time, if any, as shares of Common Stock are transferred to the Participant (or the Participant’s beneficiary or estate, if applicable). Notwithstanding the above, if the Participant is a specified employee and is entitled to receive payment upon Termination of Employment or on a date determinable based on the date of Termination of Employment (and not a pre-determined fixed date or schedule), then, except in the event of the Participant’s death after such Termination of Employment, such payment (or in the case of installments, the first payment) shall be delayed by at least six (6) months after the date of such Participant’s Termination of Employment, to the extent required by Code Section 409A and the regulations thereunder; in this event, subsequent installment payments shall occur on the anniversary of the first delayed installment payment.

Provided that the terms and conditions applicable to a deferred RSU award permit it, a Participant may change the Participant’s distribution election, provided such change in distribution election is made not less than 12 months before the date the payment (or in the case of installments, the first payment) is scheduled to be made, and is irrevocable after this date. Such an election may be made to change payment(s) from a single lump sum payment to installment payments, from installment payments to a single lump sum payment, or from one number of installment payments to another number of installment payments, by submitting such election to the Company; provided, (i) such election does not become effective until at least twelve (12) months after the date on which the election is made and (ii) except in the case of payment permissible upon the Participant’s death, the payment (or in the case of installments the first payment) must be deferred for a period of not less than five (5) years from the date such payment would have been made or commenced if there had been no election to change the form of payment. For this purpose, all installment payments are treated as a single payment. Any election not made in accordance with such procedures shall be treated as invalid, and the change in distribution election shall be disregarded and distribution of the shares attributable to the awards shall be made as though the Participant did not elect to change the time and form of distribution. For this purpose, an invalid change in distribution election shall include (but is not limited to) an election that (i) is not executed (regardless of when received), (ii) is executed but received after the applicable irrevocable date or (iii) cannot otherwise become effective under applicable rules. If a valid change in distribution election is incomplete, the change in distribution election shall be honored and distribution of the shares attributable to the awards shall be made as though the associate elected a change in distribution to a deferred lump sum payment. For this purpose, a valid but incomplete change in distribution election is one that has been received and executed on or before the applicable irrevocable date, but does not indicate the form of payment (lump sum versus installments), or indicates an election for installment payments but not the number of installment payments.

ARTICLE XII

PERFORMANCE UNITS

12.01. Award of Performance Units. For each Performance Period (as defined in Section 12.02), Performance Units may be granted under the Plan to such Participants as the Committee shall determine. The award agreement covering such Performance Units shall specify a value for each Performance Unit or shall set forth a formula for determining the value of each Performance Unit at the time of payment (the “Ending Value”). If necessary to make the calculation of the amount to be paid to the Participant pursuant to Sections 12.03 and 12.04, the Committee shall also state in the award agreement the initial value of each Performance Unit (the “Initial Value”). The award agreement may also specify that each Performance Unit is deemed to be equivalent to one (1) share of Common Stock. Performance Units granted to a Participant shall be credited to an account (a “Performance Unit Account”) established and maintained for such Participant.

12.02. Performance Period. “Performance Period” shall mean such period of time as shall be determined by the Committee in its sole discretion. Different Performance Periods may be established for different Participants receiving Performance Units. Performance Periods may run consecutively or concurrently.

12.03. Right to Payment of Performance Units. All applicable terms and conditions shall be set forth in the award agreement and/or in accompanying terms and conditions on or before the date of grant of Performance Units. With respect to each award of Performance Units under this Plan, the Committee shall specify performance objectives (the “Performance Objectives”) which must be satisfied in order for the Participant to vest in the Performance Units which have been awarded to the Participant for the Performance Period. If the Performance Objectives established for a Participant for the Performance Period are partially but not fully met, the Committee may, nonetheless, in its sole discretion, determine that all or a portion of the Performance Units have vested but such determination shall not change the date of payment of the awards. If the Performance Objectives for a Performance Period are exceeded, the Committee may, in its sole discretion, grant additional, fully vested Performance Units to the Participant. On or before the date of grant, the Committee may also determine, in its sole discretion, that Performance Units awarded to a Participant shall become partially or fully vested upon the Participant’s death, total disability (as defined in Article IX) or retirement (as defined in Section 11.02), or upon the Participant’s Termination of Employment prior to the end of the Performance Period but such determination shall not change the date of payment of the awards. Performance Unit awards represent an unfunded promise to pay the Participant the value specified in the award agreement and/or applicable terms and conditions in the future if the conditions associated with the Performance Unit award are satisfied and the Performance Units are not otherwise forfeited prior to the stated date of payment, under the terms and conditions applicable to such award. The provisions of Section 11.07 shall apply to any Performance Units that are intended to qualify as performance-based in accordance with Code Section 162(m) and the regulations thereunder.

12.04. Payment for Performance Units. As soon as practicable following the end of a Performance Period but not later than 90 days after the end of a Performance Period, the Committee shall determine whether the Performance Objectives for the Performance Period have been achieved (or partially achieved to the extent necessary to permit partial vesting at the discretion of the Committee pursuant to Section 12.03). If the Performance Objectives for the Performance Period have been exceeded, the Committee shall determine whether additional Performance Units shall be granted to the Participant pursuant to Section 12.03. Within 90 days after the end of a Performance Period, provided the Committee determines the Performance Objectives have been achieved or partially achieved pursuant to Section 12.03, if the award agreement specifies that each Performance Unit is deemed to be equivalent to one (1) share of Common Stock, the Company shall pay to the Participant an amount with respect to each vested Performance Unit equal to the Fair Market Value of a share of Common Stock on such payment date or, if the Committee shall so specify at the time of grant, an amount equal to (i) the Fair Market Value of a share of Common Stock on the payment date less (ii) the Fair Market Value of a share of Common Stock on the date of grant of the Performance Unit. If the award agreement specifies a value for each Performance Unit or sets forth a formula for determining the value of each Performance Unit at the time of payment, then within 90 days after the end of a Performance Period, provided the Committee determines the Performance Objectives have been achieved or partially achieved pursuant to Section 12.03, the Company shall pay to the Participant an amount with respect to each vested Performance Unit equal to the Ending Value of the Performance Unit or, if the Committee shall so specify at the time of grant, an amount equal to (i) the Ending Value of the Performance Unit less (ii) the Initial Value of the Performance Unit. Payment shall be made entirely in cash, entirely in Common Stock or in such combination of cash and Common Stock as the Committee shall determine.

12.05. Voting and Dividend Rights. Except as the Committee may otherwise provide, no Participant shall be entitled to any voting rights, to receive any dividends, or to have his or her Performance Unit Account credited or increased as a result of any dividends or other distribution with respect to Common Stock. Notwithstanding the foregoing, to the extent provided or set forth in the award agreement and/or applicable terms and conditions on or before the date of grant of a Performance Unit award, within sixty (60) days after the date of payment of a dividend by the Company on its shares of Common Stock, a Participant’s Performance Unit Account may be credited with additional Performance Units having an aggregate Fair Market Value equal to the dividend per share paid on the Common Stock multiplied by the number of Performance Units credited to the Participant’s account at the time the dividend was declared. Subject to the prior satisfaction of the applicable Performance Objectives, payment of such additional Performance Units shall be made at the same time and in the same manner as the Performance Units to which they relate.

ARTICLE XIII

UNRESTRICTED SHARES

13.01. Award of Unrestricted Shares. The Committee may cause the Company to grant Unrestricted Shares to associates at such time or times, in such amounts and for such reasons as the Committee, in its sole discretion, shall determine. No payment shall be required for Unrestricted Shares.

13.02. Delivery of Unrestricted Shares. The Company shall issue, in the name of each Participant to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to the associate, and shall deliver such certificates to the Participant on a fixed or objectively determinable date of payment, which shall be set forth at the time of grant.

13.03. Deferred Share Units. The Committee may permit a Participant who has been designated to receive an Unrestricted Share award to elect to receive such Unrestricted Share award in the form of Deferred Share Units.

Any such election must be made on or before December 31 of the calendar year prior to the year the compensation attributable to such award (or any portion of such award) is earned, and shall be irrevocable after such date, and further shall comply with the rules set forth in Section 11.08, which apply to deferral elections, including such rules relating to invalid and valid but incomplete deferral elections. Each “Deferred Share Unit” represents the right to receive a share of Common Stock in the future. At no time shall any assets of the Company be segregated for payment of Deferred Share Units hereunder. Participants who have elected to receive Unrestricted Shares in the form of Deferred Share Units shall at all times have the status of general unsecured creditors of the Company and shall not have any rights in or against specific assets of the Company. The Plan constitutes a mere promise by the Company to make payments on Deferred Share Units in the future.

After the award of Deferred Share Units to the Participant and prior to the time that shares of Common Stock are transferred to the Participant pursuant to Section 13.04, within sixty (60) days after the date of payment of a dividend by the Company on its shares of Common Stock, the Participant shall be credited with “dividend equivalents” with respect to each outstanding Deferred Share Unit in an amount equal to the amount the Participant would have received as dividends if the Deferred Share Units were actual shares of Common Stock. Such dividend equivalents will be converted into additional Deferred Share Units based on the value of the Common Stock on the dividend payment date, in accordance with the procedures established by the Committee, and paid at the same time and in the same manner as the underlying Deferred Share Units.

13.04. Payment of Deferred Share Units. Deferred Share Units are payable solely in shares of unrestricted Common Stock, and shall be paid in accordance with the terms of delivery under Section 13.03 and this Section 13.04. Shares applicable to such awards shall be transferred to the Participant at the time and in the form as elected by the Participant and as set forth in the terms and conditions applicable to such awards, which shall be either in a single payment or in up to ten (10) installment payments.

If a lump sum distribution is elected, the payment shall be made on the date provided in, and in accordance with, the terms and conditions applicable to the award. If installment distributions are elected, the initial installment shall be paid on the date provided in, and in accordance with, the terms and conditions applicable to the award. Subsequent installments shall be made on each anniversary of the initial installment and shall continue for the duration of the selected distribution period. If the Participant dies prior to the time all shares have been distributed, distribution shall be made to the Participant’s beneficiary or estate on the payment date provided in, and in accordance with, the terms and conditions applicable to the award. A Participant shall have no rights as a shareholder with respect to Deferred Share Units until such time, if any, as shares of Common Stock are transferred to the Participant (or the Participant’s beneficiary or estate, if applicable). Notwithstanding the above, if the Participant is a specified employee and is entitled to receive payment upon Termination of Employment or on a date determinable based on the date of Termination of Employment (and not a pre-determined fixed date or schedule), then, except in the event of the Participant’s death after such Termination of Employment, such payment (or in the case of installments, the first payment) shall be delayed by at least six (6) months after the date of such Participant’s Termination of Employment, to the extent required by Code Section 409A and the regulations thereunder; in this event, subsequent installment payments shall occur on the anniversary of the first delayed installment payment.

Provided that the terms and conditions applicable to a Deferred Share Unit award permit it, a Participant may change the Participant’s distribution election, provided such change in distribution election shall comply with the procedures and rules set forth in Section 11.09 which apply to change in distribution elections, including such rules relating to invalid and valid but incomplete change in distribution elections.

ARTICLE XIV

CLAWBACK

14.01. Clawback. If the Committee determines in good faith either that: (i) if required by applicable law with respect to a Participant or (ii) (x) a Participant engaged in fraudulent conduct or activities relating to the Company, (y) a Participant has knowledge of such conduct or activities or (z) a Participant, based upon the Participant’s position, duties or responsibilities, should have had knowledge of such conduct or activities, the Committee shall have the power and authority under the Plan to terminate without payment all outstanding awards under the Plan. If required by applicable law with respect to a Participant or if a Participant described in (ii) above has received any compensation pursuant to an award granted under the Plan that is based on or results from such conduct or activities, such Participant shall promptly reimburse to the Company a sum equal to either an amount required by such law or the amount of such compensation paid in respect of the year in which such conduct or activities occurred, as applicable.

ARTICLE XV

ADJUSTMENTS; REPRICING

15.01. Adjustments. Notwithstanding any other provision of the Plan, the Committee shall make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding Options, Stock Appreciation Rights, RSUs, Performance Units or other awards as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the number of shares of outstanding Common Stock by reason of stock dividends, extraordinary cash dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. However, any such adjustment with respect to Options and Stock Appreciation Rights shall satisfy the requirements of Reg. §1.409A-1(b)(5)(v)(D) and shall otherwise ensure that such awards continue to be exempt from Code Section 409A, and any such adjustment to awards that are subject to Code Section 409A, including RSUs and Performance Units, shall be made to the extent compliant with Code Section 409A and the regulations thereunder.

15.02. Repricing. Except as provided above in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.

ARTICLE XVI

AMENDMENT AND TERMINATION

16.01. Amendment and Termination. The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would constitute a “material revision” of the Plan within the meaning of New York Stock Exchange Rule 303A(8) shall be subject to the approval of the Company’s stockholders. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the Participant to whom an award shall theretofore have been granted, materially adversely affect the rights of such Participant under such award, except to the extent any such action is undertaken to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

ARTICLE XVII

WRITTEN AGREEMENT

17.01. Written Agreements. Each award of Options, Stock Appreciation Rights, RSUs, Performance Units and Unrestricted Shares shall be evidenced by a written agreement, executed by the Participant and the Company, and containing such restrictions, terms and conditions, if any, as the Committee may require. In the event of any conflict between a written agreement and the Plan, the terms of the Plan shall govern.

ARTICLE XVIII

CHANGE IN CONTROL

18.01. Definition of Change in Control. For purposes of this Plan, a “Change in Control” means, and shall be deemed to have occurred upon, the occurrence of any of the following events:

(a)

Any Person (other than an Excluded Person) becomes, together with all “affiliates” and “associates” (each as defined under Rule 12b-2 of the Act) the “beneficial owner” (as defined under Rule 13d-3 of the Act) of securities representing 33% or more of the combined voting power of the Voting Stock of the Company then outstanding, unless such Person becomes the “beneficial owner” of 33% or more of the combined voting power of such Voting Stock then outstanding solely as a result of an acquisition of such Voting Stock by the Company which, by reducing the Voting Stock of the Company outstanding, increases the proportionate Voting Stock beneficially owned by such Person (together with all “affiliates” and “associates” of such Person) to 33% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided that if a Person shall become the “beneficial owner” of 33% or more of the combined voting power of the Voting Stock of the Company then outstanding by reason of such Voting Stock acquisition by the Company and shall thereafter become the “beneficial owner” of any additional Voting Stock of the Company which causes the proportionate voting power of Voting Stock beneficially owned by such Person to increase to 33% or more of the combined voting power of the Voting Stock of the Company then outstanding, such Person shall, upon becoming the “beneficial owner” of such additional Voting Stock of the Company, be deemed to have become the “beneficial owner” of 33% or more of the combined voting power of the Voting Stock then outstanding other than solely as a result of such Voting Stock acquisition by the Company;

(b)

During any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the Company (and any new Director, whose election by such Board or nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority of Directors then constituting such Board;

(c)

A reorganization, merger or consolidation of the Company is consummated, in each case, unless, immediately following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then-outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the “beneficial owners” of the Voting Stock of the Company outstanding immediately prior to such reorganization, merger or consolidation, (ii) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 33% or more of the voting power of the outstanding Voting Stock of the Company) beneficially owns, directly or indirectly, 33% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Board of Directors of the Company at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(d)

The consummation of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to any corporation with respect to which, immediately following such sale or other disposition, (A) more than 50% of, respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the “beneficial owners” of the Voting Stock of the Company outstanding immediately prior to such sale or other disposition of assets, (B) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the voting power of the outstanding Voting Stock of the Company) beneficially owns, directly or indirectly, 33% or more of, respectively, the then-outstanding shares of common stock of such corporation or the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Board of Directors of the Company at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

Notwithstanding the foregoing, in no event shall a “Change in Control” be deemed to have occurred (i) as a result of the formation of a Holding Company or (ii) with respect to a Participant, if the Participant is part of a “group,” within the meaning of Section 13(d)(3) of the Act as in effect on the Plan’s effective date, which consummates the Change in Control transaction. In addition, for purposes of the definition of “Change in Control” a Person engaged in business as an underwriter of securities shall not be deemed to be the “beneficial owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition. “Excluded Person” shall mean (i) the Company; (ii) any of the Company’s subsidiaries; (iii) any Holding Company; (iv) any employee benefit plan of the Company, any of its subsidiaries or a Holding Company; or (v) any Person organized, appointed or established by the Company, any of its subsidiaries or a Holding Company for or pursuant to the terms of any plan described in clause (iv). “Person” shall mean any individual composition, partnership, limited liability company, associations, trust or other entity or organization. “Holding Company” shall mean an entity that becomes a holding company for the Company or its businesses as a part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then-outstanding voting securities of such entity entitled to vote generally in the election of directors is, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the “beneficial owners,” respectively, of the Voting Stock of the Company outstanding immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding Voting Stock of the Company. “Voting Stock” shall mean securities of the Company entitled to vote generally in the election of the Company’s Board of Directors.

18.02. Effect of Change in Control. In the event that a Participant’s employment or service is terminated by the Company other than for cause during the 24-month period beginning on the date of a Change in Control, (i) Options and Stock Appreciation Rights granted to such Participant which are not yet exercisable shall become fully exercisable; and (ii) any restrictions applicable to any RSUs awarded to such Participant shall be deemed to have been satisfied at target and the Restricted Period, if any, applicable to such RSUs held by such Participant shall be deemed to have expired. Notwithstanding the foregoing, or the provisions of Section 11.06, if the accelerated settlement of any RSU would cause the application of additional taxes under Code Section 409A, such RSU will be settled on the date it would otherwise have been settled in the absence of a Change in Control, unless the transaction constituting the Change in Control falls within the definition of a “change in control event” within the meaning of Code Section 409A and the regulations thereunder.

ARTICLE XIX

MISCELLANEOUS PROVISIONS

19.01. Definitions: Fair Market Value and Cause. “Fair Market Value,” for purposes of this Plan, shall be the closing price of the Common Stock as reported on the principal exchange on which the shares are listed for the date on which the grant, exercise or other transaction occurs, or if there were no sales on such date, the most recent prior date on which there were sales. “Cause,” for purposes of this Plan, shall mean that the Participant (1) was grossly negligent in the performance of the Participant’s duties with the Company (other than a failure resulting from the Participant’s incapacity due to physical or mental illness); (2) has plead “guilty” or “no contest” to or has been convicted of an act which is defined as a felony under federal or state law; or (3) engaged in misconduct in bad faith which could reasonably be expected to materially harm the Company’s business or its reputation. The Participant shall be given written notice by the Company of a termination for Cause, which shall state in detail the particular act or acts or failures to act that constitute the grounds on which the termination for Cause is based.

19.02 Awards to Participants Outside the United States. The Committee may modify the terms of any outstanding or new award under the Plan granted to a Participant who is, at the time of grant or during the term of the award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such award shall conform to laws, regulations and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an award to a Participant who is resident or primarily employed in the United States. An award may be modified under this Section 19.03 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation

19.03. Tax Withholding. The Company shall have the right to require Participants or their beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements, or to deduct from all payments under this Plan amounts sufficient to satisfy all withholding tax requirements. Whenever payments under the Plan are to be made to a Participant in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. The Committee may, in its discretion, permit a Participant to satisfy the Participant’s tax withholding obligation either by (i) surrendering shares of Common Stock owned by the Participant or (ii) having the Company withhold from shares of Common Stock otherwise deliverable to the Participant. Shares of Common Stock surrendered or withheld shall be valued at their Fair Market Value as of the date on which income is required to be recognized for income tax purposes. In the case of an award of Incentive Stock Options, the foregoing right shall be deemed to be provided to the Participant at the time of such award.

19.04. Compliance With Section 16(b) and Code Section 162(m). In the case of Participants who are or may be subject to Section 16 of the Act, it is the intent of the Company that the Plan and any award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 under the Act, so that such persons will be entitled to the benefits of Rule 16b-3 under the Act or other exemptive rules under Section 16 of the Act and will not be subjected to liability thereunder. If any provision of the Plan or any award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Participants who are or may be subject to Section 16 of the Act. If any award hereunder is intended to qualify as performance-based for purposes of Code Section 162(m), the Committee shall not exercise any discretion to increase the payment under such award except to the extent permitted by Code Section 162(m) and the regulations thereunder.

19.05. Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and businesses of the Company. In the event of any of the foregoing, the Committee may, at its discretion prior to the consummation of the transaction, cancel, offer to purchase, exchange, adjust or modify any outstanding awards, at such time and in such manner as the Committee deems appropriate and in accordance with applicable law and the provisions of Article XV.

19.06. General Creditor Status. Participants shall have no right, title or interest whatsoever in or to any investments which the Participant may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant or beneficiary or legal representative of such Participant. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

19.07. No Right to Employment. Nothing in the Plan or in any written agreement entered into pursuant to Article XVII, nor the grant of any award, shall confer upon any Participant any right to continue in the employ of the Company or a subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Company or a subsidiary to modify the terms of or terminate such Participant’s employment at any time.

19.08. No Rights to Awards; No Rights to Additional Payments. No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment of Participants. All grants of awards and deliveries of Common Stock, cash or other property under the Plan shall constitute a special discretionary incentive payment to the Participant and shall not be required to be taken into account in computing any contributions to or any benefits under any retirement, profit-sharing, severance or other benefit plan of the Company or any subsidiary or affiliate, unless the Committee expressly provides otherwise in writing.

19.09. Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if sent by registered or certified mail addressed (a) to the Participant at the Participant’s address set forth in the books and records of the Company or its subsidiaries or (b) to the Company or the Committee at the principal office of the Company.

19.10. Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.11. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

19.12. Term of Plan. Unless earlier terminated pursuant to Article XVI hereof, the Plan shall terminate on May 25, 2021.

Appendix B

LIMITED BRANDS, INC.

2011 CASH INCENTIVE COMPENSATION PERFORMANCE PLAN

Limited Brands, Inc., a Delaware corporation (including any successor in name or interest thereto, “Limited Brands”), hereby adopts the Limited Brands, Inc. 2011 Cash Incentive Compensation Performance Plan (the “Plan”) for the purpose of enhancing the Company’s ability to attract and retain highly qualified executive and managerial-level associates and to provide additional financial incentives to such associates to promote the success of the Company and its subsidiaries. Incentive Compensation payable under the Plan to Section 162(m) Executives (as defined below) is intended to constitute qualified “performance-based compensation” for purposes of Section 162(m) of the Code, and the Plan shall be construed consistently with such intention. However, the Company reserves the right to pay discretionary bonuses, or other types of compensation outside of the Plan, including under the Company’s then effective Stock Option and Performance Incentive Plan or otherwise.

1. Definitions. As used herein, the following terms shall have the respective meanings indicated:

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor federal internal revenue law, along with related rules, regulations and interpretations.

(c) “Common Stock” shall mean the common stock, $0.50 par value per share, of the Company.

(d) “Committee” shall mean the Compensation Committee of the Board or such other committee or subcommittee appointed by the Board to administer the Plan that in the case of any actions taken with respect to any Incentive Compensation payable to any Section 162(m) Executive is comprised of not less than two directors of the Company, each of whom shall qualify in all respects as an “outside director” within the meaning of Section 162(m) of the Code.

(e) “Company” shall mean, collectively, Limited Brands and its subsidiaries.

(f) “Incentive Compensation” shall mean, for each Participant, compensation to be paid in the amount determined by the Committee pursuant to Section 6 below.

(g) “Participant” means, with respect to any fiscal year, an associate who is eligible to participate in the Plan for such fiscal year in accordance with Section 3.

(h) “Performance Goal” shall mean the performance goals established by the Committee pursuant to Section 4 hereof.

(i) “Performance Period” shall mean each Spring or Fall selling season or the fiscal year of the Company, or any other period of time (not less than one (1) calendar quarter or more than five (5) years) as will be established by the Committee pursuant to Section 4 of this Plan within which the Performance Goals relating to any award of Incentive Compensation are to be achieved. Any Performance Period may be subject to earlier lapse or other modification pursuant to Section 11 of this Plan in the event of Termination without Cause, resignation for Good Reason, Retirement, death or disability of the Participant or a Change in Control.

(j) “Section 162(m) Executive” shall mean any individual who the Committee determines, in its discretion, is or may be a “covered employee” of the Company within the meaning of Section 162(m) of the Code.

2. Administration of the Plan. The Plan shall be administered by the Committee, which shall have full power and authority to construe, interpret and administer the Plan and shall have the exclusive right to establish, adjust, pay or decline to pay Incentive Compensation for each Participant. Such power and authority shall include the right to exercise discretion to reduce by any amount the Incentive Compensation payable to any Participant;

provided, however, that the exercise of such discretion with respect to any Participant who is a Section 162(m) Executive shall not have the effect of increasing the Incentive Compensation that is payable to any other Section 162(m) Executive. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant and any person claiming any benefit or right under the Plan.

3. Eligibility. All Section 162(m) Executives shall be Participants in the Plan unless the Committee, in its sole and absolute discretion, designates that a Section 162(m) Executive shall not be eligible for participation in the Plan for a fiscal year. In addition, all other associates designated by the Committee or other authorized individuals are eligible to participate in the Plan and shall be Participants.

4. Awards. The Committee shall establish Performance Goals with respect to each Performance Period. The Performance Goals for a Performance Period must be established, in writing, no later than forty-five (45) days after the commencement of any Performance Period based on the Spring or Fall selling season, and, for any other Performance Period, no later than the lesser of either ninety (90) days or the number of days equal to 25 percent of the Performance Period after the commencement of the Performance Period.

The Performance Goals established by the Committee shall be based on specified levels of or changes in any one or more of the following criteria, which may be expressed with respect to the Company or one or more operating units or groups, as the Committee may determine: price of Common Stock, or the common stock of any affiliate, shareholder return, return on equity, return on investment, return on capital, sales productivity, comparable store sales growth, economic profit, economic value added, net income, operating income, gross margin, sales, free cash flow, earnings per share, operating company contribution or market share. Performance Goals for a Performance Period shall include a minimum performance standard below which no payments of Incentive Compensation will be made, and a maximum performance standard in which any performance that exceeds this standard will not increase the payment of Incentive Compensation. These Performance Goals may be based on an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses, and progress towards achieving the strategic plan for the business, or any other factors as determined by the Committee. Performance Goals shall be adjusted by the Committee for the following items, but only to the extent such adjustment would not cause a payment of Incentive Compensation to fail to qualify as performance-based compensation within the meaning of Section 162(m) of the Code:

(i)	all items of gain, loss or expense for the Performance Period determined to be extraordinary or unusual in nature or infrequent in occurrence;

(ii)

all items related to the disposal of a component of an entity or related to a change in accounting principles, as such are defined by generally accepted accounting principles and as identified in the Company’s audited financial statements, notes to such financial statements, in management’s discussion and analysis or any other filings with the Securities and Exchange Commission;

(iii)	impact from changes in accounting policies approved by the Audit Committee of the Board that were not contemplated in the initial Incentive Compensation targets;

(iv)	all items of gain, loss or expense for the Performance Period related to an exit activity as defined under current generally accepted accounting principles;

(v)	all items of gain, loss or expense for the Performance Period related to discontinued operations as defined under current generally accepted accounting principles;

(vi)	any profit or loss attributable to the business operations of any entity acquired or divested by the Company during the Performance Period;

(vii)

write-offs, accelerated depreciation or other operating expenses at the participating subsidiary level related to the testing of a new brand concept, not included in the original Incentive Compensation targets;

(viii)	impacts from unanticipated changes in legal or tax structure or unanticipated changes in jurisdictional tax rates of a participating subsidiary; and

(ix)	changes in applicable tax law.

Annual Incentive Compensation targets shall be established for Participants ranging from 0% to 300% of each Participant’s base salary (provided that the maximum projected adjustment that might be made during the Performance Period in the referenced amount of base salary of a Section 162(m) Executive is included in the initially established Performance Goal formula, so that no adjustment in base salary during the Performance Period could result in the loss of the otherwise available exemption of the Incentive Compensation under Section 162(m) of the Code). In the case of an award of Incentive Compensation to any Section 162(m) Executive, the terms of the objective formula or standard setting such targets must prevent any discretion from being exercised by the Committee to later increase the amount payable that would otherwise be due upon attainment of the targets, but may allow discretion to decrease the amount payable, including discretion that is exercised through the establishment of additional objective or subjective goals. Participants may earn their target Incentive Compensation if the business achieves the pre-established Performance Goals. The target Incentive Compensation percentage for each Participant will be based on the level and functional responsibility of his or her position, size of the business for which the Participant is responsible, and competitive practices. The amount of Incentive Compensation paid to Participants may range from zero to double their targets, based upon the extent to which Performance Goals are achieved or exceeded. Except as otherwise permitted by Section 162(m) of the Code, the minimum level at which a Participant will earn any Incentive Compensation, the level at which a Participant will earn the maximum Incentive Compensation of double the target, and the interpolation guidelines for calculating payments within that range must be established by the Committee, in writing, within forty-five (45) days after the commencement of any Performance Period based on the Spring or Fall selling season, and, for any other Performance Period, no later than the lesser of either ninety (90) days or the number of days equal to 25 percent of the Performance Period after the commencement of the Performance Period.

5. Committee Certification. As soon as reasonably practicable after the end of each Performance Period, and prior to the payment of any Incentive Compensation to a Section 162(m) Executive, the Committee shall certify, in writing, that the Performance Goals for such Performance Period were satisfied.

6. Payment of Incentive Compensation. The selection of Participants to whom Incentive Compensation shall actually be paid shall be conditioned upon each Participant’s continued employment with the Company through the last day of the Performance Period. The amount of the Incentive Compensation actually paid to a Participant for a Performance Period shall be such amount as determined by the Committee in its sole discretion, including zero, provided that the maximum aggregate actual payment for all Incentive Compensation awards payable to any Participant in any fiscal year of the Company shall be $15,000,000. For the purpose of calculating this fiscal year limit, the Award for any Performance Period of less than one year is deemed to be payable on the last day of the Performance Period, and the Award for any Performance Period of over one year is deemed to be payable ratably over the Performance Period. If, after amounts have been earned with respect to Incentive Compensation awards, the payment of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded for purposes of this limit. Subject to the last sentence of this Section 6 and to Section 11 below, Incentive Compensation shall be paid in cash at such times and on such terms as are determined by the Committee in its sole and absolute discretion, but in no event later than sixty (60) days following the end of the Performance Period to which such Incentive Compensation relates. To the extent provided by the Committee, in its sole discretion, the annual Incentive Compensation may be paid in the form of shares of Common Stock under the Company’s then-effective Stock Option and Performance Incentive Plan, or may be deferred under the Company’s then-effective Supplemental Retirement Plan, subject to the terms and conditions of such plans.

7. No Right to Bonus or Continued Employment; Clawback.

(a) Neither the establishment of the Plan, the provision for or payment of any amounts hereunder, nor any action of the Company, the Board or the Committee with respect to the Plan shall be held or construed to confer upon any person (a) any legal right to receive, or any interest in, an Incentive Compensation or any other benefit under the Plan or (b) any legal right to continue to serve as an officer or associate of the Company or any affiliate of the Company.

(b) If the Committee determines in good faith either that: (i) if required by applicable law with respect to a Participant or (ii) (x) a Participant engaged in fraudulent conduct or activities relating to the Company, (y) a Participant has knowledge of such conduct or activities or (z) a Participant, based upon the Participant’s position, duties or responsibilities, should have had knowledge of such conduct or activities, the Committee shall have the power and authority under the Plan to terminate without payment all outstanding incentive awards under the Plan. If required by applicable law with respect to a Participant or if a Participant described in (ii) above has been paid Incentive Compensation that is based on or results from such conduct or activities, such Participant shall promptly reimburse to the Company a sum equal to either an amount required by such law or the amount of such Incentive Compensation paid in respect of the year in which such conduct or activities occurred, as applicable.

8. Withholding. The Company shall have the right to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the payment of any Incentive Compensation. The Company shall also have the right to withhold from Incentive Compensation any amounts that may be required to be withheld from other taxable noncash compensation or taxable reimbursements payable to a Participant that may themselves have not been subjected to withholding at the time of payment.

9. Nontransferability. Except as expressly provided by the Committee, the rights and benefits under the Plan are personal to the Participant and shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer or other disposition.

10. Unfunded Plan. The Company shall have no obligation to reserve or otherwise fund in advance any amounts that are or may in the future become payable under the Plan. Any funds that the Company, acting in its sole and absolute discretion, determines to reserve for future payments under the Plan may be commingled with other funds of the Company and need not in any way be segregated from other assets or funds held by the Company. A Participant’s rights to payment under the Plan shall be limited to those of a general unsecured creditor of the Company.

11. Adoption, Amendment, Suspension and Termination of the Plan.

(a) Subject to the approval of the Plan by the Company’s stockholders, the Plan shall be effective for payments made with respect to Performance Periods that commence during the Company’s 2011 fiscal year and thereafter and shall continue in effect until terminated as provided below; provided, however, that no payment of Incentive Compensation may be paid to Section 162(m) Executives prior to approval of the Plan at the Company’s 2011 Annual Meeting of Stockholders. If the Plan is not approved by stockholders at the Company’s 2011 Annual Meeting of Stockholders, any awards granted under the Plan to Section 162(m) Executives shall be null and void and of no effect.

(b) Subject to the limitations set forth in paragraph (c) below, the Board may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Board may deem advisable, subject, with respect to any Section 162(m) Executive, to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code.

(c) No amendment, suspension or termination of the Plan shall, without the consent of the person affected thereby, materially, adversely alter or impair any rights or obligations under any Incentive Compensation previously awarded under the Plan, except to the extent any such action is undertaken to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

12. Governing Law. The validity, interpretation and effect of the Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of the State of Ohio, other than the choice of law rules thereof.

ADMITTANCE SLIP

2011 ANNUAL MEETING OF STOCKHOLDERS

Date, Time and Place of Meeting:

Date:	Thursday, May 26, 2011

Time:	9:00 a.m., Eastern Time

Place:	Limited Brands, Inc. Three Limited Parkway Columbus, Ohio 43230

Attending the Meeting:

Stockholders who plan to attend the meeting in person must bring this admittance slip and a photo identification to gain access. Because of necessary security precautions, bags, purses and briefcases may be subject to inspection. To speed the admissions process, stockholders are encouraged to bring only essential items. Cameras, camcorders or video taping equipment are not allowed. Photographs or video taken by Limited Brands at the meeting may be used by Limited Brands. By attending, you waive any claim or rights to these photographs.

For more information about attending the annual meeting, please visit the website at http://www.limitedbrands.com/investors or contact Limited Brands Investor Relations at (614) 415-7073.

LIMITED BRANDS, INC. CAROL DRESKA THREE LIMITED PARKWAY P.O. BOX 16000 COLUMBUS, OH 43230

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	For	Against	Abstain
01	Donna A. James	☐	☐	☐
02	Jeffrey H. Miro	☐	☐	☐	The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 year	2 years	3 years	Abstain
03	Raymond Zimmerman	☐	☐	☐	6	The advisory vote on the frequency of future advisory votes on executive compensation	☐	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.		For	Against	Abstain
2	The ratification of the appointment of the independent registered public accountants	☐	☐	☐	The Board of Directors recommends you vote AGAINST the following proposal:			For	Against	Abstain
3	The approval of the 2011 Stock Option Performance and Incentive Plan	☐	☐	☐	7	The stockholder proposal		☐	☐	☐
4	The approval of the 2011 Cash Incentive Compensation Performance Plan	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
5	The advisory vote on executive compensation	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)				☐
		Yes	No
Please indicate if you plan to attend this meeting		☐	☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)			Date

0000099677_1        R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The COMBINED Annual Report & Proxy Statement is/are available at www.proxyvote.com.

LIMITED BRANDS, INC.

This Proxy is Solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on May 26, 2011

The undersigned hereby appoints Leslie H. Wexner and Martyn R. Redgrave, and each of them, proxies, with full power of substitution, to vote for the undersigned all shares of Common Stock of Limited Brands, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 26, 2011 at 9:00 a.m., Eastern Time, and at any adjournments thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournments thereof.

SAID PROXIES ARE DIRECTED TO VOTE AS MARKED ON THE REVERSE SIDE AND IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THIS MEETING OR ANY ADJOURNMENTS THEREOF.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
(Continued and to be signed on reverse side)

0000099677_2        R1.0.0.11699